Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. OMISSIONS ARE IDENTIFIED AS [***]

NEITHER THIS DEBT INSTRUMENT NOR THE NOTES ISSUED IN CONNECTION HEREWITH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER (AS DEFINED BELOW) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO TREAS. REG. SECTION 1.1275-3: THIS DEBT INSTRUMENT IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. HOLDERS CAN OBTAIN INFORMATION REGARDING ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THIS DEBT INSTRUMENT BY CONTACTING THE TREASURER OF ISSUER AT 4400 BISCAYNE BOULEVARD, MIAMI, FL 33137.

NOTE PURCHASE AGREEMENT

Dated as of July 17, 2024

By and among

OPKO HEALTH, INC.,
as Issuer,

the Guarantors from time to time party hereto,

the various Purchasers from time to time party hereto,

HCR INJECTION SPV, LLC,
as Agent

TABLE OF CONTENTS

Page

ARTICLE I. CERTAIN DEFINITIONS         1

Section 1.01         Definitions         1

Section 1.02         Rules of Construction         40

Section 1.03         Rates         43

Section 1.04         Divisions         44

Section 1.05         Accounting Terms         44

Section 1.06         Suspension and Termination of Covenants         45

ARTICLE II. THE NOTES; DISBURSEMENT; CERTAIN FEES         46

Section 2.01         Notes Issuance         46

Section 2.02         Disbursement of Purchase Price         47

Section 2.03         No Right to Reborrow or Reissue         47

Section 2.04         Allocated Shares; Availability of Funds         47

ARTICLE III. REPAYMENT         48

Section 3.01         Amortization; Maturity Date         48

Section 3.02         Voluntary Prepayment         50

Section 3.03         Increased Cost         51

Section 3.04         Application of Prepayments         52

Section 3.05         General Provisions Regarding Payments         53

Section 3.06         Ratable Sharing         55

ARTICLE IV. INTEREST; EXPENSES; MAKING OF PAYMENTS         56

Section 4.01         Interest Rate; Payments of Interest         56

Section 4.02         [Reserved]         57

Section 4.03         Collection Account         57

Section 4.04         Application of Payments         58

Section 4.05         Default Rate         59

Section 4.06         Administration and Enforcement Expenses         59

Section 4.07         Making of Payments         59

Section 4.08         Set-off or Counterclaim         59

Section 4.09         Benchmark Replacement Setting         59

Section 4.10         Compensation for Losses         61

Section 4.11         Inability to Determine Rates         61

ARTICLE V. TAXES         62

Section 5.01         Taxes         62

Section 5.02         Receipt of Payment         65

Section 5.03         Other Taxes         65

Section 5.04         Indemnification         65

Section 5.05         Registered Obligation         65

Section 5.06         Tax Treatment         66

Section 5.07         Treatment of Certain Refunds         66

Section 5.08         Value Added Tax         67

ARTICLE VI. CLOSING CONDITIONS         67

Section 6.01         Conditions Precedent to the Initial Notes Issuance         67

ARTICLE VII. REPRESENTATIONS AND WARRANTIES         73

Section 7.01         Representations and Warranties of Note Parties         73

Section 7.02         Survival of Representations and Warranties         85

Section 7.03         Representations and Warranties of Purchasers         86

ARTICLE VIII. AFFIRMATIVE COVENANTS         87

Section 8.01         Maintenance of Existence         87

Section 8.02         Use of Proceeds         88

Section 8.03         Financial Statements and Information         88

Section 8.04         Books and Records; Audit Rights         90

Section 8.05         Governmental Authorizations         91

Section 8.06         Compliance with Laws and Contracts         91

Section 8.07         [Reserved]         92

Section 8.08         Notices         92

Section 8.09         Payment of Taxes         93

Section 8.10         Company in Breach         94

Section 8.11         Intellectual Property         94

Section 8.12         Security Documents; Further Assurances         95

Section 8.13         Information Regarding Collateral         96

Section 8.14         Additional Collateral; [***]         97

Section 8.15         Further Assurances         98

Section 8.16         Post-Closing Covenant         98

ARTICLE IX. NEGATIVE COVENANTS         98

Section 9.01         [***]         98

Section 9.02         Merger; Dispositions; Sale-Leasebacks         99

Section 9.03         Liens         100

Section 9.04         Investment Company Act         100

Section 9.05         Limitation on Additional Indebtedness         100

Section 9.06         Transactions with Affiliates         102

Section 9.07         ERISA         103

Section 9.08         Restricted Payments         103

Section 9.09         Investments         105

Section 9.10         [Reserved]         107

Section 9.11         Pari Passu Ranking         107

Section 9.12         Burdensome Agreements         107

Section 9.13         No Change in Fiscal Year; Auditor         107

Section 9.14         [Reserved].         107

Section 9.15         Centre of Main Interests and Establishment         107

Section 9.16         [Reserved].         107

Section 9.17         [Reserved]         107

Section 9.18         Tax         107

Section 9.19         Amendments to Organizational Documents; Material Contracts         107

Section 9.20         Plan Assets         108

Section 9.21         Nature of Business         108

Section 9.22         Impairment of Security Interest, Obligations and Royalty Interest and License Agreement         108

ARTICLE X. EVENTS OF DEFAULT         108

Section 10.01         Events of Default         108

Section 10.02         Right of Set-off; Sharing of Set-off         118

Section 10.03         Suspension Rights Upon Breach of Sanctions         118

Section 10.04         Control by Majority         118

Section 10.05         Limitation on Suits         119

Section 10.06         Rights Not Exclusive         119

ARTICLE XI. INDEMNIFICATION; EXPENSES         119

Section 11.01         Losses         119

Section 11.02         Assumption of Defense; Settlements         120

Section 11.03         Expenses         121

ARTICLE XII. MISCELLANEOUS         121

Section 12.01         Assignments         121

Section 12.02         Successors and Assigns         123

Section 12.03         Notices         123

Section 12.04         Entire Agreement         123

Section 12.05         Amendments and Waivers         123

Section 12.06         No Delay; Waivers; etc         125

Section 12.07         Severability         125

Section 12.08         Determinations         126

Section 12.09         Replacement of Note         126

Section 12.10         Governing Law         126

Section 12.12         Waiver of Jury Trial         127

Section 12.13         Waiver of Immunity         127

Section 12.14         Counterparts; Electronic Execution         127

Section 12.15         Limitation on Rights of Others         128

Section 12.16         Survival         128

Section 12.17         Confidentiality         128

Section 12.18         Certain ERISA Matters         129

Section 12.19         Patriot Act Notification         130

Section 12.20         Injunction Relief; Waiver of Stay, Extension or Usury Laws         130

Section 12.21         Third Parties         131

Section 12.22         Intent         131

Section 12.23         Judgment Currency         132

Section 12.24         Acknowledgement and Consent to Bail-In of Affected Financial Institutions         132

Section 12.25         English Language         133

ARTICLE XIII. AGENCY         133

Section 13.01         Appointment of Agent         133

Section 13.02         Powers and Duties         133

Section 13.03         General Immunity         134

Section 13.04         Agent Entitled to Act as Purchaser         135

Section 13.05         Delegation of Duties         136

Section 13.06         Purchasers’ Representations, Warranties and Acknowledgment         136

Section 13.07         Right to Indemnity         136

Section 13.08         Successor Agent         137

Section 13.09         Collateral Documents and Guaranty         138

Section 13.10         Agent May File Proofs of Claim         139

Section 13.11         All Powers Coupled With Interest         140

ARTICLE XIV. GUARANTY         140

Section 14.01         Guaranty of Obligations         140

Section 14.02         Payment by Guarantors         140

Section 14.03         Liability of Guarantors Absolute         140

Section 14.04         Waivers by Guarantors         143

Section 14.05         Guarantors’ Rights of Subrogation, Contribution, etc         143

Section 14.06         Subordination of Other Obligations         144

Section 14.07         Continuing Guaranty         144

Section 14.08         Authority of Guarantors or Issuer         144

Section 14.09         Financial Condition of Issuer         145

Section 14.10         Bankruptcy, etc         145

Section 14.11         Keepwell         146

Section 14.12         Limitation         146

Appendices

Appendix A         Allocated Share
Appendix B         Financial Test Calculations

Exhibits

Exhibit A         Form of Issuance Offer
Exhibit B         Form of Note
Exhibit C         Form of Closing Date Certificate
Exhibit D         Compliance Certificate
Exhibit E         Closing Checklist
Exhibit F         Instruction Letter

Schedules

Schedule 1.01         Liens

Schedule 1.01(a)         Amendments to License Agreement
Schedule 4          Collection Account
Schedule 6.01(d)         Organizational and Capital Structure
Schedule 7.01         Patents and Trademarks
Schedule 7.01(h)         Adverse Proceedings
Schedule 7.01(l)         Commissions or broker’s fees
Schedule 7.01(m)         Relevant non-U.S. Jurisdiction
Schedule 7.01(r)         Material Contracts
Schedule 7.01(s)         Principal Place of Business; Chief Executive Office
Schedule 7.01(t)         Other Names
Schedule 8.16         Post-Closing Covenants

Schedule 9.05         Indebtedness

Schedule 9.06         Affiliate Transactions

Schedule 9.09         Investments
Schedule 12.03         Notice Addresses

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of July 17, 2024, is entered into by and among OPKO HEALTH, INC., a Delaware corporation (“Issuer”), the Guarantors from time to time party hereto, the initial Purchasers that hold Notes issued hereunder (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”), HCR INJECTION SPV, LLC, a Delaware limited liability company (“HCRI SPV”), as administrative agent, collateral agent and security trustee for the Purchasers (in such capacities together with its successors and assigns in such capacities, the “Agent”).

RECITALS

WHEREAS, on the Closing Date the Issuer will issue, and the Purchasers on Appendix A will purchase, senior secured notes in an aggregate initial principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000), at the initial purchase price thereof (the “Purchase Price”) set forth beside such Purchaser’s name on Appendix A (the “Allocated Share”);

WHEREAS, as a condition precedent to the Closing Date, the Guarantors have agreed to secure the Obligations by granting to the Agent, for the benefit of the Secured Parties, a first priority Lien on the Collateral; and

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by the Parties as follows:

ARTICLE I.
CERTAIN DEFINITIONS

Section 1.01    Definitions. As used herein:

“Acceleration Trigger Date” has the meaning set forth in Section 10.01(3).

“Acceleration Trigger Event” has the meaning set forth in Section 10.01(3).

“Account Bank” means [***] such other bank or financial institution approved by each of the Agent and Issuer.

“Accreted Principal” has the meaning set forth in Section 3.01(d).

“Additional Notes” means, collectively, the notes issued by the Issuer and purchased by the Purchasers on an Issuance Date pursuant to Section 2.01(b), in the form of Exhibit B hereto, and also means all other notes accepted by any Purchaser from time to time in substitution therefor or renewal thereof, in each case, as such note may be reduced by any repayment, redemption or retirement thereof or increased pursuant to any payment and capitalization of Accreted Principal.

“Additional Notes Issuance” has the meaning set forth in Section 2.01(b).

“Additional Notes Offering” has the meaning set forth in Section 2.01(b).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that, if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least ten percent (10%) of the stock or shares having the right to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least ten percent (10%) of the equity interest with the power to direct the management and policies of such non-corporate entities. Unless otherwise stated, any usage of “Affiliate” herein means an Affiliate of Issuer.

“Agent” has the meaning set forth in the preamble hereto.

“Agent Expense Amount” means the reasonable and documented fees and out-of-pocket expenses of the Agent incurred in connection with the closing of this Agreement and the other Note Documents, including Attorneys’ Fees and expenses and expenses incurred in connection with Agent’s due diligence investigation. It being understood that, unless agreed otherwise with the Issuers, the fees and expenses to be paid by the Issuer on the Closing Date shall not [***] less any amounts paid by Issuer prior to the Closing Date.

“Aggregate Amounts Due” has the meaning set forth in Section 3.06.

“Agreement” has the meaning set forth in the preamble hereto.

“Allocated Share” has the meaning set forth in the recitals.

“Amortization Payments” has the meaning set forth in Section 3.01(a).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and Section E of Chapter 9 of the Israeli Penal Law, 1977 as well as any other Law, rule or regulations of any jurisdiction applicable to a Note Party concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all Laws, judgments, executive orders, decrees, ordinances, rules, regulations, statutes, case Law or treaties applicable to any Note Party or any of its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) and the Israeli Anti-Money Laundering Law, 2000.

“Applicable Law” means, with respect to any Person, all Laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicable Prepayment Price” means, as of any Prepayment Date, an amount equal to the aggregate Prepayment Price in respect of all of the outstanding Notes as of such Prepayment Date.

“Applicable Rate” means, as of any date of determination, the applicable rate per annum set forth below:

Term SOFR Note	Base Rate Note
Adjusted Term SOFR plus 7.50%	Base Rate plus 4.36%

Upon the occurrence and during the continuance of a Default or an Event of Default, the Applicable Rate shall be increased by two percent (2.00%) per annum above the rate set forth above for Base Rate Notes (the “Default Rate”).

“Assignee” means any other Person to which a Purchaser has assigned or is assigning its rights and obligations hereunder, whether in whole or in part.

“Attorneys’ Fees” means and shall include any and all attorneys’ fees that are incurred by Agent or any other Secured Party incident to, arising out of, or in any way in connection with Agent’s or other Secured Party’s interests in, or defense of, any action, claim, proceeding or Agent’s or other Secured Party’s enforcement of its rights and interests with respect to any Collateral or otherwise under any Note, or any Note Document, which shall include all attorneys’ fees incurred by the Agent and other Secured Parties (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or applicable Secured Party is a party thereto) whether or not a suit or action is commenced, and all costs in collection of sums due during any workout or with respect to settlement negotiations, or the cost to defend the Agent or other Secured Party or to enforce any of its rights, including, without limitation, during any Bankruptcy Event or other Insolvency Proceeding.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement; or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.09(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means (x) the U.S. Bankruptcy Code, or (y) equivalent legislation in any jurisdiction applicable to the Note Parties or their respective Subsidiaries.

“Bankruptcy Event of Default” means the occurrence of any condition or event set forth in Section 10.01(i).

“Bankruptcy Event” shall mean the occurrence of any of the following:

(a)    any Note Party or any of its Material Subsidiaries becomes insolvent within the meaning of 11 U.S.C. § 101(32) or Section 2 of the Israeli Insolvency Law or any other Debtor Relief Law applicable to any Note Party or any of its Material Subsidiaries;

(b)    any Note Party or any of its Material Subsidiaries generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its Indebtedness, or proposes a compromise or arrangement or deed of company between it and any class of its creditors;

(c)    any Note Party or any of its Material Subsidiaries commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal of such an assignment (or files a notice of its intention to do so);

(d)    any Note Party or any of its Material Subsidiaries institutes a proceeding seeking to adjudicate it as insolvent, or seeking liquidation, examinership, dissolution, winding-up, reorganization, restructuring, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any applicable Debtor Relief Law or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(e)    any Note Party or any of its Material Subsidiaries applies for the appointment of, or the taking of possession by, a receiver, examiner, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official (whether temporary or permanent) for it or any substantial part of its property;

(f)    any petition is filed, application made or other proceeding instituted against or in respect of any Note Party or any of its Material Subsidiaries:

(i)    seeking to adjudicate it as insolvent;

(ii)    seeking a receiving order against it;

(iii)    seeking liquidation, dissolution, examinership, winding-up, reorganization, restructuring, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any Law, now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv)    seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and, in each case, under this clause (f), such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof; provided that, if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against any Note Party or any of its Material Subsidiaries thereunder in the interim, such grace period will cease to apply; provided, further, that if any Note Party or any of its Material Subsidiaries files an answer admitting the material allegations of a petition filed against it in any such proceeding prior to such date, the grace period will cease to apply;

(g)    any Note Party or any of its Material Subsidiaries takes any action, corporate or otherwise, including, an affirmative vote by the board of directors (or equivalent management or oversight body) of any Note Party, to commence any Insolvency Proceeding or to approve, effect, consent to or authorize any of the actions described in clauses (a) through (f) above, or otherwise acts in furtherance thereof; or

(h)    any other event or circumstance occurs which, under applicable Debtor Relief Laws, has an equivalent effect to any of the events or circumstances referred to in the other clauses of this definition.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one half of one percent (½ of 1.00%), (c) four percent (4.00%) per annum, and (d) Term SOFR for a three (3)-month tenor in effect on such day plus one percent (1.00%) per annum. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or Term SOFR for any reason, the Base Rate shall be determined without regard to clause (b) or (d) above, as applicable, until the circumstances giving rise to such inability no longer exist. Each change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change is announced as being effective.

“Base Rate Note” means a Note bearing interest, at all times during an Interest Period applicable to such Note, at a rate of interest determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.09.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a)    the sum of (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points); or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Issuer (which alternate benchmark rate shall be administratively feasible as determined by the Agent) giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities; and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Note Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero (0)) that has been selected by the Agent and the Issuer (and which shall be administratively feasible as determined by the Agent) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body; or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note Document in accordance with Section 4.09; and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Note Document in accordance with Section 4.09.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means Agent and each Purchaser.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Blocked Account” means, collectively, any segregated deposit account established and maintained in the United States at the Account Bank and pledged as Collateral pursuant to the terms of the Collateral Documents and subject to a Control Agreement that is subject to the full dominion and “control” of the Agent within the meaning of Section 9-104 of the UCC.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Ireland are authorized or required by Applicable Law to remain closed.

“Calendar Quarter” means, for the first calendar quarter, the period beginning on the Closing Date and ending on the last day of the calendar quarter in which the Closing Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Capital Stock” of any Person means any and all shares, interests, memberships, ownership interest units, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, and including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, and including, if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive an interest in the profits and losses of, or distributions of property of, such limited liability company, in each case, whether outstanding on the date hereof or issued after the Closing Date, but excluding any debt securities convertible into or exchangeable into common stock unless and until they are converted or exchanged.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case, maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one (1) year after the date of the relevant calculation and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Purchaser or by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than Five Hundred Million Dollars ($500,000,000); and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than Five Billion Dollars ($5,000,000,000), and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than [***] of the Capital Stock of Issuer entitled to vote (through contract, ownership of voting securities or otherwise) for members of its board of directors on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) at any time, Issuer shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of the aggregate voting and economic power of the Capital Stock of each other Note Party free and clear of all Liens (except Permitted Liens); (c) any “change of control,” “Fundamental Change” or similar event shall occur under, and as defined in or set forth in the documents evidencing or governing the Capital Stock of Issuer, the License Agreement or any agreement in connection therewith, any Material Indebtedness or Material Contract of any of the Note Parties, in each case, to the extent it would result in any event of default, optional or mandatory repayment or payment obligation by any of the Note Parties (or equivalent) in connection with such event; or (d) the sale, transfer or other Disposition of all or a substantial portion of the assets of any Note Party (other than pursuant to a transaction expressly permitted under this Agreement); provided that a Change of Control shall not be deemed to have occurred for purposes of clause (a) or, to the extent related to an event of the type specified in clause (a), clause (c) of this definition, if, contemporaneously with the occurrence of any such event with respect to the Issuer, (x) the Issuer (or any successor or assignee thereof or any purchaser or other transferee of all or substantially all of the assets thereof) has assumed all obligations, liabilities and duties of Issuer under this Agreement and the other Note Documents and the License Agreement pursuant to written agreements in form and substance satisfactory to Agent in its sole discretion, (y) to the extent [***], the Issuer has provided evidence satisfactory to the Agent that the [***], and (z) provide such other agreements, documentation and information as Agent may reasonably request (including, without limitation, the information specified in Section 6.01(k)). For the avoidance of doubt, any [***] without the consent of the Agent shall be deemed to be a Change of Control.

“Closing Date” means July 17, 2024.

“Co-owned Patents” means the Patents owned by Israeli Guarantor and a Third Party.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the tangible and intangible assets and property of the Note Parties, including all personal, intangible (including Intellectual Property rights) and mixed property, leases, rents, rights, powers, benefits, privileges, remedies, and interests therein and proceeds thereof, whether now owned or hereafter acquired, in or upon which Liens are purported to be granted pursuant to any of the Collateral Documents and/or other Note Documents as security for the Obligations.

“Collateral Documents” means each Israeli Security Document, the Irish Security Document, each U.S. Security Agreement, each Control Agreement, each IP Security Agreement and each acknowledgement with respect to any such agreements, and all other instruments, powers of attorney, intercompany notes, allonges, certificates, documents, agreements, acknowledgements, collateral assignments, notices and filings delivered in connection with the Collateral, this Agreement or any of the other Note Documents in order to grant to (or evidence the grant of) Agent, for the benefit of Secured Parties, a Lien on any assets, rights, powers, benefits, privileges, remedies and interests of that Note Party as security for the Obligations or the Guaranteed Obligations or that provides information with respect to the assets of each Note Party.

“Collection Account” that certain Blocked Account described on Schedule 4 of this Agreement maintained with [***] and established solely for the purpose of receiving remittance of royalty receivables of Irish Guarantor pursuant to the License Agreement and disbursement thereof as provided herein, and any successor Collection Account entered into in accordance with Section 4.03 and the related Control Agreement.

“Commercialization” means, on a country-by-country basis, any and all activities with respect to the distribution, marketing, detailing, promotion, selling and securing of reimbursement of the Licensed Product in the Territory, which shall include, as applicable, post-marketing approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling the Licensed Product, importing, exporting or transporting the Licensed Product for sale, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Compliance Certificate” means a certificate of the chief financial officer or the treasurer or other similar financial officer of the Issuer substantially in the form attached as Exhibit D.

“Confidential Information” means any and all technical and non-technical non-public information provided by either Party to the other (including, without limitation, any notices or other information provided pursuant to Section 8.08), either directly or indirectly, whether in graphic, written, electronic or oral form, and marked or identified at the time of disclosure as confidential, or which by its context would reasonably be deemed to be confidential, including without limitation information relating to a Party’s revenues, net sales, costs, technology, products and services, and any business, financial or customer information relating to a Party. Confidential Information shall not include any information that a Party can demonstrate was: (i) known to the general public at the time of its disclosure to such Party or its Affiliates, or thereafter became generally known to the general public, other than as a result of actions or omissions of the receiving Party, its Affiliates, or anyone to whom the receiving Party or its Affiliates disclosed such portion; (ii) known by the receiving Party or its Affiliates prior to the date of disclosure by the disclosing Party; (iii) disclosed to the receiving Party or its Affiliates on an unrestricted basis from a source unrelated to the disclosing Party and not known by the receiving Party or its Affiliates to be under a duty of confidentiality to the disclosing Party; or (iv) independently developed by the receiving Party or its Affiliates by personnel that did not use the Confidential Information of the disclosing Party in connection with such development. For clarity, this Agreement shall supersede the Confidentiality Agreement and the Confidentiality Agreement shall cease to be of any force and effect following the execution of this Agreement; provided, however, that all information falling within the definition of “Confidential Information” set forth in the Confidentiality Agreement shall also be deemed Confidential Information disclosed pursuant to this Agreement, and the use and disclosure of such Confidential Information following the date of this Agreement shall be subject to the provisions of Section 12.17.

“Confidentiality Agreement” means that certain Non-Disclosure and Confidential Information Agreement, dated as of January 24, 2020, by and between HealthCare Royalty Management, LLC and Issuer, as amended.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Term SOFR,” the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of issuance offers or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the (x) Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Note Documents, and (y) the Agent determines is administratively feasible).

“Contract” means any agreement, contract, lease, commitment, license and other arrangement that is legally binding.

“Contribution Agreements” means, collectively, (a) [***]; and (b) the [***].

“Control Agreement” shall mean, with respect to Collateral consisting of any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among, the Agent, the financial institution or other person at which such account is maintained or with which such entitlement or contract is carried and the Note Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Agent; it being understood that other than with respect to the Collection Account (which shall be a blocked account subject to Agent’s full dominion and control within the meaning of Section 9-104 of the UCC as of the Closing Date), any reference to a Control Agreement shall mean a Control Agreement subject to springing dominion pursuant to which the applicable Note Party shall maintain control unless and until the notice of springing control has been given by Agent to the financial institution or other person at which such account is maintained or with which such entitlement or contract is carried.

“Covenant Expiration Date” means the first date following the Closing Date on which the Purchasers shall have collectively received aggregate cash payments in respect of the Notes (whether such payments constitute payments of principal, interest or otherwise) in an aggregate amount equal to the aggregate original principal amount of the Notes issued hereunder (without giving effect to any PIK Interest added to the principal amount of the Notes following the Closing Date).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans.

“Debtor Relief Laws” means the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, stay of proceedings, rearrangement, arrangement, compromise, receivership (whether temporary or permanent), insolvency, examinership, reorganization, or similar debtor relief Laws (including applicable provisions of any corporate laws) of the United States or any state thereof or Ireland, Israel or any other applicable jurisdictions from time to time in effect.

“Default” means any condition or event which constitutes an Event of Default or which, with the giving of notice or the lapse of time or both (in each case, to the extent described in the relevant sub-clauses of the definition of “Event of Default”) would, unless cured or waived, become an Event of Default.

“Deficiency Amount” has the meaning set forth in Section 3.01(d).

“Disposition” means the sale, license, lease or sublease (as lessor or sublessor), sale and leaseback, assignment or other conveyance, transfer, license or sublicense or other Return on Capital, liquidity event, disposition or other exchange of any property for value by any Note Party or any of its Subsidiaries to any Person (including any issuance of Capital Stock by a Subsidiary of any Note Party) of any asset, property (real property, mixed or otherwise) or right of any Note Party or any of its Subsidiaries (including the loss, destruction or damage of any of the foregoing or any actual or threatened condemnation, confiscation, requisition, seizure or taking of any of the foregoing), in one transaction or a series of transactions. For purposes of clarification, “Disposition” shall include, without limitation, (a) any sale or other disposition for value of the License Agreement or any other contracts, (b) any early termination or modification of the License Agreement or any other contract resulting in the receipt by any Note Party or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), (c) any sale of accounts receivable (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto including with respect to any fee income)) by any Note Party or any of its Subsidiaries, (d) any sale or other disposition for value of any Capital Stock owned by any Note Party or any of its Subsidiaries, or (e) any sale or disposition of one or more of the material assets, a line of business, a division, a project or a substantial portion of the assets or properties of any Note Party or any of its Subsidiaries or any similar transactions.

“Dispute(s)” means any opposition, interference, reexamination, injunction, claim, suit, action, citation, summons, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding, claim or inter partes review (other than standard patent prosecution before a Patent Office).

“Disqualified Capital Stock” of any Person means any class of Capital Stock of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event (other than a Change of Control) or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is ninety-one (91) days after the Maturity Date; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“Dollars” or “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the economies of member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Enhanced Cooperation Event” has the meaning set forth in Section 1.06.

“Enhanced Cooperation Period” has the meaning set forth in Section 1.06.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Note Party and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Section 414(m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (b) any failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Pension Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Pension Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) any incurrence by Issuer, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (d) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (e) any incurrence by Issuer, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan, or the receipt by Issuer, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (f) any receipt by Issuer, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Issuer, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical or declining status within the meaning of Title IV of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (h) any filing of a notice of intent to terminate any Pension Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan, or the termination of any Pension Plan under Section 4041(c) of ERISA.

“Event of Default” has the meaning given to such term in Section 10.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient, (i) any Taxes imposed on (or measured by) net income (however denominated), branch profits Taxes, or any franchise or similar Taxes imposed in lieu thereof, imposed by any Governmental Authority, in each case (x) as a result of such Recipient being organized under the laws of, or having its principal office or its applicable funding office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (y) that are Other Connection Taxes; (ii) in the case of a Purchaser, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Note pursuant to a Law in effect on the date on which (A) such Purchaser acquires such interest in the applicable Note, or (B) such Purchaser changes its funding office, except in each case, to the extent that amounts with respect to such Taxes were payable under Section 5.01 either to such Purchaser’s assignor immediately before such Purchaser acquired such interest in the applicable Note or to such Purchaser immediately before it changed its funding office; (iii) any Tax that is attributable to such Recipient’s failure to comply with Section 5.01(b); and (iv) any Tax withheld pursuant to FATCA.

“Existing Unsecured Convertible Notes” means the 3.000% Convertible Notes (2033), the 4.500% Convertible Notes (2025) and the 3.750% Convertible Notes (2029).

“Exit Fee” shall have the meaning given to such term in the Closing Date Fee Letter.

“Exploit” means, with respect to the Licensed Product, the manufacture, use, sale, offer for sale (including marketing and promotion), importation, distribution or other Commercialization; and “Exploitation” shall have the correlative meaning.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related laws, regulations or official administrative guidance) implementing the foregoing.

“FCPA” means the United States Foreign Corrupt Practices Act.

“FDA” means the United States Food and Drug Administration.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate; and (b) zero percent (0%).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means (a) that certain fee letter dated as of the Closing Date, entered into by the Issuer and the Agent (as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Closing Date Fee Letter”); and (b) each other fee letter entered into on or after the Closing Date by and among Issuer and the Persons party thereto and delivered in connection with the transactions contemplated by this Agreement or by any of the other Note Documents, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Financial Statements” means, collectively, (a) the consolidated balance sheets of the Issuer and its Subsidiaries, audited at December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020 and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity of the Issuer and its Subsidiaries, audited for the years ended December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020 and the accompanying notes thereto, as filed within Forms 10-K with the SEC; and (b) the consolidated balance sheets of the Issuer and its Subsidiaries at March 31, 2024, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity of the Issuer and its Subsidiaries, for the fiscal quarter ending March 31, 2024, as filed within Form 10-Q with the SEC.

“Financial Test Failure Event” means, as of any Test Date occurring prior to the Covenant Expiration Date, the occurrence of either (a) the Tangible Net Worth, as of such date, being less than [***]; or (b) the Quick Ratio, as of such date, [***]. For the purposes of this definition of “Financial Test Failure Event,” the Tangible Net Worth and Quick Ratio as of any date shall, to the extent applicable, be determined in accordance with Section 1.06(f).

“Floor” means a rate of interest equal to four percent (4.00%).

“Foreign Purchaser” means any Purchaser which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect as of the relevant date of determination. It being understood that in the event such principles change after the Closing Date in a manner which affects compliance with this Agreement by the Note Parties (including without limitation in the determination of payments in respect of the Included Royalty Interest), such change shall be ignored for the purpose of determining such compliance with the Note Documents unless and until agreed otherwise with the Agent.

“General Event of Default” means the occurrence of any condition or event set forth in Section 10.01 (other than a Bankruptcy Event of Default or Specified Event of Default).

“Governmental Authority” means the government of the United States, Ireland, Israel or any other nation or any political subdivision thereof, whether state, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any permit, certificate, license, registration, authorization, clearance, plan, directive, consent order or consent decree, or approval of or from any Governmental Authority and any accreditation issued or granted by an accrediting organization.

“Grant” means any grant, funding, incentive, subsidy, award, loan, participation, exemption, cost sharing arrangement, reimbursement arrangement, relief or other support or benefit (including, but not limited to, Tax benefits).

“Guarantee” means, as to any Person: (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.

“Guaranteed Obligations” has the meaning given to such term in Section 14.01.

“Guarantor” means, collectively, the Irish Guarantor, the Israeli Guarantor and any other Person who joins this Agreement as a guarantor from time to time.

“Guaranty” means the guaranty of each Guarantor set forth in Article XIV.

“HCRI SPV” shall have the meaning set forth in the preamble hereto.

“IIA” means the Israeli Innovation Authority (formerly known as the Office of the Chief Scientist), being part of the Israeli Ministry of Innovation, Science and Technology.

“Included Royalty Interest” means, with respect to each Calendar Quarter, all payments on account of the Royalty Interest received (or receivable) by the Note Parties and/or their Affiliates during such Calendar Quarter.

“Indebtedness” with respect to any Person means (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than current trade payables which are not overdue by more than ninety (90) days); (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement(s) with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all obligations, contingent or otherwise, of such Person in respect of letters of credit, banker’s acceptances or similar extensions of credit; (vi) any capitalized lease; (vii)  any obligations with respect to Disqualified Capital Stock; (viii)  indebtedness of a third party secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed (but only to the extent of such Lien); (ix) net amounts owing pursuant to an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement; (x) a reimbursement obligation under a letter of credit issued for the account of such Person; or (xi) all Guarantees with respect to Indebtedness of the types specified in clauses (i) through (x) above of another Person. For the avoidance of doubt, the Indebtedness of any Person shall include the Indebtedness of any other entity to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and whether or not such Indemnitee is required by Applicable Law to be involved therein, and any fees or expenses actually incurred by Indemnitees in enforcing the indemnity provided herein), whether direct, indirect or consequential, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Note Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Note Documents (including any sale of, collection from, or other realization upon any of the Collateral)).

“Indemnified Taxes” means all (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any the Note Party under any Note Document; and (ii) Other Taxes.

“Indemnitee” means Agent, each Purchaser, their respective Affiliates and their respective officers, partners, directors, trustees, employees, agents and controlling Persons.

“Indemnitee Related Party” has the meaning given to such term in Section 13.07.

“Initial Notes” means, collectively, the notes issued by the Issuer and purchased by the Initial Purchasers on the Closing Date pursuant to Section 2.01(a), in the form of Exhibit B hereto, and also means all other notes accepted by any Purchaser from time to time in substitution therefor or renewal thereof, in each case, as such note may be reduced by any repayment, redemption or retirement thereof or increased pursuant to any payment and capitalization of Accreted Principal.

“Initial Notes Issuance” has the meaning set forth in Section 2.01(a).

“Initial Purchaser” has the meaning given to such term in the preamble hereto.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any Debtor Relief Laws (domestic or foreign), including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors or proceedings seeking reorganization, arrangement or other relief.

“Intellectual Property” means all intellectual property covering the sale, manufacture, use, importation or marketing of the Licensed Product including but not limited to the Product Patents, License Agreement and any other Patents, other Patent applications, and know-how, necessary or useful for the Exploitation of the Licensed Product, in each case, that is owned or controlled (and if controlled, only to the extent of control) by a Note Party during term of this Agreement.

“[***]” means that [***].

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement, dated as of the Closing Date, by and among the Note Parties and their Subsidiaries in favor of the Agent for the benefit of the Secured Parties.

“Interest Only Period” means the period beginning on the Closing Date and ending on the fourth (4th) annual anniversary thereof.

“Interest Payment Date” means, with respect of each of the Notes, (i) August 20, 2024, and each November 20, February 20, May 20 and August 20 occurring thereafter (or if any such day is not a Business Day, on the next succeeding Business Day); and (ii) the Maturity Date.

“Interest Period” means, in connection with a Notes Issuance, an interest period of three (3) months, unless the Agent agrees otherwise in its sole discretion, (a) initially, commencing on the Issuance Date thereof; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Notes Issuance initially shall be the date on which such Notes Issuance is made and thereafter shall be the effective date of the most recent conversion or continuation of the Note issued in connection with such Notes Issuance.

“Investment” means (a) any direct or indirect purchase or other acquisition by any Person or any of its Subsidiaries of, or of a beneficial interest in, any of the Capital Stock, securities or evidence of Indebtedness of any other Person (other than a Note Party); (b) any direct or indirect loan, advance, investment or capital contributions by any Person or its Subsidiaries to any other Person (other than a Note Party), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; (c) any Guarantee by a Person or any of its Subsidiaries of any obligations of another Person; and (d) any direct or indirect acquisition by a Person or any of its Subsidiaries. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means: (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and the Subsidiaries of the Issuer; (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“IP Security Agreement” means each intellectual property security agreement or other security agreement, entered into from time to time by a Note Party in favor of the Agent (on behalf of the Secured Parties) with such changes as approved by the Agent, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Irish Guarantor” means Eirgen Pharma Limited, a private limited company incorporated under the laws of Ireland.

“Irish Security Documents” means the Irish law security deed between the Issuer and the Security Trustee (on behalf of the Secured Parties), creating an Irish law charge over the Issuer’s rights in respect of the License Agreement and the Blocked Account.

“Israeli Companies Law” means the Israeli Companies Law, 1999 and any regulations promulgated thereunder.

“Israeli Encouragement of Capital Investments Law” means the Israeli Law for Encouragement of Capital Investments, 1959 and any regulations promulgated thereunder.

“Israeli Encouragement of Industrial R&D Law” means Israeli Encouragement of Industrial Research and Development Law, 1984 and any regulations promulgated thereunder.

“Israeli Fixed Charge Pledge” means the Israeli law fixed charge debenture, dated as of the Closing Date, by and between the Israeli Guarantor and the Agent, creating, among others, an Israeli law fixed charge over Israeli Guarantor’s assets in favor of the Agent (on behalf of the Secured Parties) and securing the Guaranteed Obligations.

“Israeli Guarantee Law” means the Israeli Guarantee Law, 1967 and any regulations promulgated thereunder.

“Israeli Guarantor” means OPKO Biologics Ltd., a private company incorporated under the laws of the State of Israel, with company registration number 51-310520-5.

“Israeli Income Tax Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961 and any regulations promulgated thereunder.

“Israeli Insolvency Law” means the Israeli Insolvency and Economic Rehabilitation Law, 2018 and any regulations promulgated thereunder.

“Israeli Investment Center” means the Investment Center of the Israeli Ministry of Economy (formerly, the Israeli Ministry of Industry, Trade and Labor) established under the Israeli Encouragement of Capital Investments Law.

“Israeli Security Documents” means the Israeli Fixed Charge Pledge and any other Israeli law governed Collateral Documents entered into from time to time.

“Israeli Tax Dispute” means (a) Tax Appeal 66372-01-23 filed by the Israeli Guarantor in the Haifa District Court appealing a tax order issued on December 29, 2022, in respect of tax years 2014-2017; and (b) Tax Appeal 45307-05-24 filed by the Israeli Guarantor in the Haifa District Court appealing a tax order issued on April 18, 2024, in respect of tax years 2018-2020.

“Issuance Date” means the date of issuance of any Note.

“Issuance Offer” means an offer substantially in the form of Exhibit A or such other form as agreed by the Agent, specifying, among other things, (a) the name of the Issuer; (b) the requested date of the issuance of any Note; (c) the purchase price of the Notes to be purchased; (d) the use of proceeds of the sale by Issuer of the Note (which must be a purpose permitted by Section 8.02); and (e) the account to which the proceeds of the Notes Issuance should be directed.

“Issuer” shall have the meaning set forth in the preamble hereto.

“Jointly-Owned Patents” means the Patents owned by Israeli Guarantor jointly with Licensee.

“Knowledge” means, with respect to any Person or its Subsidiaries, the actual knowledge of any Senior Officer or other responsible officer of such Person, or to the extent such officer does not exist, the actual knowledge of another person with similar responsibility, regardless of title, of any such Person, relating to a particular matter.

“Law” means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, administrative pronouncement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance, guideline or permit of, or any agreement with, any Governmental Authority.

“License Agreement” means the Amended and Restated Development and Commercialization License Agreement, dated as of May 12, 2020, by and between Licensee and Irish Guarantor (as assignee of OPKO Ireland Ltd.), together with such amendments or other modifications thereto (including the amendments set forth on Schedule 1.01(a)), as assigned, transferred and contributed to Irish Guarantor pursuant to the Contribution Agreements.

“Licensed Product” means the “Licensed Product” as such term is defined in the License Agreement.

“Licensee” means Pfizer Inc., a Delaware corporation, or any successor thereto, a party to the License Agreement.

“Lien” means (a) with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, encumbrance, hypothec, deed of trust, assignment license or sublicense, title retention lien, charge, cautionary note or other security interest of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof and any option, trust or other preferential arrangement having the practical effect of any of the foregoing), whether arising by contract, as a matter of law, by judicial process or otherwise, and whether or not filed or otherwise recorded; and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock.

“Liquid Assets” means as of any date of determination, (i) cash, (ii) Cash Equivalents, (iii) Investment Grade Securities, and (iv) accounts receivable (net of appropriate loss and other reserves therefor) and other liquid Investments that in each case can be converted into cash within thirty (30) days (as evidenced by (i) such Investment being listed on the Nasdaq, the New York Stock Exchange or another national exchange; or (ii) regularly traded in other recognized markets and subject to price quotes from an approved pricing service); provided that Liquid Assets shall not include Investments that are subject to restrictions on the Subsidiaries’ distributing the proceeds thereof to the Issuer or any Guarantor and shall not include assets pledged pursuant to reverse repurchase agreement transactions or factoring transactions or similar.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary; or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person in which the aggregate consideration (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar contingent payments not yet earned, due and payable unless and until such payments become Indebtedness on the balance sheet of the Issuer in accordance with GAAP) and all other consideration however characterized payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) for such acquisition or series of acquisitions [***].

“Material Adverse Effect” means a material adverse effect on (a) the business operations, properties, assets, condition (financial or otherwise) or liabilities of the Note Parties and their Subsidiaries taken as a whole; (b) the ability of any Note Party to fully and timely perform its obligations under any Note Document to which it is a party; (c) the legality, validity, binding effect, or enforceability against a Note Party of a Note Document to which it is a party; (d) the validity, perfection or priority of Agent’s Liens on the Collateral (other than, in the case of this clause (d), to the extent resulting solely from the action or inaction of the Agent); or (e) the rights, remedies and benefits available to, or conferred upon, any Agent or Purchaser or any other Secured Party under any Note Document (other than, in the case of this clause (e), to the extent resulting solely from the action or inaction of the Agent). It being understood that [***] under Section 9.3 or 9.5.1 thereof.

“Material Contract” means (a) the License Agreement, (b) the Existing Unsecured Convertible Notes, and (c) any Contract to which any Note Party, as the case may be in the context in which used, is a party or any of the respective assets or properties of any Note Party are bound or committed (other than the Note Documents) and for which any breach, violation, nonperformance or early cancellation would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Material Contracts as of the Closing Date are identified on Schedule 7.01(r).

“Material Contract Counterparty” means a counterparty to any Material Contract.

“Material Disposition” means any sale, transfer or other Disposition, or a series of related sales, transfers or other Dispositions, of (a) all or substantially all the issued and outstanding Capital Stock in any Subsidiary that are owned by the Issuer or any Subsidiary, or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of or a license or other Disposition of all of the intellectual property relating to a business line or product line or product) any Person (other than (x) the sale of goods entered into in the ordinary course of business, and (y) sales pursuant to any other ordinary course commercial contract, undertaking or similar agreement that by its terms may be terminated or canceled by such Person in the ordinary course of business upon less than sixty (60) days’ prior notice and without penalty or premium for which the breach, loss or termination of such contract would not reasonably be expected to result in a Material Adverse Effect); provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) [***].

“Material Indebtedness” means the Existing Unsecured Convertible Notes and any other Indebtedness (other than the Obligations under the Note Documents) of any one (1) or more of the Issuer and its Subsidiaries in an aggregate principal amount of [***] or more.

“Material Restricted Payment” means any Restricted Payment, or a series of related Restricted Payments, made by any one or more of the Issuer and its Subsidiaries in an amount in excess of [***].

“Material Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” under Rule 1-02(w) of Regulation S-X; provided that, in any event, each of the Guarantors shall be Material Subsidiaries.

“Maturity Date” means July 17, 2044.

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Milestone Payments” means all amounts payable by the Licensee pursuant to Section 5.2 of the License Agreement.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Issuer, any of its Subsidiaries or an ERISA Affiliate.

“Net Sales” means “Net Sales” as such term is defined in the License Agreement.

“[***]” has the meaning set forth in [***].

“Note Documents” means this Agreement, each Note, each Collateral Document, each Fee Letter, the Intercompany Subordination Agreement, the Contribution Agreements, each Instruction Letter, the Process Agent Appointment Letters, and all other fee letters, side letters, certificates, notes, allonges, joinders, counterpart agreements, guaranty documents, subordination agreements, intercreditor agreements, mortgages, instruments, powers of attorney, process agent appointment letters, notices or agreements executed and delivered from time to time by a Note Party for the benefit of the Agent or any Purchaser in connection herewith in connection with the other Note Documents.

“Note Party” means the Issuer and the Guarantors.

“Notes” means, collectively, the Initial Notes and any Additional Notes.

“Notes Issuances” means an Initial Notes Issuance or an Additional Notes Issuance, as the context may require.

“Notices” means, collectively, notices, consents, approvals, reports, designations, requests, waivers, elections and other communications.

“Obligations” means all obligations of every nature of the Note Parties from time to time owed to the Agent (including any former Agent), the Purchasers or other Secured Parties or any one of them, under any Note Document, regardless of how such obligation arises or by what agreement or instrument it may be evidenced, whether or not it is or may be direct, indirect, matured, unmatured, absolute, contingent, primary, secondary, liquidated, unliquidated, disputed, undisputed, joint, joint and several, legal, equitable, secured or unsecured, and whether or not any claim for such Indebtedness, liability or obligation is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law. Without limiting the generality of the foregoing, the Obligations of the Issuer and, if applicable, the other Note Parties include (a) the obligation (irrespective of whether a claim therefor is allowed in a proceeding under any Debtor Relief Law) to pay principal, interest, fees, (including, without limitation, any Exit Fee or Prepayment Premium (if applicable) and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance), origination fee and/or Attorneys’ Fees), and disbursements, indemnities and other amounts payable by such Person under the Note Documents; (b) the obligation to pay all costs and expenses incurred by the Agent and/or any other Secured Parties to obtain, preserve, perfect and enforce the Liens granted to the Agent and/or any other Secured Party pursuant to any Note Documents and to maintain, preserve and collect the property subject to such Liens, including but not limited to all reasonable attorneys’ fees and expenses of any Secured Party to enforce any Obligations whether or not by litigation, in each case, as required to be repaid by the Issuer in any Note Document; (c) the obligation to reimburse any amount in respect of any of the foregoing that any Secured Party may elect to pay or advance on behalf of the Note Parties in accordance with the terms of this Agreement or any other Note Document; (d) the obligation of the Note Parties under the Collateral Documents to reimburse the Agent for any amount incurred in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Agent under the Collateral Documents, or (iii) the failure by any Note Party to perform any of the provisions of any Collateral Document; and (e) Surviving Obligations. It is understood that “Obligations” shall include, without limitation, the obligation of the Note Parties to pay amounts under the Note Documents necessary for the Purchasers to achieve the Prepayment Price and that such obligations exist as of the Closing Date and, if such obligations increase after such date due to additional extensions of credit being made by or advanced by or on behalf of the Secured Parties, such increases occur at the time that the additional extensions of credit are made or deemed made by the Secured Parties and in all other events prior to the time when the Notes and other Obligations are accelerated by operation of law or otherwise become due as result of a Prepayment Event (the “Base Return Principal”).

“Obligee Guarantor” has the meaning set forth in Section 14.06.

“Office” means, for each Person, such Person’s office as set forth in Section 12.03, or such other office, address, or bank account as such Person may from time to time designate in writing to Issuer, Agent and each Purchaser.

“Organizational Document” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation, each certificate of name change, memorandum of association and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person and, where such limited liability company is incorporated under Irish law, the certificate of incorporation and the constitution, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, and (v) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or other Note Document).

“Other Taxes” has the meaning set forth in Section 5.03.

“Owned Patents” means the Patents owned by Israeli Guarantor.

“Party” and “Parties” means the parties to this Agreement from time to time, individually and collectively.

“Patent” means any and all issued patents and pending patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), whether in or related to the United States or any foreign country or other jurisdiction.

“Patent Office” means the respective patent office (foreign or domestic) for any patent.

“Patent Rights” has the meaning set forth the License Agreement.

“Patriot Act” means the USA Patriot Act, Public Law No. 107-56.

“Payment in Full,” “payment in full,” “paid in full,” “repaid in full,” “prepaid in full” or any other term or word of similar effect used in this Agreement or any other Note Document means the indefeasible payment in full in cash of all Obligations in immediately available funds in Dollars (including any Exit Fee or Prepayment Premium (if any)) (other than yet unasserted contingent indemnification obligations) and the termination of the Note Documents in writing.

“Payments” means due and owing payments of Amortization Payments and interest (each under Section 4.04 hereof), including, in each case, any default, additional interest, Exit Fee, or Prepayment Premium or other prepayment premium charged hereunder.

“Pension Plan” means any “employee benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and that is maintained or contributed to by Issuer, any of its Subsidiaries or any ERISA Affiliate or to which Issuer, any of its Subsidiaries or any ERISA Affiliate has or could reasonably be expected to have an obligation to contribute.

“Permitted Holders” means (a) Phillip Frost, M.D., and (b) any entities directly or indirectly controlled by Phillip Frost, M.D. or established for the benefit of Phillip Frost, M.D. or his descendants or spouses or charities.

“Permitted Liens” means:

(a)    Liens created pursuant to any Note Document;

(b)    Liens securing the claims of materialmen, mechanics, carriers, landlords, warehousemen and similar Persons, and attachment, judgment and other similar Liens arising in connection with court proceedings so long as the enforcement of such Liens is effectively stayed and the judgment claims secured thereby do not otherwise constitute a Bankruptcy Event of Default and adequate reserves have been set aside therefor in accordance with GAAP;

(c)     (i) other than in respect of Intellectual Property and other assets or properties that are the subject of the License Agreement, leases, subleases, licenses or sublicenses of the assets or properties of any Note Party thereof, in each case, entered into in the ordinary course of business and not interfering in any material respect with the business of any Note Party, and (ii) the License Agreement and any New Arrangement or other license replacing the License Agreement in accordance with Section 8.14(b); provided that, in the case of any such replacement license under this clause (ii), all consents and other actions necessary or desirable to pledge an interest in such replacement licenses and any products or proceeds thereof for the benefit of the Agent have been taken;

(d)    (i) inchoate Liens for ad valorem property Taxes not yet delinquent, and (ii) Liens in respect of Taxes to the extent such Taxes are being contested in good faith by appropriate proceedings and, in each of clauses (i) and (ii), provided that adequate reserves are set aside therefor in accordance with GAAP;

(e)    banker’s liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions in the ordinary course of business; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by any Note Party in excess of those required by applicable banking regulations;

(f)    Liens in existence on the Closing Date and set forth on Schedule 1.01 and any modifications, renewals, refinancings or extensions thereof, provided that (i) the property covered thereby is not changed (other than after-acquired property that is affixed or incorporated in to the property covered and other than proceeds and products thereof), (ii) the amount secured or benefited thereby is not increased (other than by the amount of any fees, expenses or premiums incurred in connection with such modification, renewal, refinancing or extension and any such related Indebtedness is expressly permitted hereunder), and (iii) any modification, renewal, refinancing or extension of the obligations secured or benefited thereby, to the extent constituting Indebtedness, is permitted by Section 9.05;

(g)    Liens which secure purchase money Indebtedness and capital lease obligations permitted under Section 9.05(i) and which encumber only the assets acquired with such purchase money Indebtedness or the assets subject to such capital lease; provided that the Indebtedness incurred in connection with such acquisition and secured by such Lien shall not exceed one hundred percent (100%) of the amount of the purchase price of the items then being financed with such purchase money Indebtedness;

(h)    pledges, deposits or Liens arising or made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs;

(i)    Liens arising from the filing of precautionary UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(j)    Liens (i) in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit or other similar instruments issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k)    security deposits made in the ordinary course of business to secure obligations under leases or subleases which are not yet delinquent;

(l)    Liens on insurance proceeds securing the payment of financed premiums that are incurred in the ordinary course of business and consistent with past practices (provided that such premiums are promptly paid and that such Liens extend only to such insurance proceeds and not to any other Collateral or other property or assets of the Note Parties);

(m)    easements, rights-of-way, encumbrances, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances or minor title deficiencies on the use or value of real property or any other property or asset which do not materially impair the use thereof or with the business of the Issuer and its Subsidiaries; and

(n)    other Liens on assets (not constituting Collateral or the License Agreement) to the extent that the obligations secured thereby do not [***] in the aggregate and to the extent they relate to Indebtedness, such Indebtedness is also permitted hereby.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness or issued in exchange for outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension, replacement or exchange, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and fees paid to all lenders and legal advisors in connection with the originations thereof; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (including by virtue of such Refinancing Indebtedness participating on a greater basis in any mandatory repayment, redemption or repurchase as compared to the Refinanced Indebtedness, but excluding any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is ninety-one (91) days after the Maturity Date); (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension, replacement or exchange, or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension, replacement or exchange; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Note Party other than the Note Party(ies) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case, as of the time of such refinancing, refunding, renewal, extension, replacement or exchange; and (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Note Documents), such refinancing, refunding, renewal, extension, replacement or exchange is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Note Documents) on terms at least as favorable to the Purchasers as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Agent.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Personal Information” means any data that is defined as “personal information” under applicable Privacy Law, including any such data that constitutes a name, address, email address, photograph, internet protocol address, and unique device identifier.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) entity whose underlying assets include assets of any such employee benefit plan or plan by reason of the investment by an employee benefit plan or plan in such entity.

“Prepayment Date” means (i) the date on which any prepayment and redemption shall occur or shall be required to occur in accordance with Section 3.02(b), or (ii) the date on which the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof, whether due to acceleration pursuant to the terms of this Agreement, by operation of law or otherwise, as the context may require.

“Prepayment Event” means the occurrence of any of the following events or circumstances prior to the Maturity Date: (a) all or any portion of the Obligations evidenced by the Note Documents are refinanced, repaid, prepaid or replaced or modified by operation of Applicable Law or reduced for any reason prior to the date of any scheduled repayment pursuant to this Agreement, including, without limitation, as a result of any optional or mandatory repayments or deemed repayment or prepayment of the Notes and other Obligations evidenced by the Note Documents, including as a result of acceleration or otherwise; (b) there is a Bankruptcy Event; (c) all or any portion of the Obligations evidenced by the Note Documents are satisfied as a result of a foreclosure sale, deed in lieu or by any other means (including, without limitation, (x) a foreclosure or enforcement of any Lien on the Collateral pursuant to the Note Documents, or (y) a sale of the Collateral in any proceeding under Debtor Relief Laws); or (d) this Agreement (or the Obligations evidenced by the Note Documents) terminates for any other reason.

“Prepayment Notice” has the meaning set forth in Section 3.02(b).

“Prepayment Premium” means, as of any Prepayment Date, an amount equal to the greater of:

(a)    an amount equal to:

(i)    the product of (A) the applicable Prepayment Premium Percentage, times (B) the aggregate original principal amount of the Notes issued hereunder (without giving effect to any PIK Interest added to the principal amount of the Notes following the Closing Date), minus

(ii)    the aggregate amount of payments in cash in immediately available funds in Dollars that have been made in respect of the Notes hereunder (whether such payments constitute cash payments of principal, interest or fees) at any time from or after the Closing Date (excluding, for the avoidance of doubt, the amount of the Applicable Prepayment Price to be made in cash in immediately available funds in Dollars in respect of the Notes on such Prepayment Date); and

(b)    zero.

“Prepayment Premium Percentage” means (i) with respect to any Prepayment Date occurring on or prior to the fifth (5th) anniversary of the Closing Date, one hundred fifty percent (150%); and (ii) with respect to any Prepayment Date occurring after fifth (5th) anniversary of the Closing Date, two hundred percent (200%).

“Prepayment Price” means a cash redemption price of the Notes being redeemed equal to, without duplication, (A) one hundred percent (100%) of the principal amount of the Notes being redeemed, together with (B) accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption, (C) the applicable Exit Fee (if any), (D) the applicable Prepayment Premium (if any), and (E) other unpaid amounts then due and owing by the Issuer to the applicable Purchaser(s) pursuant to this Agreement and the other Note Documents.

“Prime Rate” means the rate of interest per annum last quoted by the Wall Street Journal as the “Prime Rate” in the U.S. or, if the Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Principal Amount” means, as of any date of determination, and without duplication, the amount equal to the sum of: (i) the original principal amount of the Notes, plus, (ii) any Accreted Principal accrued as of such date, minus, (iii) any payment in respect of principal as provided for in Section 3.01.

“Privacy Laws” shall mean any applicable requirements of Laws governing privacy, data security or breach notification with respect to the processing of Personal Information, and privacy and data security requirements of contracts by which any Note Party is otherwise bound. Without limiting the foregoing, Privacy Laws include, as applicable, state personal information breach notification Laws.

“Proceeding” means an action or proceeding brought against a Party as a defendant, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

“Process Agent Appointment Letters” means, collectively, the U.S. Process Agent Appointment Letter and each other process agent appointment letter entered into in connection with the Note Documents.

“Process Agents” means, collectively, the U.S. Process Agent and each other process agent appointment pursuant to a Process Agent Appointment Letter.

“Product Patents” means all Patents (a) in which a Note Party has rights, and (b) that relate to, are embodied in, cover, involve or would otherwise be infringed by the Exploitation of a Licensed Product, including but not limited to those Patents identified in Schedule 7.01. For the avoidance of doubt, the Product Patents include the Patent Rights.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” has the meaning set forth in the recitals.

“Purchaser” means each Initial Purchaser, and any of its successors and assigns and any other Person that accepts or otherwise holds a Note from time to time pursuant to the terms hereof.

“Purpose” has the meaning set forth in Section 12.17(a).

“Qualified Capital Stock” means Capital Stock that is not Disqualified Capital Stock.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Note Party that has total assets exceeding Ten Million Dollars ($10,000,000) at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Interest Excess” has the meaning set forth in Section 4.04(b).

“Quarterly Interest Shortfall” has the meaning set forth in Section 3.01(d).

“Quarterly Report” means, with respect to the relevant Calendar Quarter, the quarterly reports provided for under Section 5.5.3 of the License Agreement for the period thereunder corresponding to such quarter, together with relevant supporting documentation.

“Quick Ratio” means, with respect to the Issuer and its Subsidiaries at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of: (a) Liquid Assets, to (b) the aggregate amount of all items which would be set forth as current liabilities on the balance sheet of Issuer and its Subsidiaries at such time in accordance with GAAP (including the current portion of all Indebtedness of the Issuer and its Subsidiaries).

“Recipient” means Agent or any Purchaser, as applicable.

“Recourse Event” means the occurrence of (a) a Bankruptcy Event, or (b) a Trigger Event.

“Register” means a record of ownership in which Issuer registers by book entry the interests (including any rights to receive payment hereunder) of each Purchaser in the Notes and any assignment of any such interest, obligation or right.

“Regulatory Agency” means a Governmental Authority with responsibility for the regulation of the research, development, marketing or sale of drugs or pharmaceuticals in any jurisdiction, including, without limitation, the FDA, the European Medicines Agency and the Israeli Ministry of Health.

“Regulatory Change” means (i) the adoption after the date hereof of any Applicable Law, rule or regulation or any change therein after the date hereof; or (ii) any change after the date hereof in the interpretation or administration thereof by any Regulatory Agency, Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, either generally or as effected through compliance with any request or directive (whether or not having the force of law) of any such Regulatory Agency, Governmental Authority, central bank or comparable agency.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, managers, investors, potential investors, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Jurisdiction” means in relation to any Note Party (as applicable): (a) its jurisdiction of incorporation; (b) the jurisdiction whose laws govern the perfection of any Collateral or Collateral Document (as applicable) entered into by it; and (c) any jurisdiction where any Note Party conducts its business, has assets or operations or is required to maintain permits for its continued operations.

“Relevant non-U.S. Jurisdiction” means a jurisdiction set forth on Schedule 7.01(m).

“Representative” means, with respect to any Person, directors, officers, employees, agents, co-investors, advisors, potential investors, underwriters, rating agencies, permitted assignees, sources of financing and trustees of such Person.

“Requisite Purchasers” means one or more Purchasers having or holding Notes with an outstanding principal amount owing under such Notes representing more than fifty percent (50%) of the aggregate outstanding principal amount owing under the Notes held by all Purchasers.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any (i) dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Note Party or any of their Subsidiaries, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or other Capital Stock, or on account of any return of capital to a Note Party or a Subsidiary’s stockholders, partners or members (or the equivalent of any thereof).

“Return on Capital” means any payment of dividends or other payments or distributions, in each case, in cash by a Person, to the direct or indirect holders of the Capital Stock in such Person on account of their ownership interests in the Capital Stock of such Person.

“Royalty Amount” has the meaning set forth in Section 3.01(c).

“Royalty Interest” means the royalties and other payments (together with the right to receive such royalties and payments) payable to Irish Guarantor under Section 5.3, Section 5.4 or Section 5.5 of the License Agreement (including in each case, payments constituting royalties, settlement payments, judgments, securities, consideration or any other remuneration of any kind payable or received in respect of, or in substitution or compensation for, or otherwise in lieu of, such royalties under the License Agreement and all “accounts” (as such term is defined in the New York Uniform Commercial Code) in respect of the Royalty Interest evidencing or giving rise to any of the foregoing) relating to Exploitation of the Licensed Product as provided in the License Agreement, and any collections, recoveries, payments or other compensation made in lieu thereof and any amounts paid or payable to Irish Guarantor, any other Note Party and/or any of their respective Subsidiaries in respect of such royalties pursuant to Section 365(n) of the U.S. Bankruptcy Code derived from payments under the License Agreement since the Closing Date. For the avoidance of doubt, the term “Royalty Interest” shall not include any Milestone Payments.

“[***]” has the meaning [***].

“Sanctions” has the meaning set forth in Section 7.01(v).

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means, collectively, the Purchasers and the Agent and shall include, without limitation, any former Purchaser or Agent to the extent that any Obligations owing to such Person were incurred while such Person was Agent or a Purchaser and such Obligations have not been paid and satisfied in full in cash.

“Security Trustee” means the Agent acting in its capacity as security trustee under the Irish Security Document.

“Senior Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief operating officer, or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer and, with respect to any Note Party or its Subsidiaries, shall include, without limitation, each of Phil Frost, Steve Rubin, Adam Logal, Damien Burke and Monte Browder.

“Set-off” means any right of set off, rescission, counterclaim, reduction, deduction or defense.

“[***]” means that certain letter agreement, dated as of the Closing Date, by and among the Agent and the Note Parties.

“Significant Transaction” means (a) any incurrence or repayment of Material Indebtedness, (b) the making of any Material Restricted Payment, (c) the consummation of any Material Acquisition or any Material Disposition, and (d) the loss, sale or other material amendment to any Material Contract.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debts (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (b) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (c) such Person is “solvent” within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means the occurrence of any condition or event set forth in Section 10.01(a), 10.01(b) or 10.01(g)(i).

“Specified Existing Debt Documents” means the ***.

“Specified Permitted Lien” means a Lien of the type described in clause (a), (c)(ii), (d) or (e) of the definition of Permitted Liens.

“Subsidiary” means, with respect to any Person, at any time, any entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) is at the time beneficially owned or controlled directly or indirectly by such Person, by one or more such entities or by such Person and one or more such entities.

“Surviving Obligations” has the meaning given to such term in the Side Letter.

“Surviving Person” means, with respect to any Person involved in or that makes any disposition, the Person formed by or surviving such disposition or the Person to which such disposition is made.

“Suspended Covenants” has the meaning set forth in Section 1.06.

“Suspension Period” has the meaning set forth in Section 1.06.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, with respect to the Issuer and its Subsidiaries at any time, determined on a consolidated basis in accordance with GAAP, the sum of (i) consolidated total assets, minus (ii) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, Trademarks, Copyrights and research and development expenses, and (c) reserves not already deducted from assets, minus (iii) the aggregate amount of all items which would be set forth as liabilities on the balance sheet of Issuer and its Subsidiaries at such time in accordance with GAAP (including all Indebtedness of the Issuer and its Subsidiaries). A representative example of the calculation of Tangible Net Worth is set forth on Appendix B hereto.

“Taxes” means all present and future taxes, levies, duties, imposts, deductions, charges, fees or withholdings (including backup withholdings), and all interest, penalties and additions to tax with respect thereto, that are imposed by any Governmental Authority.

“Term SOFR” means,

(a)    for any calculation with respect to a Term SOFR Note, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first (1st) day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to a Base Rate Note on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is no more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its sole discretion).

“Term SOFR Note” means a Note bearing interest, at all times during an Interest Period applicable to such Note, at a rate of interest determined by reference to Adjusted Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Covenants” has the meaning set forth in Section 1.06.

“Territory” means the United States and its territories and possessions.

“Test Date” means (a) the last day of each calendar quarter, (b) the date of any Additional Notes Issuance, and (c) each date on which either the Quick Ratio or Tangible Net Worth are required to be tested or complied with in connection with any Significant Transaction or pursuant to Article IX, in each case, of clauses (a), (b) and (c), that occurs prior to the Covenant Expiration Date.

“Third Party” means any Person other than Issuer or its Affiliates.

“Trademarks” means, collectively, all trademarks, service marks, corporate names, company names, business names, trade names, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registrations and applications filed in connection therewith, together with any and all (i) rights and privileges arising under Applicable Law with respect to such trademarks, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, and (iv) rights to sue for past, present or future infringements thereof.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Note Documents on or about the Closing Date, including (a) the execution and delivery of the Note Documents and the Note purchase hereunder, and (b) the payment of the fees, cost and expenses incurred in connection with any of the foregoing.

“Trigger Event” means any of (i) the occurrence of both (A) the Maturity Date and (B) the failure of the Issuer to fulfill its obligations to consummate the actions specified in either Section 3.01(b)(i) or Section 3.01(b)(ii) on the Maturity Date, (ii) the automatic acceleration of the Obligations in the case of a Bankruptcy Event of Default, (iii) the acceleration of the Obligations pursuant to Section 10.01(2) upon the occurrence of a Specified Event of Default, or (iv) an Acceleration Trigger Event.

“U.S.” means the United States of America.

“U.S. Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“U.S. Government Securities Business Day” means any Business Day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Process Agent” has the meaning set forth in Section 6.01(n).

“U.S. Process Agent Appointment Letter” has the meaning set forth in Section 6.01(n).

“U.S. Security Agreement” and “U.S. Security Agreements” means each of (i) the Security Agreement, dated as of the Closing Date, entered into, by among others, the Irish Guarantor as a grantor for the benefit of the Agent acting on behalf of the Secured Parties; (ii) the Security Agreement dated as of the Closing Date, entered into, by among others, the Israeli Guarantor as a grantor for the benefit of the Agent acting on behalf of the Secured Parties; and (iii) each other New York law governed security agreement entered from time to time securing the Obligations, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code in effect in the State of New York (the “NY UCC”); provided that, if by reason of mandatory provisions of Applicable Law, the perfection, non-perfection, attachment or priority of a security interest is governed by the Uniform Commercial Code (or any similar or equivalent legislation) in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) in effect in such other jurisdiction for the purposes of the provisions in the Note Documents relating to such perfection, or effect of perfection or non-perfection, attachment or priority and for the purposes of definitions related to such provisions.

“United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“VAT” means, as applicable (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112), including any value added tax imposed by the Value-Added Tax Consolidation Act 2010 of Ireland or the Value-Added Tax Regulations 20210 of Ireland; (b) any value added tax imposed by the Value Added Tax Act 1994 (United Kingdom); (c) any other tax of a similar nature, whether imposed in a member state of the European Union or the United Kingdom in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere; and (d) value added tax as defined in the Israeli Value Added Tax Law, 1975.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth (1/12)) that will elapse between such date and the making of such payment; by (b) the then-outstanding principal amount of such Indebtedness, in each case, of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.

“Withholding Agent” means any Note Party, the Agent and any other applicable withholding agent.

“Write-Down and Conversion Powers” means, with respect to any applicable Resolution Authority, the write-down and conversion powers of such applicable Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country or as the context may require, the United Kingdom, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule or in the equivalent Laws in the United Kingdom.

“3.000% Convertible Notes (2033)” means each of the unsecured convertible notes in an aggregate principal amount not to exceed $50,000 and issued pursuant to that certain Indenture (and 3.000% Convertible Senior Notes due 2033), dated as of January 30, 2013, by and among Issuer and Wells Fargo Bank, National Association, as trustee.

“4.500% Convertible Notes (2025)” means each of the unsecured convertible notes in an aggregate principal amount not to exceed $170,000 and issued pursuant to that certain Indenture, dated as of February 7, 2019, by and among Issuer and U.S. Bank National Association, as trustee, and the First Supplemental Indenture (and 4.500% Convertible Senior Notes due 2025), dated as of February 7, 2019, by and among Issuer and U.S. Bank National Association, as trustee.

“3.750% Convertible Notes (2029)” means each of the unsecured convertible notes in an aggregate principal amount not to exceed $301,054,000 and issued pursuant to that certain Indenture (and 3.750% Convertible Senior Notes due 2029), dated as of January 9, 2024, by and among Issuer and U.S. Bank Trust Company, National Association, as trustee.

Section 1.02    Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(b)	The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(c)	The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”

(d)

Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein or in any of the other Note Documents) and include any annexes, exhibits and schedules attached thereto.

(e)

References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(f)

References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Note Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(g)	The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(h)

The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified.

(i)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding.”

(j)

Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

(k)

In the event there is a conflict or inconsistency between this Agreement and any other Note Document, the terms of this Agreement shall control; provided that any provision of any Note Document which imposes additional burdens on a Note Party or further restricts the rights of a Note Party or gives any of the Agent or the Purchasers additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(l)

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(m)

Any amount in a currency other than Dollars is to be taken into account at its Dollar equivalent calculated on the basis of: (i) if the amount is to be calculated on the last day of a financial period of Issuer and its Subsidiaries, or as the context may require, another Note Party and its Subsidiaries, the relevant rates of exchange used by such Person in, or in connection with, its financial statements for that period; or (ii) for purposes of determining compliance with any incurrence or expenditure test set forth in Article VIII or Article IX, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency, or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by Agent or, in the event that no such service is selected by Agent, on such other basis as is reasonably satisfactory to Agent) as in effect on the date of such incurrence of expenditure under any provision of such Section that has, an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of exchange rates (as shown on the Bloomberg currency page for such currency, or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by Agent or, in the event that no such service is selected by Agent, on such other basis as is reasonably satisfactory to Agent) as in effect on the date of any new incurrence or expenditure made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(n)	The phrases “permitted by” and “not prohibited by” or words of similar import shall be construed to have the same meaning and effect.

(o)

References in this Agreement to “determination” by any Person include good faith estimates by such Person (in the case of quantitative determinations) and good faith beliefs by such Person (in the case of qualitative determinations). A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default, respectively, occurs to the date on which such Default or Event of Default, respectively, is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Requisite Purchasers or by each Purchaser affected thereby, or by all Purchasers, as applicable. Any Lien referred to in this Agreement or any other Note Document as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any other Note Document, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any other Note Document, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agent and the other Secured Parties. Wherever the phrase “to the knowledge of the Issuer” or words of similar import relating to the knowledge or the awareness of the Issuer are used in this Agreement or any other Note Document, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of the Issuer, or (ii) the knowledge that a Senior Officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of the Issuer and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

(p)

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

(q)

Any reference to Debtor Relief Laws, insolvency, bankruptcy, liquidation, receivership, administration, examinership, reorganization, dissolution, winding-up, relief of debtors, or similar proceedings hereunder shall also include proceedings under the laws of the jurisdiction in which a company or corporation is incorporated or any jurisdiction in which a company or corporation carries on business, including an order relating to: (i) liquidation, winding-up, dissolution, administration or an arrangement (“Hesder”) with creditors, as such terms are understood under the Israeli Companies Law and the Israeli Insolvency Law; (ii) the appointment of a receiver or trustee or other authorized functionary (“baal tafkid”), as such term is understood under the Israeli Insolvency Law; (iii) a reorganization order, freeze order, stay of proceedings order (“Ikuv Halichim”) (or other similar remedy), relief of debtors, an order for commencing proceedings (“Tzav Ptichat Halichim”), an order for financial rehabilitation (“Hafala Leshem Shikum Calcali”) or an order for liquidation (“Tzav Piruk”); or (iv) the recognition of a foreign proceeding with respect to an insolvency of a company (“Hakara be Halich Zar”), as such term is understood under the Israeli Insolvency Law.

Section 1.03    Rates.

Agent neither warrants nor accepts responsibility for, and Agent shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability; or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Issuer. The Agent may select information sources or services in its sole discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Issuer, any Purchaser or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.04    Divisions. For all purposes under the Note Documents, in connection with any division or plan division under Delaware law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.05    Accounting Terms.

(a)

Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any other Note Document shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements delivered on or prior to the Closing Date, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of Tangible Net Worth and the Quick Ratio or component definitions) contained herein, Indebtedness of the Note Parties and their Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)

Changes in GAAP. To the extent there are any changes in GAAP or in the requirements of the SEC or other Regulatory Agency from the date of this Agreement (an “Accounting Change”), if at any time such change would affect the computation of any financial ratio or requirement set forth in any Note Document, and Issuer, the Requisite Purchasers, or Agent shall so request, the Purchasers, Agent and Issuer shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Requisite Purchasers); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or, as the context may require, the prior requirements of the SEC and/or other Regulatory Agency, as in effect immediately prior to such change therein; and (ii) the Issuer shall provide to the Agent and the Purchasers financial statements and other documents required under this Agreement which include a reconciliation between calculations of such requirement made before and after giving effect to such Accounting Change.

Section 1.06    Suspension and Termination of Covenants.

(a)

Notwithstanding anything to the contrary set forth herein, (x) the covenants set forth in Sections 8.06(a)(ii), 8.08(b), 8.09, 9.02(b), 9.03(b), 9.05, 9.06, 9.08, 9.09 and 9.19(b) (collectively, the “Terminated Covenants”) shall terminate and cease to be of effect on the Covenant Expiration Date; and (y) from and after the Covenant Expiration Date, none of the Note Parties or any of their respective Subsidiaries shall be required to comply with, or otherwise have any obligations under, any of the Terminated Covenants.

(b)

So long as no Financial Test Failure Event shall have occurred and be continuing, the Note Parties and their Subsidiaries shall not be subject to the provisions of Sections 8.06(a)(ii), 8.08(b), 9.02(b), 9.08, 9.09 and 9.19(b) (collectively, the “Suspended Covenants”).

(c)

If, at any time prior to the Covenant Expiration Date, a Financial Test Failure Event or Event of Default shall have occurred and be continuing (any such event or circumstance, an “Enhanced Cooperation Event”), then, unless otherwise agreed by the Agent, during the period from and after the occurrence of such Enhanced Cooperation Event until the first date occurring thereafter on which no Financial Test Failure Event shall then be continuing and no Event of Default exists (such period, an “Enhanced Cooperation Period”), the Note Parties and their Subsidiaries will be subject to the Suspended Covenants and during the Enhanced Cooperation Period commencing on such date all of the Suspended Covenants shall be deemed to apply. Any period of time occurring after the Closing Date until the Covenant Expiration Date during which no Enhanced Cooperation Period shall be in effect is referred to as a “Suspension Period.”  For the avoidance of doubt, in the event that an Enhanced Cooperation Period shall be in effect on the Covenant Expiration Date, such Enhanced Cooperation Period shall be deemed to automatically terminate on the Covenant Expiration Date.

(d)

Notwithstanding that the Suspended Covenants may be reinstated during an Enhanced Cooperation Period, except where such Significant Transaction causes (or if consummated would cause) a Financial Test Failure Event or Default, no Default or Event of Default will be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during any prior or future Suspension Period (or upon the termination of a Suspension Period or after that time based solely on events that occurred during a Suspension Period), it being understood that this provision shall not act as a waiver of any other Default or Event of Default and shall be limited expressly as written. For the avoidance of doubt, in the event that any incurrence, event, transaction or condition that occurred during a Suspension Period did not constitute a Default or an Event of Default at the time of such occurrence, then the continued existence of such incurrence, event, transaction or condition during an Enhanced Cooperation Period shall not constitute a Default, Event of Default or breach or violation of any Suspended Covenant during such Enhanced Cooperation Period.

(e)

Upon the occurrence of an Enhanced Cooperation Event or a Suspension Period prior to the occurrence of the Covenant Expiration Date, Issuer shall promptly deliver to the Agent and Purchasers a certificate of a Senior Officer of Issuer notifying the Agent and Purchasers of the Enhanced Cooperation Event and the commencement of an Enhanced Cooperation Period or, as the context may require, the commencement of the Suspension Period.

(f)

If, during any Suspension Period, any Note Party or Subsidiary is consummating a Significant Transaction that would otherwise be subject to the Suspended Covenants if not for such Suspension Period, then for purposes of compliance with this Section, the Issuer shall give pro forma effect to such transaction for determining whether a Financial Test Failure Event has occurred as of a Test Date on a pro forma basis both before and after giving effect to such transaction and shall notify the Agent if any such transactions would result in an Enhanced Cooperation Event and the end of the Suspension Period.

ARTICLE II.
THE NOTES; DISBURSEMENT; CERTAIN FEES

Section 2.01    Notes Issuance.

(a)

On the terms and subject to the conditions set forth herein, including the conditions set forth in Section 6.01 hereof, each Initial Purchaser listed on Appendix A severally agrees to purchase, and Issuer agrees to issue, sell and deliver, on the Closing Date, upon payment of the Purchase Price, such Issuer’s Allocated Share of the Notes (the “Initial Notes Issuance”).

(b)

At any time and from time to time in the sole discretion of the Purchasers, subject such conditions as the Agent and Purchasers shall require, the Issuer may authorize the issuance and offering of Additional Notes in an aggregate principal amount not to exceed Fifty Million Dollars ($50,000,000) (an “Additional Notes Offering”) to the Purchasers or an Affiliate thereof or another Purchaser approved by the Agent (each, an “Additional Note Purchaser” and, collectively, the “Additional Note Purchasers”), which Additional Notes, if issued and purchased, will constitute Notes under, and will be issued on all of the same terms and conditions of, this Agreement and the other Note Documents, subject to the following:

(i)

The Additional Note Purchasers, the Note Parties, the Requisite Purchasers and the Agent will execute an amendment hereof, which amendment will (A) reflect each Additional Note Purchaser as a Purchaser, and (B) require the satisfaction of certain conditions precedent to any Additional Notes Issuance as may be required by the Purchasers and Agent.

(ii)	Additional Notes Offerings shall be in an aggregate minimum amount of Five Million Dollars ($5,000,000) and shall be in integral multiples of One Million Dollars ($1,000,000) in excess of that amount.

With respect to any Additional Notes Offering, Issuer shall deliver to the Agent a fully completed and duly executed and delivered Issuance Offer no later than 10:00 a.m. (New York City time) three (3) Business Days prior to the proposed Issuance Date (or such shorter period agreed to by the Agent and Additional Note Purchasers in their sole discretion). Except as otherwise provided herein, an Issuance Offer for an Additional Notes Issuance shall be irrevocable on and after the date delivered, and Issuer shall be bound to issue such Additional Notes in accordance therewith. Promptly upon receipt by the Agent of such Issuance Offer, the Agent shall notify each Additional Note Purchaser of the proposed issuance and sale and each Additional Note Purchaser shall promptly notify the Agent and Issuer whether such Additional Note Purchaser will purchase the Additional Notes subject to such Additional Notes Offering.

Section 2.02    Disbursement of Purchase Price. Issuer shall deliver to the Agent a fully executed Issuance Offer for the Notes Issuance no later than 10:00 a.m. (New York City time) three (3) Business Days prior to the Closing Date (or such shorter period agreed by the Agent and the Purchasers in writing). Except as otherwise provided herein, an Issuance Offer for the Notes Issuance shall be irrevocable on and after the date delivered, and Issuer shall be bound to issue such Notes in accordance therewith. Promptly upon receipt by Agent of such Issuance Offer, the Agent shall notify each Purchaser of the proposed issuance and sale. Each Purchaser shall make the purchase price of its Note available to the Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Agent’s Office. Upon satisfaction or waiver of the conditions precedent specified herein, and receipt of all funds requested in the applicable Issuance Offer, Agent shall fund a net amount to Issuer in Dollars equal to (A) the purchase price of all such Notes received by Agent, less (B) each of (i) the Agent Expense Amount, and (ii) any fees, obligations or other expenses due and payable hereunder or under any other Note Document.

Section 2.03    No Right to Reborrow or Reissue. Any Note issued under this Article II and subsequently repaid or prepaid may not be reborrowed or reissued. Each Initial Purchaser’s commitment to purchase the Notes listed on Appendix A shall terminate immediately and without further action on the Closing Date after giving effect to the purchase of Notes in an amount equal to such Initial Purchaser’s Allocated Share, if any, on such date.

Section 2.04    Allocated Shares; Availability of Funds.

(a)

Allocated Shares. All Notes issued on the Closing Date shall be purchased by Initial Purchasers simultaneously and proportionately to their respective Allocated Shares, it being understood that no Purchaser shall be responsible for any default by any other Purchaser in such other Purchaser’s obligation to purchase a Note requested hereunder.

(b)

Availability of Funds. Unless the Agent shall have been notified in writing by a Purchaser prior to the applicable Issuance Date that such Purchaser does not intend to make available to the Agent the amount of the purchase price of such Purchaser’s Note requested on such Issuance Date, Agent may assume that such Purchaser has made such amount available to the Agent on such Issuance Date and after consultation with Issuer, the Agent may, in its sole discretion, but shall not be obligated to, make available to Issuer a corresponding amount on such Issuance Date. If such corresponding amount is not in fact made available to Agent by such Purchaser, Agent shall be entitled to recover such corresponding amount following demand from such Purchaser together with interest thereon, for each day from such Issuance Date until the date such amount is paid to the Agent, at the customary rate set by Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Purchaser does not pay such corresponding amount forthwith following Agent’s demand therefor, Agent shall promptly notify the Issuer and Issuer shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Issuance Date until the date such amount is paid to Agent, at the then Applicable Rate payable hereunder for Base Rate Notes. Nothing in this Section 2.04(b) shall be deemed to prejudice any rights that the Issuer may have against any Purchaser as a result of any default by such Purchaser hereunder.

ARTICLE III.
REPAYMENT

Section 3.01    Amortization; Maturity Date.

(a)

Until the last day of the Interest Only Period, no scheduled amortization payments will be due on the Notes. On and after the Interest Only Period, on each Interest Payment Date occurring thereafter, to the extent the Included Royalty Interest for the immediately preceding Calendar Quarter exceeds the amount of interest accrued for such Calendar Quarter then payable, then after giving effect to such interest payment and any other fees and expenses due and owing on such date to the Secured Parties, the Issuer shall repay the principal amount of the Notes in an amount equal to such difference (such amount, the “Amortization Payment”) together with any amount required to be paid pursuant to Section 8.04.

(b)

In the event that the Notes shall have not been repaid in full prior to the Maturity Date, then, except as otherwise provided in Section 10.01, on the Maturity Date, the Issuer shall have the option to elect (in its sole discretion) to either:

(i)

repay in full, in cash in immediately available funds in Dollars on the Maturity Date, the entire unpaid balance of the outstanding Principal Amount of the Notes, together with any accrued and unpaid interest, and all other Obligations then outstanding (including any Exit Fee), and any amounts so paid to the Agent, once paid shall be applied by the Agent in accordance with the terms hereof and distributed to the Secured Parties in accordance with the terms hereof (including satisfying the Base Return Principal); or

(ii)	consummate the [***] on the Maturity Date as set forth in the [***].

In the event that the Issuer shall desire to consummate the [***] on the Maturity Date pursuant to clause (b)(ii) above, the Issuer shall (x) deliver written notice thereof to the Agent at least thirty (30) days prior to the Maturity Date, and (y) execute and deliver to the Agent and the Purchasers on the Maturity Date such agreements, documents and other evidence, instructions and filings reasonably necessary to consummate and evidence the [***] on the Maturity Date as may reasonably be requested by the Agent and/or the Requisite Purchasers by delivery of written notice thereof to the Issuer reasonably in advance of the Maturity Date (including taking steps to cooperate on [***] necessary to effectuate the intent of the parties).

In the event that the Issuer shall fulfill its obligations under this clause (b) on the Maturity Date by consummating the actions specified in clause (b)(ii) above, then, on the date the Agent determines that all such conditions precedent to effectuate such transaction have been satisfied, all of the Obligations under the Note Documents (other than Surviving Obligations) shall be deemed satisfied and paid in full on such date. The Surviving Obligations shall continue on and after such date and shall continue to be secured by first priority Liens on the Collateral, and neither the Collateral nor the License Agreement shall be subject to Liens other than Specified Permitted Liens.

(c)

Unless a Recourse Event or [***] shall have occurred, notwithstanding anything to the contrary set forth herein or in any other Note Document, (i) the outstanding principal balance of the Notes and any interest, premium (including any Exit Fee or any Prepayment Premium) or other Obligations due with respect to the Note Documents shall be repayable by Issuer solely based on a cash payment amount equal to the equivalent amount of Included Royalty Interest received (or receivable) by Irish Guarantor (such amount, inclusive of any additional amounts paid in cash during such period pursuant to any audit described in Section 8.04, the “Royalty Amount”), and (ii) the amount of the Obligations shall be calculated based on the Base Return Principal and absent a Recourse Event recovery shall be limited to present and future Royalty Amounts. In the case of a [***], the Surviving Obligations shall be satisfied in the manner described in the documentation evidencing such election. It is agreed that prior to the occurrence of a Recourse Event, unless agreed otherwise by the Issuer and the Agent (acting at the direction of the Secured Parties), the payment on the Obligations shall be limited to the Royalty Amount and proceeds of the Collateral securing the Obligations (even if the Issuer elects to pay or satisfy any of the Obligations using other assets of the Note Parties).

(d)

If the Royalty Amount for any Interest Payment Date is insufficient to pay all amounts of interest due on the Notes in cash for such period (such shortfall, the “Quarterly Interest Shortfall” and the amount of such shortfall, the “Deficiency Amount”), then any such Deficiency Amount shall be deemed to have been paid in kind and increase the outstanding Principal Amount of the Notes on and after such Interest Payment Date by an amount equal to the Deficiency Amount for the applicable Interest Payment Date (rounded up to the nearest whole dollar) and Issuer shall pay to the Agent in cash an amount equal to the Royalty Amount on such Interest Payment Date (inclusive of any additional amounts required to be paid pursuant to Section 8.04). Deficiency Amounts that are capitalized and added to the outstanding principal of the Notes in accordance with the preceding sentence (“Accreted Principal”) shall thereafter bear interest in accordance with Article IV and otherwise be treated as an increase in the outstanding principal balance of the Notes for purposes of this Agreement. In the event of any repayment or prepayment of any Note (including, without limitation, principal payments due under Section 4.04(a)), accrued and unpaid interest on the Principal Amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

Section 3.02    Voluntary Prepayment.

(a)

The Issuer shall have the right, exercisable at any time from and after the Closing Date, to voluntarily prepay and redeem all, but not less than all, of the outstanding Notes pursuant to and in accordance with this Section 3.02 at an aggregate prepayment and redemption price equal to the Prepayment Price as of the applicable Prepayment Date in respect thereof.

(b)

In order to exercise it rights to prepay and redeem the Notes under this Section 3.02, the Issuer shall deliver written notice thereof (a “Prepayment Notice”) to the Agent at least five (5) Business Days prior to the date of such prepayment and redemption, which Prepayment Notice shall specify (i) that the Issuer is electing to prepay and redeem all, but not less than all, of the outstanding Notes pursuant to and in accordance with this Section 3.02, (ii) when the Prepayment Date with respect to such prepayment and redemption shall occur, which Prepayment Date shall be a Business Day occurring at least five (5) Business Days following the date the Issuer shall deliver such Prepayment Notice to the Agent, and (iii) the Prepayment Price as of the Prepayment Date. Upon the Agent’s receipt of a Prepayment Notice, the Agent shall promptly notify each Purchaser of the Agent’s receipt of such Prepayment Notice and the applicable Prepayment Date in respect thereof.

(c)	In the event that the Issuer shall deliver a Prepayment Notice to the Agent in accordance with the foregoing then, on the Prepayment Date:

(i)	the Issuer shall pay the aggregate Applicable Prepayment Price to the Agent for further distribution to the Purchasers and other Secured Parties in accordance with Section 3.05(a) below; and

(ii)

the Agent shall apply the Applicable Prepayment Price received by the Agent for its own account and for the account of the other Secured Parties pursuant to clause (i) above in accordance with Section 3.04.

(d)

Upon Agent’s receipt of the Applicable Prepayment Price from the Issuer together with such other amounts necessary to repay the Obligations (including any legal fees and expenses then due under the Note Documents) in cash in immediately available funds in Dollars, the Prepayment Date in accordance with Section 3.02(c)(i), all of the Obligations hereunder and under the other Note Documents shall be deemed discharged and paid in full and all of the outstanding Notes shall be deemed redeemed in full and cancelled.

Section 3.03    Increased Cost.

(a)	If any Regulatory Change occurs that has or would have the effect of:

(i)

imposing, modifying or deeming applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Purchaser;

(ii)

subjecting any Recipient to any Taxes (other than (A) Indemnified Taxes, or (B) Excluded Taxes) with respect to the Notes, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	imposing on any Purchaser any other condition, cost or expense (other than Taxes) affecting this Agreement or the Notes purchased by such Purchaser;

and the result of any of the foregoing shall be to reduce the rate of return on the capital of any Purchaser or other Recipient as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Purchaser or Recipient could have achieved but for such introduction, change or compliance (taking into consideration the policies of Purchaser with respect to capital adequacy) by an amount deemed by such Purchaser or Recipient to be material, then from time to time, on the first Interest Payment Date occurring at least thirty (30) days after demand by such Purchaser or Recipient (which demand shall be accompanied by a statement setting forth the basis for such demand and a description of the computation of such demand), Issuer shall pay directly to such Purchaser or Recipient such additional amount or amounts as will compensate such Purchaser or Recipient for such reduction. Such Purchaser or Recipient will take such actions reasonably requested by Issuer, at the expense of Issuer, if such actions will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Purchaser or Recipient, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures. In no event will such Purchaser or Recipient be expected or required to monitor the occurrence of any of the events or contingencies described in this Section 3.03(a). Notwithstanding the foregoing, in no event shall Issuer be required to compensate such Purchaser or Recipient pursuant to this Section 3.03 for any amounts under this Section 3.03 incurred more than one hundred eighty (180) days prior to the date that such Purchaser or Recipient notifies Issuer of such amount and of such Purchaser’s or Recipient’s intention to claim compensation therefor.

(b)

In determining any amount provided for in this Section 3.03, such Purchaser or Recipient shall use commercially reasonable averaging and attribution methods. If any Purchaser or other Recipient makes a claim under this Section, it shall submit to Issuer a certificate setting forth the basis for such demand and a description of the computation of such demand as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

Section 3.04    Application of Prepayments.

Any prepayments of any Note in connection with a Prepayment Event shall be applied as follows (and, in the case of any partial prepayment, ratably across the applicable series or tranche of Notes):

first, to the payment of all fees, and all expenses specified in Section 11.03 owed to the Agent, to the full extent thereof;

second, to the payment of all fees, and all expenses specified in Section 11.03 owed to the Purchasers, to the full extent thereof;

third, to the payment of any accrued interest at the Default Rate, if any;

fourth, to the payment of any accrued interest (other than Default Rate interest);

fifth, to the payment of, as applicable, the Exit Fee and/or any Prepayment Premium (if any) then due on any Notes or other Obligations;

sixth, to prepay Notes on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied in direct order of maturity to reduce the remaining scheduled installments of principal amount of the Notes;

seventh, to the payment in full of all other Obligations; and

eighth, upon satisfaction in full of all Obligations, to the Issuer or as otherwise required by Law.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (b) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Upon the acceleration of the principal amount of any of the Notes in accordance with Article X, Issuer irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Agent from or on behalf of Issuer, and, as between Issuer on the one hand and the Agent and the other Secured Parties on the other, the Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Agent may deem advisable and to make and apply such payments notwithstanding any previous application by the Agent.

Section 3.05    General Provisions Regarding Payments.

(a)	Payments by Issuer.

(i)

All payments to be made by the Issuer and the other Note Parties hereunder and the other Note Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments in respect of the principal amount of any Note shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid. The Issuer will pay principal, premium, if any, interest, Exit Fee, Prepayment Premium or other fees, if any, in Dollars by wire transfer of immediately available funds to the accounts specified by Agent, for the account of the respective Purchasers and other Secured Parties to which such payment is owed, at the Agent’s Office in immediately available funds no later than 12:00 noon (New York City time) on the date specified herein. All amounts received by the Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Agent will promptly distribute to each applicable Purchaser or as the context may require, such other Secured Party, its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Purchaser’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). Subject to the provisos set forth in the definition of “Interest Period,” if any payment to be made by the Note Parties shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in the computation of the payment of interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the applicable Maturity Date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Note Document shall be made in Dollars.

(ii)

Agent may (but shall at the direction of the Requisite Purchasers) deem any payment by or on behalf of Issuer hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Agent shall give prompt written (which may be through electronic means) notice to the Issuer and each applicable Purchaser if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or an Event of Default. Interest shall continue to accrue on any Obligations as to which a non-conforming payment is made at the Default Rate from the date such amount was due and payable until the date such amount is paid in full in cash in immediately available funds in Dollars.

(b)

Application of Insufficient Payments. Subject to Section 3.04, if at any time insufficient funds are received by and available to the Agent to fully pay all amounts of principal, interest, fees, premiums (including the Exit Fee and any Prepayment Premium) and other amounts and Obligations then due hereunder to the Secured Parties or if an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full, whether by acceleration, maturity or otherwise, all payments or proceeds received by Agent hereunder or under any Note Document in respect of any of the Obligations, including, but not limited to all proceeds received by Agent in respect of any sale, any collection from or other realization upon all or any part of the Collateral, such funds shall be applied as follows:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification hereunder or under any Note Document (in its capacity as Agent and not as a Purchaser) and all advances made by Agent under any Note Document for the account of the applicable Note Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy hereunder or under any Note Document, all in accordance with the terms hereof or thereof; second, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties; third, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Secured Parties; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of such Note Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c)

Presumptions by Agent. Unless the Agent shall have received notice from the Issuer prior to the date on which any payment is due to the Agent for the account of the applicable Purchasers hereunder that the Issuer will not make such payment, the Agent may assume that the Issuer has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Purchasers the amount due. In such event, if the Issuer has not in fact made such payment, then each of the applicable Purchasers severally agrees to repay to the Agent forthwith following demand the amount so distributed to such Purchaser, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(d)

Deductions by Agent. If any Purchaser shall fail to make any payment required to be made by it pursuant to this Agreement, then the Agent may, in the Agent’s discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Purchaser for the benefit of the Agent, to satisfy such Purchaser’s obligations to the Agent until all such unsatisfied obligations are fully paid; or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Purchaser under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

(e)

Several Obligations of Purchasers. The obligations of the Purchasers hereunder to purchase Notes, and to make payments pursuant to Section 13.07 are several and not joint. The failure of any Purchaser to purchase any Note or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Purchaser of its corresponding obligation to do so on such date, and no Purchaser shall be responsible for the failure of any other Purchaser to so purchase its applicable Note, to purchase its participations, as applicable, or to make its payment under Section 13.07.

Section 3.06    Ratable Sharing.

The Purchasers hereby agree among themselves that, except otherwise expressly provided herein, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of the Notes made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s Lien, by counterclaim or cross action or by the enforcement of any right under the Note Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Purchaser hereunder or under the other Note Documents (collectively, the “Aggregate Amounts Due” to such Purchaser) which is greater than the proportion received by any other Purchaser in respect of the Aggregate Amounts Due to such other Purchaser, then the Purchaser receiving such proportionately greater payment shall (a) notify Agent and each other Purchaser of the receipt of such payment, and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Purchasers so that all such recoveries of Aggregate Amounts Due shall be shared by all Purchasers in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Purchaser is thereafter recovered from such Purchaser upon the bankruptcy or reorganization of any Note Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Purchaser ratably to the extent of such recovery, but without interest. Each Note Party expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s Lien, set-off or counterclaim with respect to any and all monies owing by any Note Party to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

ARTICLE IV.
INTEREST; EXPENSES; MAKING OF PAYMENTS

Section 4.01    Interest Rate; Payments of Interest.

(a)

On and after the Closing Date and for so long as any portion of the Obligations remain outstanding, the then outstanding Notes shall bear interest on the then outstanding principal amount thereof at a rate per annum equal to the then Applicable Rate. On each Interest Payment Date for the interest period then ended, interest (other than defaulted interest, which shall be paid as described in Section 4.05 below) shall be paid in cash in immediately available funds in Dollars unless the available Royalty Amount results in a Quarterly Interest Shortfall and cash is not immediately available, in which case the Deficiency Amount in respect of such Quarterly Interest Shortfall may be paid in kind and the Issuer’s cash payment shall be limited to the Royalty Amount, in each case, in the manner set forth in Section 4.03(f). Any amounts paid in kind shall be capitalized and added to the outstanding principal amount of the Notes and thereafter shall be treated part of the outstanding Obligations for purposes of this Agreement (“PIK Interest” and such payment of PIK Interest hereinafter referred as a “PIK Payment”) and the other Note Documents and thereafter bear interest in accordance with this Section 4.01.

(b)

Interest payable pursuant to the terms of the Note Documents shall be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months. In computing interest accruing on the principal amount of any Note, the date of the initial purchase of such Note or the first (1st) day of an Interest Period applicable to such Note or, with respect to a Base Rate Note being converted from a Term SOFR Note, the date of conversion of such Term SOFR Note to such Base Rate Note, as the case may be, shall be included, and the date of payment of such Note or the expiration date of an Interest Period applicable to such Note or, with respect to a Base Rate Note being converted to a Term SOFR Note, the date of conversion of such Base Rate Note to such Term SOFR Note, as the case may be, shall be excluded; provided, if a Note is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Note. In computing interest accruing on any Note, the date of the purchase of such Note (or in the case of other Obligations, from the date such other Obligations are due and payable) (or the date upon which Deficiency Amounts become Accreted Principal) shall be included, and the date of payment of such Obligation in cash in immediately available funds in Dollars shall be excluded; provided, if an Obligation is repaid in cash in Dollars on the same day on which it is made or extended, one (1) day’s interest shall be paid on that Obligation.

(c)	[Reserved].

(d)

All Notes shall be Term SOFR Notes unless the Agent determines that a Default, Event of Default or Benchmark Transition Event has occurred. In connection with the use or administration of Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Note Document. The Agent will promptly notify the Issuer and the Purchasers of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement.

Section 4.02    [Reserved].

Section 4.03    Collection Account.

(a)

On or before the Closing Date, (i) Irish Guarantor shall establish with the Account Bank the Collection Account, and (ii) Irish Guarantor and the Agent shall enter into a Control Agreement with the Account Bank with respect to the Collection Account.

(b)

Irish Guarantor shall pay for all fees, expenses and charges of the Account Bank pursuant to the terms of the Control Agreement and the other cash management agreements between Irish Guarantor and Account Bank, as applicable, by depositing sufficient funds into the Collection Account when such fees, expenses and charges are due.

(c)

Prior to the Payment in Full, Irish Guarantor shall have no right to terminate or replace the Collection Account without prior written consent of the Agent, but except during an Enhanced Cooperation Period, may request by written notice to the Agent and the Account Bank that any or all of the funds held therein be paid to any other accounts or persons that it so determines; provided that the Agent and Account Bank receive at least ten (10) days’ prior written notice.

(d)

For purposes of this Agreement, any reference to the “Collection Account,” “Control Agreement” or “Account Bank” shall refer to such replacement or successor Collection Account, Control Agreement or Account Bank as the context requires from time to time.

(e)

On or before the Closing Date, Irish Guarantor shall deliver an irrevocable instruction letter substantially in the form of Exhibit F (any such instruction letter, an “Instruction Letter”) [***] and directing that for so long as the Obligations remain outstanding all payments that are due and payable to Irish Guarantor in respect of or derived from the License Agreement shall be paid directly into the Collection Account and naming the Agent as an intended third-party beneficiary of such instruction letter.

(f)

To the extent all or any portion of the Included Royalty Interest is not paid directly into the Collection Account, Irish Guarantor shall (i) remit, or cause to be remitted, to the Collection Account the entire Included Royalty Interest amount (without deduction, withholding, setoff or counterclaim and prior to the payment of any Taxes) within five (5) Business Days of receipt of any such funds; (ii) promptly instruct such Licensee and all other Persons to remit any future payments to the Collection Account; and (iii) promptly provide to Agent copies of all such notices.

Section 4.04    Application of Payments.

(a)

On each Interest Payment Date, the Issuer shall pay an amount equal to the Royalty Amount in cash and such cash payment amount shall be applied by the Agent, for the ratable benefit of the Purchasers and the other Secured Parties in the following order of priority:

first, to the payment of all fees, and all expenses specified in Section 11.03 owed to the Agent, to the full extent thereof;

second, to the payment of all fees, and all expenses specified in Section 11.03 owed to the Purchasers, to the full extent thereof;

third, to the payment of any accrued and unpaid interest at the Default Rate, if any; and

fourth, to the payment of any accrued and unpaid interest (other than Default Rate interest);

provided, however, that if there is a Quarterly Interest Shortfall on any Interest Payment Date, then on such Interest Payment Date (x) the Issuer shall be deemed to have made a payment in kind in an amount equal to the Deficiency Amount in respect of such Quarterly Interest Shortfall, (y) the Issuer shall make a cash payment to Agent in an amount equal to the Royalty Amount (any such cash payment, the “Cash Interest Payment”), which amount shall be forthwith distributed by Agent to the Purchasers on a ratable basis and all other interest then due and owing shall be deemed to be have been paid in kind and added to the principal amount of the Notes, and (z) upon Agent’s receipt of such Cash Interest Payment, provided that no Enhanced Cooperation Period shall then be in effect, upon request of the Note Parties to the Agent and the Account Bank, the Agent shall deliver a countersigned notice instruction to the Account Bank authorizing the Account Bank to release to the Irish Guarantor or its designee an amount equal to the Cash Interest Payment from the Collection Account in accordance with the instructions of the Irish Guarantor.

(b)

To the extent the Royalty Amount for the immediately preceding Calendar Quarter for any Interest Payment Date occurring during the Interest Only Period exceeds an amount equal to (a) interest accrued and payable on such Interest Payment Date plus (b) the fees and expenses then due and owing under the Note Documents to the Secured Parties (such amount, the “Quarterly Interest Excess”), provided that no Enhanced Cooperation Period shall then be in effect, upon the request of the Note Parties to the Agent and the Account Bank, the Agent shall deliver a countersigned notice instruction to the Account Bank to release to the Irish Guarantor or its designee an amount equal to the Quarterly Interest Excess from the Collection Account in accordance with the instructions of the Irish Guarantor. To the extent the Royalty Amount for the immediately preceding Calendar Quarter includes an Amortization Payment, the Issuer shall make a cash payment equal to the Quarterly Interest Excess to be applied as an Amortization Payment to ratably repay such portion of the outstanding principal amount of the Notes to the Purchasers at par.

Section 4.05    Default Rate. Immediately upon the occurrence of a Default or an Event of Default, the outstanding principal balance of the outstanding Notes and other Obligations shall bear interest at the Default Rate and shall be payable in cash on demand and upon the election of the Agent at the direction of the Requisite Purchasers shall be converted to Base Rate Notes. Any election made pursuant to this Section 4.05 may be made retroactive to the date of the occurrence of the applicable Default. Payment or acceptance of the increased rates of interest provided for in this Section 4.05 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Purchaser. Any such election by Agent, if exercised after the date of such Default or Event of Default, may apply retroactively to the date of such Default or Event of Default in the sole discretion of the Agent. If any amount payable by Issuer to Agent or any Purchaser hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), interest shall accrue on any such unpaid amounts, both before and after judgment during the period from and including the applicable due date, to but excluding the day the overdue amount is paid in full, at a rate per annum equal to the Default Rate. Interest accruing under this Section 4.05 shall be payable in cash on demand of the Agent.

Section 4.06    Administration and Enforcement Expenses. Issuer shall promptly reimburse the Secured Parties on demand for the costs and expenses incurred by Secured Parties (including, without limitation, the reasonable fees and expenses of counsel to Agent and Purchasers to the extent required pursuant to Article XI) as a consequence of or in connection with the administration, monitoring and enforcement of the Notes Documents, including without limitation, as a result of any Default, Event of Default, Prepayment Event or other prepayment of the Notes.

Section 4.07    Making of Payments. Notwithstanding anything to the contrary contained herein, any Payment stated to be due hereunder or under any Note on a given day in a specified month shall be made or shall end (as the case may be), (i) if there is no such given day or corresponding day, on the last Business Day of such month; or (ii) if such given day or corresponding day is not a Business Day, on the next succeeding Business Day.

Section 4.08    Set-off or Counterclaim. Each payment by Issuer under this Agreement or under any Note shall be made without Set-Off or counterclaim. The Secured Parties shall have the right to Set-off any and all amounts owed by the Note Parties and/or any of their Subsidiaries under the Note Documents in the manner provided in Section 10.03.

Section 4.09    Benchmark Replacement Setting.

(a)

Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Note Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Note Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Note Document; and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Note Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Note Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Requisite Purchasers.

(b)

Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Note Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Note Document.

(c)

Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Issuer and the Purchasers of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will promptly notify the Issuer of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.09(d), and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 4.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Note Document, except, in each case, as expressly required pursuant to this Section 4.09.

(d)

Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Note Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its sole discretion, or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative tenor; and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)

Benchmark Unavailability Period. Upon the Issuer’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Issuer may revoke any pending request for the issuance and sale of a Term SOFR Note or the conversion to or continuation of Term SOFR Notes to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Issuer will be deemed to have converted any such request into a request for an issuance and sale of or conversion to Base Rate Notes. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 4.10    Compensation for Losses. In the event of (a) the payment of any principal of any Term SOFR Note other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default); (b) the conversion of any Term SOFR Note other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default); (c) the failure to issue and sell, convert, continue or prepay any Term SOFR Note on the date specified in any notice delivered pursuant hereto; or (d) the assignment of any Term SOFR Note other than on the last day of the Interest Period applicable thereto, then, in any such event, the Issuer shall compensate each Purchaser for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Purchaser setting forth any amount or amounts that such Purchaser is entitled to receive pursuant to this Section shall be delivered to the Issuer and shall be conclusive absent manifest error. The Issuer shall pay such Purchaser the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 4.11    Inability to Determine Rates.

If, on or prior to the first (1st) day of any Interest Period for any Term SOFR Note:

(a)	the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)

the Requisite Purchasers determine that for any reason in connection with any request for a Term SOFR Note or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Note does not adequately and fairly reflect the cost to such Purchasers of purchasing and maintaining such Note, and the Requisite Purchasers have provided notice of such determination to the Agent, the Agent will promptly so notify the Issuer and each Purchaser.

Upon notice thereof by the Agent to the Issuer, any obligation of the Purchasers to purchase Term SOFR Notes, and any right of the Issuer to continue the interest rate applicable to Term SOFR Notes or to convert the interest rate applicable to Base Rate Notes to the interest rate applicable to Term SOFR Notes, shall be suspended (to the extent of the affected Term SOFR Notes or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Requisite Purchasers) revokes such notice. Upon receipt of such notice, (i) the Issuer may revoke any pending request for an issuance and sale of, conversion to or continuation of the interest rate applicable to Term SOFR Notes (to the extent of the affected Term SOFR Notes or affected Interest Periods) or, failing that, the Issuer will be deemed to have converted any such request into a request for an issuance and sale of or conversion to the interest rate applicable to Base Rate Notes in the amount specified therein; and (ii) any outstanding affected Term SOFR Notes will be deemed to have been converted into Base Rate Notes at the end of the applicable Interest Period. Upon any such conversion, the Issuer shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 4.10. Subject to Section 4.09, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Notes shall be determined by the Agent without reference to clause (d) of the definition of “Base Rate” until the Agent revokes such determination.

ARTICLE V.
TAXES

Section 5.01    Taxes.

(a)    Except as otherwise required by Applicable Law, all payments by Issuer or any other Note Party under this Agreement or any other Note Document (including payments with respect to the Notes and payment under a guarantee) shall be made free and clear of and without deduction for any present or future Taxes. If Issuer, any other Note Party or any other applicable Withholding Agent shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable to a Recipient under this Agreement or any other Note Document, (i) if such Taxes are Indemnified Taxes, the sum payable by Issuer or any other Note Party shall be increased as necessary so that after all required deductions for Indemnified Taxes have been made by any applicable Withholding Agent (including deductions applicable to additional sums payable under this Section 5.01(a)), such Recipient receives an amount equal to the sum it would have received had no such deductions been made; (ii) the applicable Withholding Agent shall make such deductions; and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)	Status of Purchasers

(i)    Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Note Document shall deliver to Issuer, at the time or times reasonably requested by Issuer, such properly completed and executed documentation reasonably requested by Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding, it being agreed that with respect to Israeli Guarantor or any other Note Party organized or formed under the laws of the State of Israel, and without derogating from the provisions of Section 5.01(a) above, any Purchaser shall be deemed to have complied with the provisions of this Section 5.01(b) to the extent it provides a completed and validly executed ITA Form A/114 (Claim for Reduced Rate of Withholding Tax/Exemption from Withholding Tax in the State of Israel on Payments to a Non Resident). In addition, any Purchaser, if reasonably requested by Issuer, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Issuer as will enable Issuer to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements.

(ii)	Without limiting the generality of the foregoing,

(1)

any Purchaser that is not a Foreign Purchaser shall deliver to the Issuer on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax;

(2)

any Foreign Purchaser shall, to the extent it is legally eligible to do so, deliver to the Issuer on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), two of whichever of the following is applicable:

(A)          in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(B)         executed copies of IRS Form W-8ECI;

(C)         in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code and that no payments under any Note Document are effectively connected with the Foreign Purchaser’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E;

(D)         to the extent a Foreign Purchaser is not the beneficial owner (for example, where the Foreign Purchaser is a partnership or sells a participation in the Notes), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Purchaser is a partnership (and not a participating Purchaser) and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate on behalf of such direct and indirect partner(s); and

(E)         any Foreign Purchaser shall, to the extent it is legally eligible to do so, deliver to the Issuer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Issuer to determine the withholding or deduction required to be made;

(3)

if a payment made to a Purchaser under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Issuer at the time or times prescribed by law and at such time or times reasonably requested by the Issuer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(4)

each Purchaser agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Issuer in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 5.01(b), no Purchaser shall be required to deliver any documentation pursuant to this Section 5.01(b) that such Purchaser is not legally eligible to deliver.

(iii)    Notwithstanding any other provision of this Section 5.01(b), no Purchaser shall be required to deliver any documentation pursuant to this Section 5.01(b) that such Purchaser is not legally eligible to deliver.

Section 5.02    Receipt of Payment. Within thirty (30) days after the date of any payment of Taxes by Issuer or any other Note Party pursuant to this Article V, Issuer or such Note Party shall furnish to the applicable Recipient the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Recipient.

Section 5.03    Other Taxes. Issuer and the other Note Parties shall promptly pay any registration, transfer, stamp or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes arising from any payment made under any Note Document, or from the execution, delivery, performance, enforcement or registration of, the receipt or perfection of a security interest under, or otherwise with respect to, any Note Document, except any such Taxes with respect to an assignment by a Purchaser that are Other Connection Taxes (all such non-excluded Taxes, “Other Taxes”), to the relevant Governmental Authority in accordance with Applicable Law.

Section 5.04    Indemnification. If a Recipient pays any Indemnified Taxes pursuant to this Article V, Issuer and the other Note Parties, jointly and severally, shall indemnify such Recipient on demand in full (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 5.04), whether or not such Taxes were correctly or legally asserted, together with interest thereon from and including the date of payment to, but excluding, the date of reimbursement at the Default Rate and any reasonable expenses arising therefrom. A certificate of an affected Recipient claiming any compensation under this Section 5.04, setting forth the amounts to be paid thereunder and delivered to Issuer, shall be conclusive, binding and final for all purposes, absent manifest error.

Section 5.05    Registered Obligation.

(a)

Issuer shall establish and maintain, at its address referred to in Section 12.03, (i) a Register in which Issuer agrees to register by book entry the interests (including any rights to receive payment hereunder) of each Purchaser in the Notes, each of its obligations under this Agreement to participate in the Notes, and any assignment of any such interest, obligation or right; and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of each Purchaser (and each change thereto pursuant to Section 12.01 and Section 12.02), (2) the principal amount of the Notes described in clause (i) above, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received and its application to the Notes. The entries in the Register shall be conclusive, in the absence of manifest error, and Issuer and each Purchaser shall treat each person whose name is recorded in the Register as the owner of the Notes for all purposes of this Agreement, notwithstanding notice to the contrary. No error in the Register shall diminish any of Issuer’s obligations to any Purchaser under this Agreement.

(b)

Notwithstanding anything to the contrary contained in this Agreement or elsewhere, the Notes are registered obligations, the right, title and interest of each Purchaser and its assignees in and to the Notes shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. The parties hereto intend that the Notes will be at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the U.S. Treasury Regulations, Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

Section 5.06    Tax Treatment.

(a)

For U.S. federal income and applicable state and local income tax purposes, the Parties shall treat the Notes as debt. Each Party agrees not to take any position that is inconsistent with the foregoing sentence on any Tax return or in any audit or other administrative or judicial Tax proceeding unless (i) each other Party has consented to such actions; or (ii) such inconsistent position is required as a result of a material change in Applicable Law following the date of this Agreement or the good faith resolution of a Tax audit or a judicial or administrative Tax proceeding.

(b)

This Agreement is not intended to create a partnership, association or joint venture between or among the Agent, any Purchaser and/or Issuer, any other Note Party or any Subsidiary. Each Party agrees not to refer to the other as a “partner” or the relationship as a “partnership” or “joint venture.”

Section 5.07    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article V (including by the payment of additional amounts pursuant to this Article V), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article V with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.07 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.07, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.07 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.07 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 5.08    Value Added Tax. All fees and other amounts payable to any Purchaser under this Agreement by the Issuer and/or the Guarantors are exclusive of any VAT. If any of the transactions described in this Agreement are subject to VAT, the Purchasers shall provide the Issuer with a valid invoice that complies with all relevant tax regulations and that specifically states the applicable VAT. Provided the Purchaser(s) have stated the applicable VAT on the invoice, the Issuer will pay the applicable Purchaser(s) the applicable VAT. All payments by Issuer or any other Note Party under this Agreement or any other Note Document (including payments with respect to the Notes and payments under a guarantee) which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable, if any, on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by any Purchaser and such Purchaser is required to account to the relevant tax authority for the VAT, Issuer or any other Note Party must pay to such Purchaser (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT.

ARTICLE VI.
CLOSING CONDITIONS

Section 6.01    Conditions Precedent to the Initial Notes Issuance. The obligation of each Purchaser to purchase Initial Notes on the Closing Date shall be subject to the fulfillment, to the sole satisfaction of each Purchaser, of all of the following conditions precedent in addition to the conditions specified in Section 2.01 and Section 2.02:

(a)

Notes. Issuer shall have executed and delivered an original wet ink Initial Note to each Purchaser, dated the Closing Date, and the Agent and Purchasers shall have received a fully executed and delivered Issuance Offer, together with all attachments and specifying a use for the proceeds of the Notes Issuance permitted by Section 8.02).

(b)

Closing Date Certificate; Legal Opinions. Agent and the Purchasers shall have received on or before the Closing Date executed copies of each of the following (each in form and substance satisfactory to the Agent and the Purchasers):

(i)	a certificate of the Issuer, executed respectively by a Senior Officer thereof, dated the Closing Date, substantially in the form of Exhibit C hereto; and

(ii)

favorable written opinions each dated as of the Closing Date and addressed to the Agent and the Purchasers of (a) Greenberg Traurig, LLP, U.S. counsel to the Note Parties; (b) McCann FitzGerald LLP, Irish counsel to the Note Parties; and (c) Gornitzky & Co, Israeli counsel to the Note Parties.

(c)	Organizational Documents; Incumbency.

(i)

The Issuer shall have delivered to Agent and the Purchasers a certificate, dated the Closing Date, of a Senior Officer of Issuer, countersigned and witnessed by a second Senior Officer of Issuer and certifying as to the statements below (the statements in which shall be true and correct on and as of the Closing Date) and attaching the documents below: (i) copies, certified by such officer as true and complete, of such party’s Organizational Documents certified by the appropriate Governmental Authority as being true, correct and complete copies; (ii)  copies, certified by such officer as true and complete, of resolutions of the Board of Directors (or similar governing body) of such party authorizing and approving the execution, delivery and performance by such party of the Note Documents to which it is a party and the transactions contemplated herein and therein, and specifically affirming that (a) prior to executing this Agreement and the other Note Documents, Issuer has had the opportunity to review, evaluate and negotiate this Agreement, the other Note Documents, the Exit Fee, the Prepayment Premium and the calculations thereof with its advisors, (b) each of the Exit Fee and the Prepayment Premium is a good-faith, reasonable approximation of the Purchasers’ liquidated damages upon the applicable triggering events, taking into account all of the circumstances, including the cost of funds, the opportunity costs of capital, the relative risk of the investment and the operational benefits for the Note Parties from continued use of funds as a result of the Purchasers’ agreement to accept the Exit Fee and the Prepayment Premium in lieu of additional up-front fees, (c) neither the Exit Fee nor the Prepayment Premium is intended to be nor viewed by the parties as the economic equivalent of unmatured interest, and (d) each of the Note Parties has duly authorized its entry into this Agreement and the other Note Documents in connection therewith; (iii) setting forth the incumbency of the officer of such party who executed and delivered such Note Documents, including therein a signature specimen of each such officer; and (iv) copies, certified by such officer as true and complete, of certificates of the appropriate Governmental Authority of the jurisdiction of formation, stating that such party was in good standing under the laws of such jurisdiction as of the Closing Date (or a date immediately prior thereto acceptable to Agent);

(ii)

the Israeli Guarantor and each other Note Party organized or formed under the laws of Israel, a certificate dated as of the Closing Date executed by one (1) director or officer of such Note Party (and countersigned and witnessed by a second director or a Senior Officer of such Note Party) certifying and attaching: (A) copies of the Organizational Documents of such Note Party, together with all amendments thereto; (B) a copy of the resolutions or written consents (1) of such Note Party authorizing the guaranties hereunder and the other transactions contemplated by the Note Documents to which such Note Party is or will be a party, and specifically affirming that prior to executing this Agreement and the other Note Documents, the Israeli Guarantor and each other Note Party organized or formed under the laws of Israel has had the opportunity to review, evaluate and negotiate this Agreement and the other Note Documents, and (2) of such Note Party authorizing the execution, delivery and performance by such Note Party of each Note Documents to which such Note Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith; (C) the names and true signatures of the representatives of such Note Party authorized to sign each Note Documents to which such Note Party is or will be a party and the other documents executed and delivered by such Note Party in connection herewith and therewith; and (D) a certification from the board of directors that pursuant to sections 256(d) and 282 of the Israeli Companies Law, that all approvals, as required under the Israeli Companies Law (including, without limitation, under sections 255, 270-272 and Section 277 thereof) and the Organizational Documents of such party, had been duly obtained for, amongst other things, the transactions contemplated by the Note Documents; and

(iii)

the Irish Guarantor shall have delivered to the Agent and Purchasers a certificate dated as of the Closing Date executed by one (1) director of the Irish Guarantor (and countersigned and witnessed by a second director or a Senior Officer of the Irish Guarantor) certifying and attaching: (A) copies of the Organizational Documents of the Irish Guarantor; (B) the names and true signatures of the officers of the Irish Guarantor; (C) a copy of the board resolution authorizing and approving the execution, delivery and performance by such party of the Note Documents to which it is a party and the transactions contemplated herein and therein and specifically affirming that (a) prior to executing this Agreement and the other Note Documents, Irish Guarantor has had the opportunity to review, evaluate and negotiate this Agreement, the Note Documents, the Exit Fee, the Prepayment Premium and the calculations thereof with its advisors, (b) each of the Exit Fee and the Prepayment Premium is a good-faith, reasonable approximation of the Purchasers’ liquidated damages upon the applicable triggering events, taking into account all of the circumstances, including the cost of funds, the opportunity costs of capital, the relative risk of the investment and the operational benefits for the Note Parties from continued use of funds as a result of the Purchasers’ agreement to accept the Exit Fee and the Prepayment Premium in lieu of additional up-front fees, (c) neither the Exit Fee nor the Prepayment Premium is intended to be nor viewed by the parties as the economic equivalent of unmatured interest, and (d) Irish Guarantor has duly authorized its entry into this Agreement and the other Note Documents in connection therewith; and (D) if relevant, a copy of any power of attorney granted to authorized signatories in respect of execution of this Agreement and the other Note Documents to which it is party.

(d)

Organizational and Capital Structure. Agent and Purchasers shall have received on or before the Closing Date the organizational structure and capital structure of Issuer and its Subsidiaries, immediately before giving effect to the Transactions occurring on the Closing Date, shall be as set forth on Schedule 6.01(d).

(e)

Note Documents. Agent shall have received a copy of each Note Document to be entered into on the Closing Date originally executed and delivered by each applicable party thereto for each Purchaser and original wet ink versions of the Notes.

(f)

No Default; No Material Adverse Effect; No Litigation. The Note Documents shall be in full force and effect and no event or circumstance shall have occurred and be continuing that (i) constitutes a Default, an Event of Default or an Enhanced Cooperation Event; and (ii) would reasonably be expected to constitute a Material Adverse Effect, in each case, both at the time of, and immediately after giving effect to, the purchase of the Notes. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of the Agent, singly or in the aggregate, materially impairs the consummation of the Transactions, the financing thereof or any of the other transactions contemplated by the Note Documents or that would reasonably be expected to have a Material Adverse Effect.

(g)

Representations and Warranties. The representations and warranties made by the Note Parties in Article VII hereof and in the other Note Documents shall be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, before and after giving effect to the purchase of the Notes (except that any representation or warranty that is qualified as to “materiality” shall be true and correct in all respects).

(h)

Governmental and Other Third-Party Authorizations and Consents. All governmental and third-party approvals, consents and filings necessary for the contemplated transactions or otherwise requested by the Secured Parties, including in connection with the purchase of the Notes the execution, delivery and performance of the Note Documents shall have been obtained or made and shall remain in full force and effect.

(i)

Lien Searches. Note Parties shall have delivered to Agent certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office and any other equivalent foreign office of competent jurisdiction in any Relevant non-U.S. Jurisdiction or any other jurisdiction in which a Note Party has registered material Intellectual Property, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name each Note Party as debtor and that are filed in those state and county jurisdictions in which such Note Party is organized or maintains its principal place of business and such other searches that Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Note Documents (other than any Specified Permitted Liens and other Liens acceptable to Agent). Note Parties shall have delivered to Agent a copy of an excerpt from a search against the Israeli Guarantor at Israeli Patent Office and the Israeli Companies Registrar, evidencing that there were no outstanding Liens over its assets, save as permitted under this Agreement.

(j)

Personal Property Collateral. Agent shall have received copies of all UCC financing statements in appropriate form for filing under the UCC, and all other certificates, agreements, instruments, filings, recordings and other actions, including recordations in the United States Patent and Trademark Office and the United States Copyright Office and any other equivalent foreign office of competent jurisdiction in any Relevant non-U.S. Jurisdiction or any other jurisdiction in which a Note Party has registered material Intellectual Property that are necessary or reasonably requested by Agent in order to establish, protect, preserve and perfect the security interest in the assets of each Note Party constituting Collateral as provided in any Collateral Document as a valid and perfected first priority security interest with respect to such assets shall have been duly effected (or arrangements therefor satisfactory to Agent shall have been made).

(k)	U.S. PATRIOT Act, KYC and Similar Disclosures.

(i)

The Agent and the Purchasers shall have received all documentation and other information, including a duly executed W-9 tax form (or such other applicable IRS tax form) of the Note Parties, required by such institution or its bank Governmental Authorities under laws applicable economic sanctions laws, “know your customer” and other terrorism, counter-terrorism and anti-money laundering rules and regulations, including the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,”) 31 § 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959, along with the information described in Section 12.19.

(ii)

At least five (5) days prior to the Closing Date, if the Issuer qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to the Issuer.

(l)

Solvency Certificate. The Agent and each Purchaser’s receipt of a Solvency Certificate from the chief financial officer of each Note Party dated as of the Closing Date and addressed to Agent and the Purchasers, certifying as to the matters in Section 7.01(i) and in form, scope and substance satisfactory to Agent.

(m)

Material Contracts. Agent shall have received copies of the Material Contracts; provided that such conditions shall be deemed to be satisfied if such copies are filed with the SEC and publicly available.

(n)

Evidence of Appointment of Process Agents. Agent shall have received on or before the Closing Date evidence in form and substance satisfactory to it that each Note Party organized under the Laws of a jurisdiction outside the United States of America irrevocably appoints Corporation Service Company (the “U.S. Process Agent”), as its agent for service of process in any matter related to this Agreement or the other Note Documents (the “U.S. Process Agent Appointment Letter”).

(o)

Termination of Certain Existing Liens. The Note Parties shall have delivered to Agent a release letter in form and substance reasonably acceptable to Agent together with all documents or instruments necessary to release all existing Liens on the Collateral (including public filings with respect thereto) (other than Permitted Liens).

(p)	Amendment of Specified Existing Debt Documents. The Note Parties shall have delivered to Agent an amendment to each Specified Existing Debt Document in form and substance satisfactory to Agent.

(q)

Irish Guarantor Resolution. Agent shall have received a copy of a resolution of the shareholder of the Irish Guarantor authorizing the execution by the Irish Guarantor of this Agreement and the other Note Documents to which it is party, in form and substance satisfactory to Agent.

(r)

Fees. Evidence that all fees required to be paid to the Agent and Purchasers pursuant to any Note Document on or before the date of such credit extension, shall have been paid and all other fees and expenses required to be paid to the Purchasers or the Agent (including all out-of-pocket expenses of the Agent and Purchasers (including the reasonable fees, charges and disbursements of counsel to the Secured Parties) required to be paid or reimbursed by the Note Parties) on or before or substantially concurrently with the applicable credit extension shall have been paid (or the Agent shall have received evidence in form and substance satisfactory to it that such fees will be paid substantially concurrently with the extension of credit).

(s)	IRS Forms. The Issuer shall have delivered to Agent a duly executed IRS Form W-9 certifying that the Issuer is a United States person and is not subject to U.S. federal backup withholding.

(t)

Additional Deliverables. Agent shall have received such other approvals, opinions, documents or materials as Agent may reasonably request, including all other closing deliverables described in the closing checklist attached hereto as Exhibit E.

Each Purchaser and the Agent, by delivering its signature page to this Agreement and the Purchasers purchasing and accepting the Notes on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by Agent, Requisite Purchasers or Purchasers, as applicable on the Closing Date.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES

Section 7.01    Representations and Warranties of Note Parties. Each Note Party hereby represents and warrants on its own behalf to Agent and each Purchaser as of the date of this Agreement (except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified) as follows:

(a)

Organization; Requisite Power and Authority.  Issuer is a corporation incorporated under the laws of the State of Delaware, Irish Guarantor is a private limited company incorporated under the laws of Ireland and Israeli Guarantor is a private company duly organized and validly existing under the laws of Israel. Each Note Party (i) has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted; and (ii) is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except, in each case, where the failure to be so qualified or in good standing would not result in, and would not reasonably be expected to have resulted in (A) a Material Adverse Effect, or (B) an adverse effect, in any material respect, on the timing, amount or duration of the Included Royalty Interest or the right of Agent, for the ratable benefit of the Purchasers, to receive the Included Royalty Interest). Israeli Guarantor is not a “company in breach” (“hevrah meferah”), as such term is defined in the Israeli Companies Law, and it has not received a notice that it is expected to be registered as such. No Note Party is registered or is required to be registered in the State of Israel as a “foreign company” (“hevrat hutz”), as such term is defined in the Israeli Companies Law.

(b)

No Conflict. None of the execution and delivery by any Note Party of any of the Note Documents to which any Note Party is party, the performance by each Note Party of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any material respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which any Note Party or any of its assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which any Note Party is a party or by which any Note Party or any of its assets or properties is bound or committed (including, without limitation, the License Agreement), or (C) any term or provision of any of the Organizational Documents of any Note Party, except in the case of clause (A) or (B) where any such event would not reasonably be expected to result in (1) a Material Adverse Effect, or (2) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Agent, for the ratable benefit of the Purchasers, to receive payments based on the Included Royalty Interest; or (ii), except as provided in or contemplated by any of the Note Documents, result in or require the creation or imposition of any Lien on the Product Patents, the Licensed Product or the Included Royalty Interest.

(c)	No Liens. Other than Liens granted pursuant to the Note Documents, no Note Party has granted, nor does there exist, any Lien on the Collateral (other than Specified Permitted Liens).

(d)

Due Authorization. Each Note Party has all powers and authority to execute and deliver, and perform its obligations under, the Note Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Note Documents to which any Note Party is party and the performance by each Note Party of its obligations hereunder and thereunder have been duly authorized by each Note Party. Each of the Note Documents to which any Note Party is party has been duly executed and delivered by such Note Party. Each of the Note Documents to which any Note Party is party constitutes the legal, valid and binding obligation of such Note Party party thereto, enforceable against such Note Party party thereto in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(e)

Title to Properties. Each Note Party shall be the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under the Collateral owned by it, free and clear of all Liens other than Specified Permitted Liens and Irish Guarantor shall be entitled to be the sole recipient of all payments in respect of the Included Royalty Interest. The Included Royalty Interest constituting Collateral granted to Agent on the Closing Date has not been pledged, sold, assigned, transferred, conveyed or granted by Irish Guarantor to any other Person, in each case, except Specified Permitted Liens of the types described in clauses (a), (d) and (e) of the definition thereof. Upon granting by Irish Guarantor of the security interests in the Included Royalty Interest to the Agent pursuant to the Collateral Documents and the completion of all actions necessary to perfect such security interests, Agent shall acquire for the benefit of the Secured Parties a first priority security interest in the Included Royalty Interest free and clear of all Liens, other than Specified Permitted Liens of the types described in clauses (a), (d) and (e) of the definition thereof. No Note Party has caused, and to the knowledge of the Note Parties no other Person has caused, the claims and rights of Agent and the other Secured Parties created by any Note Document in and to the Included Royalty Interest, to be subordinated to any creditor or any other Person.

(f)

Governmental Consents. The execution and delivery by each Note Party of the Note Documents to which such Note Party is party, the performance by each Note Party of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the granting of security interests in the Collateral to the Agent for the benefit of the Secured Parties) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of any applicable notices under securities laws, (ii) the filings necessary to perfect Liens created by the Note Documents, (iii) those previously obtained and in full force and effect, and (iv) those which, if not obtained, would not reasonably be expected to have a Material Adverse Effect.

(g)	Grants. Except as set forth [***], no Note Party [***]. The transactions contemplated under any Note Document are [***]. [***].

(h)

Adverse Proceedings. Except as set forth in Schedule 7.01(h), to the Knowledge of the Note Parties there is no action, suit, arbitration proceeding, claim, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal, and including by or before a Governmental Authority) pending or, to the Knowledge of the Note Parties, threatened in writing by or against any Note Party, at law or in equity, that (i) if adversely determined, would reasonably be expected to result in a Material Adverse Effect; (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Note Documents to which any Note Party is party; or (iii) may impact any security interest granted to the Agent over any asset subject to such security interest or the enforceability or validity of such security interest.

(i)

Solvency. Both immediately before and immediately after giving effect to the Transactions on the Closing Date and on each Issuance Date and the application of proceeds therefrom, (i) each Note Party, individually, is and will be Solvent; and (ii) no Note Party is or will become subject to any Bankruptcy Event. No transfer of property is being made by any Note Party and no obligation is being incurred by any Note Party in connection with the issuance and sale of the Notes and the other transactions contemplated by this Agreement or the other Note Documents with the intent to hinder, delay or defraud either present or future creditors of any Note Party and no step has been taken by any Note Party or any other Person to make any Note Party subject to a Bankruptcy Event.

(j)	No Defaults. No Default or Event of Default has occurred and is continuing, and no such event or Enhanced Cooperation Event will occur upon the purchase of the Notes on any Issuance Date.

(k)

Payment of Taxes. Other than [***], each Note Party has filed (or caused to be filed) all Tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes required to be paid by it (including in its capacity as a Withholding Agent), except where any such failure to file or pay would not result, individually or in the aggregate, in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Agent, for the ratable benefit of the Purchasers and other Secured Parties, to receive a payment equal to the Royalty Amount or for the Included Royalty Interest to be paid into the Collection Account. The Taxes that are the [***] are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP have been set aside on the Note Parties’ books and records. Other than the [***] or disputes that would not reasonably be expected to have a Material Adverse Effect, there are no disputes with a Governmental Authority that are ongoing, pending or threatened in writing against any Note Party in respect of the Tax affairs of a Note Party or any of its Subsidiaries. None of the payments received (or to be received) by any Note Party in respect of the Royalty Interest has been, or under current Law will be, subject to any deduction or withholding of any Tax and no Note Party has provided or been requested to provide any documentation to any applicable withholding agent in order to establish entitlement to any treaty benefit in order to avoid any such withholding, other than an IRS Form W-8BEN or W-8BEN-E with respect to U.S. federal withholding tax.

(l)

Certain Fees. Except as set forth on Schedule 7.01(l) or those the payment or nonpayment of which would not reasonably be expected to have a Material Adverse Effect, no Note Party has taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

(m)

Compliance with Laws. No Note Party (a) is in violation of, and to its Knowledge, is under investigation with respect to, or has been threatened in writing to be charged with or been given written notice of any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority; and (b) is subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would reasonably be expected to result in a Material Adverse Effect. Each Note Party is in compliance with the requirements of all Applicable Laws except for any breach, violation or noncompliance thereof which would not reasonably be expected to result in a Material Adverse Effect.

(n)	[Reserved].

(o)	Patents.

(1)

Schedule 7.01 sets forth a complete and accurate list of the Product Patents, including the following: Schedule 7.01(i) sets forth a complete and accurate list of all Product Patents that are Owned Patents; Schedule 7.01(ii) sets forth a complete and accurate list of all Product Patents that are Co-owned Patents including with respect to each Co-owned Patent any other Person that has an ownership interest in such Co-owned Patent. For each Product Patent set forth on Schedule 7.01, Issuer has indicated: (i) the application number; (ii) the patent or registration number, if any; (iii) the country or jurisdiction of application and/or registration; (iv) the date of application and/or registration; and (v) the registered owner(s) thereof.

(2)

Israeli Guarantor is the sole and exclusive owner of the entire right, title and interest in each of the Product Patents that are Owned Patents other than the Jointly-Owned Patents, and Israeli Guarantor jointly owns, solely with Licensee, each of the Product Patents that are Jointly-Owned Patents. Except as set forth in Schedule 7.01(v), each of the Product Patents that are Owned Patents are not subject to any encumbrance, lien or claim of ownership by any Third Party, and there are no facts that would preclude Israeli Guarantor from having unencumbered title to the Owned Patents, in each case, other than Specified Permitted Liens. Except as set forth in Schedule 7.01(v), no Note Party has received any notice of any claim by any Third Party challenging the ownership of the rights of such Note Party in and to any of the Product Patents that are Owned Patents.

(3)	[Reserved].

(4)	[Reserved].

(5)

Except as would not reasonably be expected to result in a Material Adverse Effect or a material reduction in the amount of the Royalty Interest, to the Knowledge of the Note Parties, each Person who has or has had any rights in or to the Product Patents, including each inventor named on the Product Patents, has executed a Contract assigning their entire right, title and interest in and to such Product Patents and the inventions embodied, described and/or claimed therein, to the owner thereof.

(6)

To the Knowledge of the Note Parties, no issued Product Patent has lapsed, expired or otherwise been terminated. To the Knowledge of the Note Parties, no Product Patent applications have lapsed, expired, been abandoned or otherwise been terminated, other than by operation of law or, with regard to immaterial Product Patents, by any prosecution or maintenance decisions of the Licensee on a case-by-case and country-by-country basis and under routine patent prosecutions.

(7)

There are no unpaid maintenance fees, annuities or other like payments with respect to the Product Patents that would have a material effect on any Product Patent or that would result in a material reduction in the amount of the Royalty Interest.

(8)

Except as set forth in Schedule 7.01(v), (i) to the Knowledge of the Note Parties each of the Product Patents correctly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Product Patent was issued or is pending; (ii) to the Knowledge of the Note Parties, there is not any Person who is or claims to be an inventor of any of the Product Patents who is not a named inventor thereof; and (iii) no Note Party has received any notice from any Person who is or claims to be an inventor of any of the Product Patents who is not a named inventor thereof.

(9)

Each of the Product Patents is valid, enforceable and subsisting. (i) No Note Party has received any opinion of counsel that any of the Product Patents is invalid or unenforceable, and (ii) no Note Party has received any written notice of any claim by any Third Party challenging the validity or enforceability of any of the Product Patents.

(10)

To the Knowledge of the Note Parties, each individual associated with the filing and prosecution of the Product Patents has complied, in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such individual to be material to patentability of each such Product Patent, in those jurisdictions where such duties exist.

(11)

To the Knowledge of the Note Parties, there is at least one (1) valid claim in each of Product Patent that would be infringed by Licensee’s Exploitation of the Product Patents in the currently approved indications of use but for the Licensee’s rights in such Product Patent.

(12)	[Reserved].

(13)

There are no pending or threatened proceedings before a Governmental Authority (other than normal course patent examinations, if any) that could reasonably be expected to (i) impact the validity and/or enforceability of any of the claims of the Product Patents, or (ii) otherwise impact whether any claim within the Product Patents is a valid claim.

(14)

Except as set forth in Schedule 7.01(v), there is no pending, decided or settled Dispute, including without limitation any International Trade Commission investigations, and, to the Knowledge of the Note Parties, no such Dispute been threatened in writing, in each case, challenging the legality, validity, enforceability, scope or ownership of any Product Patent, or adjudicating whether any Product Patent is or would be infringed by the Exploitation of a product by a Third Party.

(15)	Except as set forth in Schedule 7.01(v), to the Knowledge of the Note Parties there are no pending Disputes or like procedures involving any of the Product Patents.

(16)

Except as set forth in Schedule 7.01(v), to the Knowledge of the Note Parties, none of the conception, development and reduction to practice of the inventions claimed in the Product Patents has constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party.

(17)	No Note Party has filed any disclaimer, other than a terminal disclaimer, or made or permitted any other voluntary reduction in the scope of any Product Patent.

(18)

To the Knowledge of the Note Parties, neither any Note Party nor any other Person has undertaken or omitted to undertake any acts, and no circumstances or grounds exist, that would void, invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of any of the Product Patents.

(19)

To the Note Parties’ Knowledge, (i) no Third Party Patent has been, or is or will be, infringed by Licensee’s Exploitation of the Licensed Products; (ii) no Patent other than the Product Patents would limit or prohibit in any material respect Licensee’s Exploitation of any Licensed Product; and (iii) Licensee does not have rights in any Patent other than the Product Patents that relate to, are embodied in, cover, involve or would otherwise be infringed by the Exploitation of the Licensed Product. Except as set forth in Schedule 7.01(v), no Note Party nor, to the Knowledge of any Note Party, Licensee has received any notice of any claim by any Third Party asserting that Licensee’s Exploitation of any Licensed Product infringes such Third Party’s Patents. No Note Party has received any opinion of counsel regarding infringement or non-infringement of any Third Party Patent by Licensee’s Exploitation of any Licensed Product.

(20)

No Subsidiary or Affiliate of any Note Party other than the Note Parties has rights to any Patent that relates to, is embodied in, covers, involved or would otherwise be infringed by the Exploitation of a Licensed Product.

(21)

Except as set forth in Schedule 7.01(v) or as would not reasonably be expected to result in a Material Adverse Effect or be likely to result in a material reduction in the amount of the Royalty Interest, (i) there are no Disputes between a Note Party and a Third Party relating to the Exploitation of any Licensed Product, (ii) no Note Party has received or given notice of any such Dispute, and (iii) to Issuer’s Knowledge, there exists no circumstances or grounds upon which any such claims could be asserted. The Patents are not subject to any outstanding injunction, judgment or other decree, ruling, charge settlement or other disposition of any Dispute.

(22)	No Note Party is aware of any actual, potential, suspected or threatened infringement, misappropriation or other violation by a Third Party of any Patent Right.

(p)

Margin Stock. No Note Party is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the proceeds received from the issuance of the Notes shall be used by any Note Party for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(q)	License Agreement.

(i)	No Note Party nor, to the Knowledge of the Note Parties, [***], as applicable, has [***]; provided that no Note Party shall be required on the Closing Date to [***].

(ii)

The License Agreement is in full force and effect and has not been waived, altered or modified in any respect, whether by consent or otherwise, other than as set forth on Schedule 1.01(a). The Licensee has not been released, in whole or in part, from any of its material obligations under the License Agreement. The License Agreement has not been satisfied in full, discharged, canceled, terminated, subordinated or rescinded, in whole or in part. The License Agreement is the entire agreement among the parties thereto relating to the subject matter thereof.

(iii)	No Note Party has [***].

(iv)

No Note Party has received any notice or other written or, the Knowledge of the Note Parties, oral communication requesting any amendment, supplement, alteration or modification to the License Agreement that could reasonably be expected to have an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right for the Included Royalty Interest to be paid into the Collection Account and be included as Collateral or the right of Agent, for the ratable benefit of the Secured Parties, to receive the proceeds of the License Agreement and the Included Royalty Interest as Collateral.

(v)

To the Knowledge of the Note Parties, all payments required to be made under the License Agreement have been made and nothing has occurred and no condition exists that could adversely impact, in any material respect, the right of Irish Guarantor to receive any payments payable to Irish Guarantor under the License Agreement. No Note Party nor, to the Knowledge of the Note Parties, the Licensee, has taken any action or omitted to take any action that could adversely impact, in any material respect, the right of Agent to take a security interest in the License Agreement or the Royalty Interest for the benefit of the Secured Parties. No Note Party is aware of any tax set-off, dispute or counterclaim that could be expected to reduce the Royalty Interest or the amount of the Included Royalty Interest in any material respect or result in an Enhanced Cooperation Event.

(vi)

The execution, delivery and performance of the License Agreement was and is within the corporate powers or other organizational power of the Irish Guarantor and its Affiliates and, to the Knowledge of the Note Parties, the Licensee. The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Irish Guarantor and its Affiliates and, to the Knowledge of the Note Parties, the Licensee.

(r)	Material Contracts. Without limiting any representation made under Section 7.01(q) above:

(i)	Schedule 7.01(r) contains a true, correct and complete list of all Material Contracts of the Note Parties as of the Closing Date.

(ii)

Except as separately disclosed in writing to Agent referencing this Section 7.01, neither any Note Party nor, to the Note Parties’ Knowledge, any Material Contract Counterparty is in material breach or default of any Material Contract and no circumstances or grounds exist that would, upon the giving of notice, the passage of time or both, give rise (i) to a claim by any Note Party or any Material Contract Counterparty of a material breach or default of any Material Contract, or (ii) to a right of rescission, termination, revision, setoff, or any other rights, by any Person, in, to or under any Material Contract except, in any case, where such claim or right would not reasonably be expected to have a Material Adverse Effect. No Note Party has received from, or delivered to, any Material Contract Counterparty, any notice alleging a material breach or default under any Material Contract, which breach or default has not been cured or waived as of the date hereof, except as would not reasonably be expected to have a Material Adverse Effect.

(iii)

Except as would not reasonably be expected to have a Material Adverse Effect, (A) each Material Contract to which any Note Party is a party is a valid and binding obligation of such Note Party and, to the Knowledge of the Note Parties, of the applicable Material Contract Counterparty, enforceable against each of such Note Party and, to the Knowledge of the Note Parties, each applicable Material Contract Counterparty in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally; (B) no Note Party has received any written notice from any Material Contract Counterparty or any other Person challenging the validity or enforceability of any Material Contract; and (C) neither any Note Party nor, to the Knowledge of the Note Parties, any Material Contract Counterparty, has delivered or intends to deliver any written notice to any Note Party or a Material Contract Counterparty challenging the validity or enforceability of any Material Contract.

(iv)

Except as would not reasonably be expected to have a Material Adverse Effect, neither any Note Party nor, to the Knowledge of the Note Parties, any Material Contract Counterparty, is contemplating to commence any case, proceeding or other action relating to Material Contract Counterparty’s bankruptcy, insolvency, liquidation or dissolution or reorganization by any of the foregoing means.

(s)

Principal Place of Business; Chief Executive Office. The chief place of business, the chief executive office and each office where each Note Party keeps its records regarding the Collateral are, as of the date hereof, each located at the locations described on Schedule 7.01(s).

(t)

Other Names. Except as set forth on Schedule 7.01(t), no Note Party (or any predecessor by merger or otherwise) has, within the five (5)-year period preceding the date hereof, had a name that differs from its name as set forth on the signature pages hereto.

(u)

Disclosure. Except as would not reasonably be expected to have a Material Adverse Effect, no written information heretofore or herein supplied by or on behalf of any Note Party to any Agent or any Purchaser in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Note Document (as modified or supplemented by other information so furnished) when taken as a whole contains any misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (it being understood that with respect to projections and pro forma financial information, such information was prepared based upon good faith estimates and assumptions believed by management of Issuer to be accurate and reasonable at the time made, it being recognized by the Agent and Purchasers that such financial information as it relates to future events is not to be viewed as fact, that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and that no assurances are being given that the results reflected in the projections and the other pro forma financial information will be achieved). There is no fact or circumstance known to any Note Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed in writing to the Agent. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(v)

Sanctions. No Note Party is, nor to the knowledge of the Note Parties, is any director, officer, employer, agent, representative or Affiliate of a Note Party, the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, the State of Israel (including the Israeli Ministry of Finance or the Israeli Ministry of Defense) or the United Kingdom (collectively, “Sanctions”). Each Note Party, and to the knowledge of the Note Parties, each director, officer, employer, agent, representative and Affiliate of a Note Party, is in compliance with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(w)

Privacy. Each of the Note Parties have complied with, and are in compliance with, all applicable Privacy Laws and any applicable written privacy policy of the Note Parties, in each case, except in the case that such failure to comply with any Privacy Laws and any applicable privacy policy of each of the Note Parties would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (i) there are not, and have not been any written allegations or claims or occurrences pertaining to an actual security breach of Personal Information or alleged non-compliance with applicable Privacy Laws; (ii) each of the Note Parties have implemented industry standard or better information and data security policies and procedures that are designed to safeguard the confidential information of each of the Note Parties (including the confidential information of the Note Parties’ customers), as well as all Personal Information collected by each of the Note Parties both on its own behalf and on behalf of third parties; and (iii) in the past one (1) year, no Note Party has (A) experienced any material actual, alleged or suspected unauthorized access, use or disclosure of, or data breach or other security incident involving Personal Information in its possession or control, or (B) received any written notice of any proceeding by any Governmental Authority concerning any Note Party’s collection, use, processing, storage, transfer or protection of Personal Information or any actual, alleged or suspected violation of any Privacy Law, and, to the Knowledge of any Note Party, there are no facts or circumstances that could reasonably be expected to give rise to any such proceedings.

(x)

No Regulatory Restrictions on Issuance, Guarantees or Upstreaming Cashflows. To the Knowledge of the Note Parties, none of the Note Parties or their Subsidiaries is subject to regulation under any Applicable Law, treaty, rule or regulation or determination of an arbitrator or court or other Governmental Authority or any other contractual restriction that limits its ability to incur or guarantee any Indebtedness under any Note or any other Note Document except as would not be adverse to the ability of the Note Parties to perform their Obligations under the Note Documents.

(y)

Rank of Debt. The obligations of the Note Parties under the Note Documents to pay the principal of and interest on the Notes and any and all other amounts due thereunder constitute direct and unconditional senior obligations of each such Note Party and will at all times rank at least equal in right of payment with all other present and future indebtedness and other obligations of such Note Party, except for any obligations in respect of employee compensation, benefits, taxes and other obligations that are immaterial in the aggregate to the Note Parties, taken as a whole, which have priority under any applicable Laws.

(z)

No Set-off. The obligations of the Note Parties under the Note Documents are not subject to any defense, set-off or counterclaim by any of the Note Parties or any circumstance whatsoever which might constitute a legal or equitable discharge from its obligations thereunder.

(aa)	No Immunity; Proper Legal Form; No Need to Qualify under Any Relevant Jurisdiction or Other Applicable Law.

(i)

None of the Note Parties nor any of their properties have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the United States, Ireland, Israel, any Relevant Jurisdiction or other relevant jurisdiction in respect of its obligations under the Note Documents. To ensure the legality, validity, enforceability or admissibility into evidence in each Relevant Jurisdiction of the Note Documents, it is not necessary that the Note Documents or any other document be filed or recorded with any Governmental Authority in any Relevant Jurisdiction.

(ii)

Except as would not reasonably be expected to have a Material Adverse Effect, (A) each of the Note Documents is in proper legal form under the Laws of each Relevant Jurisdiction for the enforcement thereof against the Note Parties under such Laws, and (B) the submission to jurisdiction, appointment of the process agent, consents and waivers by the Note Parties in this Agreement and the other Note Documents are valid and irrevocable.

(iii)

It is not necessary in order for the Agent or any Purchaser to enforce any rights or remedies under the Note Documents or solely by reason of the execution, delivery and performance by any of the Note Parties of the Note Documents that Agent or any Purchaser be licensed or qualified with any Governmental Authority in any Relevant Jurisdiction, or be entitled to carry on business in any of the foregoing.

(bb)

Exchange Controls. Under current Laws and regulations of each Relevant Jurisdiction applicable to the Note Parties and each political subdivision thereof, all interest, principal, premium, if any, and other payments due or to be made on the Notes or otherwise pursuant to the Note Documents may be freely transferred out of such Relevant Jurisdictions and may be paid in, or freely converted into, Dollars.

(cc)

Investment Company Act. No Note Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, as such terms are defined in the Investment Company Act of 1940.

(dd)	Israeli Guarantor. The prices of any [***].

(ee)

ERISA. Neither Issuer, any Subsidiary nor any ERISA Affiliate has any Pension Plan (other than any Pension Plan that is in material compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations or that would not reasonably be expected to have a Material Adverse Effect).

Section 7.02    Survival of Representations and Warranties. All representations and warranties by the Note Parties, whether with respect to any Note Party, any respective Affiliate or any asset or property, contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions described in this Agreement and continue in effect until Payment in Full.

Section 7.03    Representations and Warranties of Purchasers. Each Purchaser, by acceptance of a Note, hereby represents and warrants on the Closing Date and on each Issuance Date as follows:

(a)

Accredited Purchaser. It is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and an “Institutional Account” as defined in FINRA Rule 4512(c) or a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act, and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase and sale of the Notes from Issuer and the suitability thereof for such Purchaser. It is specifically understood and agreed that such Purchaser is acquiring the Notes for the purpose of investment and not with a view toward the sale or distribution thereof within the meaning of the Securities Act, and it is acquiring the Notes only for its own account and not for the account of others, or if such Purchaser is subscribing for the Notes as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion on such account, and the full power and authority to make the acknowledgments, representations and agreements herein on behalf of each owner of each such account.

(b)

Registration. It understands that the Notes will not be registered under the Securities Act by reason of their issuance by Issuer in a transaction exempt from the registration requirements of the Securities Act and that it may have to hold the Notes indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws, or is exempt from registration or qualification by prospectus.

(c)

Existence, Good Standing, and Power and Authority. It (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, incorporation or formation; and (ii) has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by it, will constitute valid and legally binding obligations of each Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)

Satisfaction of Conditions. Such Purchaser further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(e)

Investor Representations. Such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in equity transactions that are not registered under the Securities Act, and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Notes.

(f)

Opportunity to Review. In making its decision to purchase the Notes, such Purchaser has relied solely upon independent investigation made by such Purchaser and the Issuer’s representations and warranties in Section 7.01 and covenants contained herein and in the other Note Documents. Such Purchaser acknowledges and agrees that such Purchaser has received, and has had an adequate opportunity to review, such information as such Purchaser deems necessary in order to make an investment decision with respect to the Notes, including with respect to the Note Parties and the Transactions. Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Notes, and such Purchaser acknowledges that it has reviewed all disclosure documents provided by or on behalf of the Issuer in connection with the Notes Issuance, the Note Documents and the Transactions.

(g)

Risk Analysis. Such Purchaser has analyzed and considered the risks of an investment in the Notes and determined that the Notes are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Purchaser’s investment in the Issuer. Such Purchaser acknowledges specifically that a possibility of total loss exists.

ARTICLE VIII.
AFFIRMATIVE COVENANTS

Each Note Party covenants and agrees with Agent and Purchasers that, until Payment in Full:

Section 8.01    Maintenance of Existence. Each Note Party shall at all times (a) preserve, renew and maintain in full force and effect its legal existence (except as otherwise permitted pursuant to Section 9.02 hereof) and good standing as a corporation under the Laws of the jurisdiction of its organization, provided such concept exists under the Laws of that jurisdiction; (b) not change its name, jurisdiction of organization or formation or its chief executive office as set forth herein without having given the Agent and the Purchasers the notice thereof required under Section 8.13; and (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.02    Use of Proceeds. Issuer shall use the net proceeds of the issuance of the Notes received by it for general corporate purposes. No portion of the proceeds of any Notes Issuance shall be used in any manner that causes or might cause such Notes Issuance or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, or any other regulation thereof, or to violate the Exchange Act, to violate any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws or other Applicable Laws.

Section 8.03    Financial Statements and Information.

(a)

Note Parties shall furnish to Agent and the Purchasers, on or before the forty-fifth (45th) day after the close of each quarter of each fiscal year (or such earlier date which such information is filed with the SEC), the consolidated balance sheet of the Issuer and its Subsidiaries as at the close of such quarter and consolidated statement of operations and comprehensive loss and cash flows of the Issuer and its Subsidiaries for such quarter, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Issuer as having been prepared in accordance with GAAP and fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Issuer and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. In the event that any such quarterly financial statement is required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish such statement to Agent and Purchasers concurrently with such filing (which requirement may be satisfied by the Issuer sending Agent a hyperlink to the EDGAR website where such information is available). Concurrently with the delivery or filing of the statements described in the preceding two sentences, Note Parties shall furnish to Agent and Purchasers a Compliance Certificate of the chief financial officer of the Issuer, which certificate shall include (i) (A) a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default or an Event of Default, and (B) the amount of the Included Royalty Interest; and (ii) solely to the extent that such certificate is delivered prior to the Covenant Expiration Date, (A) a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes an Enhanced Cooperation Event, and (B) a certification as to the Tangible Net Worth and Quick Ratio as of the applicable Test Date, along with backup documentation and calculations relating to the same.

(b)

Note Parties shall furnish to Agent and Purchasers, on or before the ninetieth (90th) day after the close of each fiscal year or such earlier date such financial information is filed with the SEC, the Issuer’s and its Subsidiaries’ consolidated financial statements as at the close of such fiscal year, including the consolidated balance sheet as at the end of such fiscal year and consolidated statement of operations and cash flows of the Issuer and its Subsidiaries for such fiscal year, setting forth, in each case, in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. In the event that any such annual financial statement is required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, Note Parties shall furnish such statement to Agent and Purchasers concurrently with such filing (which requirement may be satisfied by Note Parties sending Agent a hyperlink to the EDGAR website where such information is available). Concurrently with the delivery or filing of the documents described in the preceding sentence, Note Parties shall furnish to Agent a Compliance Certificate of the chief financial officer of the Issuer, which certificate shall include (i)(A) a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default or an Event of Default, and (B) the amount of the Included Royalty Interest; and (ii) solely to the extent that such certificate is delivered prior to the Covenant Expiration Date, (A) a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes an Enhanced Cooperation Event, and (B) a certification as to the Tangible Net Worth and Quick Ratio as of the applicable Test Date, along with backup documentation and calculations relating to the same.

(c)	Other than [***].

(d)	For each quarter ending after the Closing Date, Note Parties shall, [***].

(e)

If, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements, the consolidated financial statements delivered pursuant to this Section 8.03 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to this Section 8.03 had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change (except to the extent the failure to timely deliver would not reasonably be expected to have a Material Adverse Effect), one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agent.

(f)

Promptly after the same become publicly available, the Note Parties shall furnish Agent copies of all periodic and other reports, proxy statements and other materials filed by any Note Party with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Issuer to its shareholders generally, as the case may be, unless the failure to timely deliver such reports, proxy statements and other materials would not reasonably be expected to have a Material Adverse Effect.

(g)

Promptly after receipt thereof by any Note Party, copies of each material notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of any Note Party thereof that would be reasonably likely to result in (A) to the extent prior to the Covenant Expiration Date, an Enhanced Cooperation Event; or (B) a Material Adverse Effect.

Section 8.04    Books and Records; Audit Rights.

(a)

Note Parties shall keep proper books, records (including all records required to be maintained by any Governmental Authority) and accounts in which entries in material conformity with sound business practices and all requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business, assets and activities, and shall permit the preparation of the consolidated financial statements of the Issuer and its Subsidiaries in accordance with GAAP.

(b)

Agent, the Purchasers and their Representatives shall have the right from time to time at the cost of the Note Parties to visit the offices and properties of each Note Party where books and records relating or pertaining to the Included Royalty Interest and the Collateral are kept and maintained (or, at the option of the Agent and Purchasers, to conduct a meeting by telecommunications), to discuss, with officers of the Note Parties, the business, operations, properties and financial and other condition of the Note Parties, to discuss the License Agreement and the Licensed Product, to discuss the Quarterly Report, to verify compliance with the provisions of the Note Documents regarding receipt and application of the Included Royalty Interest and, upon physical visits, to inspect and make extracts from and copies of the books and records of the Note Parties relating or pertaining to the Included Royalty Interest and the Collateral; provided that, (i) unless (A) an Enhanced Cooperation Period is then in effect or (B) a Default or an Event of Default shall have occurred and is then continuing, the Agent, the Purchasers and their Representatives shall be collectively permitted to exercise the rights under this clause (b) only once during any calendar year; and (ii) the Agent, the Purchasers and their Representatives shall use commercially reasonable efforts to ensure that any exercise of the rights under this clause (b) are made during normal business hours and upon prior written notice to Issuer.

(c)	Upon request by the Agent, the [***]

Section 8.05    Governmental Authorizations. Except as would not reasonably be expected to have a Material Adverse Effect, each Note Party shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against such Note Party of this Agreement and the other Note Documents to which it is a party.

Section 8.06    Compliance with Laws and Contracts.

(a)

Each Note Party shall comply with all Applicable Laws, perform its obligations under the License Agreement and use commercially reasonable efforts to take all actions necessary to enforce its rights under the License Agreement except, in each such case, where the failure to comply or so perform would not reasonably be expected to result in a Material Adverse Effect or, to the extent prior to the Covenant Expiration Date, an Enhanced Cooperation Event (subject to Section 9.01).

(ii)

Solely to the extent that an Enhanced Cooperation Period is then in effect, (A) each Note Party shall perform its obligations under all Material Contracts (other than the License Agreement), except, in each such case, where the failure to so perform would not reasonably be expected to result in a Material Adverse Effect; and (B) each Note Party shall use commercially reasonable efforts to take all actions necessary to enforce its rights under each Material Contract (other than the License Agreement), except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)

Each Note Party shall at all times comply with the margin requirements set forth in Section 7 of the Exchange Act and any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(c)

Each of the Note Parties will, and will cause each of its Subsidiaries to, comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws and will maintain in effect policies and procedures designed to ensure compliance by the Note Parties, their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws; provided that, solely in the case of the Subsidiaries of the Note Parties, to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect. No Note Party will, directly or indirectly, use the proceeds of the issuance and sale by Issuer of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Corruption Law; or (ii) (A) to fund any activities or business of or with any Person, in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions; or (B) any other manner that would result in a violation of any applicable Sanctions by any Person (including any Person participating in the Notes, whether as agent, purchaser, underwriter, advisor, investor or otherwise).

Section 8.07    [Reserved].

Section 8.08    Notices.

(a)

Note Parties shall promptly (and in any event within one (1) Business Day) after an officer becomes aware thereof, give written Notice to the Agent and the Purchasers of (A) to the extent occurring prior to the Covenant Expiration Date, each Enhanced Cooperation Event; and (B) each Default, Event of Default or Prepayment Event and each other event that has or would reasonably be expected to have a Material Adverse Effect; provided that, in any of the foregoing situations where any Note Party knows a press release or other public disclosure is to be made, such Note Party shall use all commercially reasonable efforts to provide such information to the Secured Parties as early as possible, but in no event later than simultaneously with such release or other public disclosure.

(b)

The Note Parties shall promptly give written Notice to the Agent and the Purchasers upon receiving notice, or an officer otherwise becomes aware, of any default or event of default under any Material Contracts, except to the extent the failure to timely deliver such Notice would not reasonably be expected to have a Material Adverse Effect.

(c)

Note Parties shall, promptly (and in any event within four (4) Business Days) after any Note Party becomes aware thereof, give written Notice to the Agent and the Purchasers of (i) any litigation or proceedings to which any Note Party is a party which would reasonably be expected to have (A) a Material Adverse Effect, or (B) to the extent occurring prior to the Covenant Expiration Date, an Enhanced Cooperation Event; and (ii) any material developments with respect to (A) any such litigation, and (B) any litigation among a Note Party with the Israel Tax Authority, ***.

(d)

Note Parties shall, promptly after an officer becomes aware thereof, give written Notice to the Agent and the Purchasers of any litigation or proceedings challenging the validity of the License Agreement, the Note Documents or any of the transactions contemplated therein.

(e)

In connection with any Notice, report, update or other data or information received by a Note Party and delivered or required to be delivered to Agent pursuant to Section 8.03(c), the Note Parties shall promptly provide Agent with a summary of such Note Party’s intended response to Licensee and a copy of any response delivered to Licensee.

(f)

The Note Parties shall promptly, after an officer becomes aware thereof, give written Notice to the Agent and the Purchasers of any material regulatory examination or investigation against such Note Party by a Governmental Authority and to the extent permitted by Applicable Law and not required to be kept confidential, copies of any and all other correspondence from such Governmental Authority, together with such additional information relating to such regulatory examination or investigation as Agent may reasonably request, except to the extent the failure to timely deliver any such Notice would not reasonably be expected to have a Material Adverse Effect.

Section 8.09    Payment of Taxes.

(a)

Except as would not reasonably be expected to have a Material Adverse Effect, each Note Party will (i) timely and accurately file all U.S. federal income Tax returns, all Irish corporation tax returns, all Israeli Tax returns and all other material Tax returns required to be filed; and (ii) pay all U.S. federal income Tax, all Irish corporation tax, all Israeli Tax and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid to the extent such Taxes or claims are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as, (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor; and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. Except as would not reasonably be expected to have a Material Adverse Effect, no Note Party will (i) file or consent to the filing of any consolidated income tax return with any Person (other than the Issuer or any of its Subsidiaries), or (ii) enter into any tax sharing or similar agreement with any Person (other than (x) any such agreement with any of the Note Parties, or (y) agreements entered into in the ordinary course of business, the primary purpose of which does not relate to Tax).

(b)	At all times, the Issuer shall cause the Note Parties to [***].

Section 8.10    Company in Breach. Israeli Guarantor shall timely and accurately file all filings required to be filed with the Israeli Companies Registrar and shall timely pay all fees due to the Israeli Companies Registrar, in each case, as necessary for it to not be classified as “company in breach” (“hevrah meferah”), as such term is defined in the Israeli Companies Law.

Section 8.11    Intellectual Property. In each case (x) subject to Article 6 of the License Agreement, and (y) solely to the extent that the Note Parties are permitted to take such actions in accordance with the License Agreement:

(a)

Each Note Party shall, at its sole expense, prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary and/or desirable to (i) prosecute and maintain the material Intellectual Property (including material Product Patents); and (ii) defend or assert such material Intellectual Property against commercially significant infringement or interference by any other Persons, and against any claims of invalidity or unenforceability (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) to the extent any Note Party has the right to do so. Note Parties shall keep Agent and the Purchasers informed of all such actions. For clarity, this subsection (a) shall apply only to the extent of any Note Party’s or any Affiliate’s rights (including rights to review and comment) to prosecute, maintain and/or enforce the Intellectual Property.

(b)

To the extent permitted under the License Agreement, no Note Party shall, nor shall it permit or suffer any of its Affiliates to consent to any dispute or disagreement in any action, suit or proceeding referred to in Section 11.3 of the License Agreement or any claim for indemnification under Section 10.3 of the License Agreement, in each case, without the prior consultation of Agent.

(c)

Note Parties shall use commercially reasonable efforts to prosecute all pending material Patent applications within the Product Patents and pursue extensions for issued material Patents in the Product Patents, including patent term extensions and supplementary protection certificates, as applicable, for which any Note Party or its Affiliates has rights to prosecute such Patents consistent with standards in the biotechnology industry (as applicable) for similarly situated entities.

(d)	Note Parties shall, and shall cause their Affiliates to:

(i)	take reasonable measures to protect the proprietary nature of material Intellectual Property and to maintain in confidence all trade secrets and confidential information comprising a part thereof;

(ii)

not disclose and use commercially reasonable efforts to prevent any distribution or disclosure by others (including their employees and contractors) of any item that contains or embodies material Intellectual Property; and

(iii)	take reasonable physical and electronic security measures to prevent disclosure of any item that contains or embodies material Intellectual Property.

(e)

Note Parties shall use commercially reasonable efforts to cause each individual associated with the filing and prosecution of the Product Patents material to the conduct of the business of Note Parties to comply in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such individual to be material to patentability of each such Patent, in those jurisdictions where such duties exist.

(f)

Note Parties shall furnish Agent and the Purchasers from time to time upon Agent’s reasonable written request therefor, but in any event, not more than once in any fiscal year so long as no Enhanced Cooperation Period or Event of Default is continuing, reasonably detailed statements and schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to any Intellectual Property as Agent and the Purchasers may reasonably request.

(g)

Note Parties shall, promptly upon obtaining Knowledge thereof, give written notice to Agent and the Purchasers of any commercially significant infringement or interference by any Person, any claims of invalidity or unenforceability or any prosecution or litigation action relating to the Product Patents or patents and trademarks relating to the Licensed Product granted outside of the United States in any Relevant non-U.S. Jurisdiction.

Section 8.12    Security Documents; Further Assurances.

(a)

Subject to Section 8.12(b), Note Parties shall promptly, upon the reasonable request of Agent, at Note Parties’ expense, (a) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Note Documents or otherwise deemed by Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Note Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; (b) deliver or cause to be delivered to Agent and the Purchasers from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Agent and as the Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Note Documents; and (c) upon the exercise by Agent of any power, right, privilege or remedy pursuant to any Note Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that Agent may require. In addition, subject to Section 8.12(b), Note Parties shall promptly, at their sole cost and expense, execute and deliver to Agent such further instruments and documents, and take such further action, as the Agent may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of this Agreement and the other Note Documents to which it is a party and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Agent for the benefit of the Secured Parties hereby and thereby.

(b)	Notwithstanding anything to the contrary herein or in any other Note Document, no [***].

Section 8.13    Information Regarding Collateral. No Note Party shall effect any change (i) [***]; (ii) except to the extent such change would not reasonably be expected to have a Material Adverse Effect, in the location of its chief executive office; (iii) [***]; (iv) except to the extent such change would not reasonably be expected to have a Material Adverse Effect, in its federal Taxpayer Identification Number or organizational identification number, if any; or (v) [***], until (A) it shall have given Agent not less [***] (in the form of a certificate of a duly authorized Senior Officer of such Note Party), or such lesser notice period agreed to by Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as Agent may reasonably request; and (B) it shall have taken all actions reasonably satisfactory to Agent to maintain the perfection and priority of the security interest of Agent for the benefit of the Secured Parties in the Collateral, if applicable (subject to the limitations set forth in Section 8.12(b)). The Note Parties agree to provide Agent with (1) certified Organizational Documents reflecting any of the changes described in the preceding sentence prior to making any such change, and (2) prior written notice of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which any portion of Collateral is located (including the establishment of any such new office or facility), except to the extent the failure to so timely deliver such certified Organizational Documents or provide prior written notice of any such change referred to in clause (2) would not reasonably be expected to have a Material Adverse Effect.

Section 8.14    Additional Collateral; [***].

(a)

With respect to any asset or property of the Note Parties that are intended to be Collateral acquired after the Closing Date by any Note Party that is not already subject to the Lien created by any of the Note Documents or specifically excluded from the requirement to be subject to such Lien in the Note Documents, such Note Party shall promptly (and in any event within thirty (30) days after the acquisition thereof) (i) execute and deliver to the Agent and Purchasers such amendments or supplements to the relevant Note Documents or such other documents (including pledge agreements and debentures) as Agent shall deem necessary or advisable to grant for its benefit, a first priority (subject to Specified Permitted Liens) Lien on such property subject to no Liens other than Specified Permitted Liens; and (ii) take all actions necessary or reasonably requested by Agent to cause such Lien to be duly perfected in accordance with all applicable requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Agent. Subject to Section 8.12(b), Note Parties shall otherwise take such actions and execute and/or deliver to Agent such documents as Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any Collateral Document on such after-acquired properties.

(b)

Without limiting any other rights or remedies Agent or any other Secured Party may have under this Agreement or any Collateral Document, if (i) [***] by operation of law, or (ii) any of the Note Parties [***] as to such Note Party by operation of law, then the Note Parties, in consultation with Agent, or Agent (in the case of a termination under preceding sub-clause (ii) or in the event that any of the Note Parties fails to so consult with Agent), in each case, at Agent’s option and at all times in consultation with Agent and subject to the further requirements of this Section 8.14(b), [***] Third Party’s use of the Intellectual Property in the development, manufacture, use and Commercialization of the Licensed Product [***]. The Note Parties shall cooperate with Agent and the other Secured Parties, at the [***], in connection therewith, in such efforts to [***], which license shall (i) become effective as soon as practicable, but in any event, [***], (ii) [***], and (iii) include, without Agent’s prior written consent, terms, conditions and limitations that are not materially less favorable to the Note Parties or Agent and other Secured Parties (other than economic terms, which shall be no less favorable to the Note Parties or Agent and other Secured Parties), than those contained in the [***].

Section 8.15    Further Assurances. At any time or from time to time upon the request of Agent, the Issuer and each other Note Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of the Note Documents, including providing Purchasers with any information reasonably requested pursuant to Section 12.19. In furtherance and not in limitation of the foregoing, the Issuer shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are secured by the assets intended to be Collateral owned by the Issuer or any other Note Party.

Section 8.16    Post-Closing Covenant. The Issuer shall deliver, or cause to be delivered, to Agent, or otherwise complete to Agent’s reasonable satisfaction, the items set forth on Schedule 8.16 on or before the date specified for such item (or such later date determined by Agent in its sole discretion).

ARTICLE IX.
NEGATIVE COVENANTS

Each Note Party covenants and agrees with the Agent and Purchasers that, until Payment in Full:

Section 9.01    Amendments to License Agreement. No Note Party shall amend, modify, waive or terminate (other than expiration in accordance with its terms) any provision of, or permit or agree to the amendment, modification, waiver or termination (other than expiration in accordance with its terms) of any provision of, the License Agreement, [***], if the related amendment, modification, waiver or termination could reasonably be expected to have an adverse effect, in any respect, on the timing, amount or duration of the Royalty Interest or the right of Secured Parties to receive payments equivalent to the Royalty Amount or the right for the Royalty Interest to be paid into the Collection Account; and (y) with respect to any other matters, such consent not to be unreasonably withheld or delayed; provided that, notwithstanding anything to the contract set forth above, no consent of the Agent shall be required with respect to (i) any amendment, modification or waiver to the License Agreement implemented by the JDC (as defined in the License Agreement) in accordance with the License Agreement; or (ii) any amendment, modification or waiver of any provision of the License Agreement related to the development of products or related timelines.

Section 9.02    Merger; Dispositions; Sale-Leasebacks.

(a)

No Note Party shall merge or consolidate with or into (whether or not any Note Party is the Surviving Person) any other Person where the Note Party is not the surviving Person unless, in any such case, each of the conditions specified in clauses (x), (y) and (z) of the proviso to the definition of “Change of Control” are satisfied in a manner that results in such transaction being deemed not to be a “Change of Control” pursuant to the proviso to the definition of “Change of Control.”

(b)

For so long as (x) an Enhanced Cooperation Period is then in effect, and (y) the Covenant Expiration Date shall have not yet occurred, no Note Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, assign, transfer, lease, sublease, license, sublicense or otherwise Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, or all or any part of the Capital Stock or other evidence of beneficial ownership of, any Investment or any of their respective subsidiaries or any division or line of business or other business unit or any investment or any of their respective subsidiaries whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except that the Note Parties and their Subsidiaries may:

(i)

sell inventory or services and enter into arm’s-length licensing arrangements for cash and other Liquid Assets in the ordinary course of business and consistent with past practice; provided that they do not Dispose of Collateral or the License Agreement or proceeds thereof without the Agent’s prior written consent;

(ii)	Dispose of cash and Cash Equivalents for fair market value in the ordinary course of business and consistent with past practice;

(iii)	Dispose of obsolete or worn out equipment no longer used or useful in the business of the Issuer or any of its Subsidiaries and immaterial to the business of the Note Parties taken as a whole; and

(iv)

Dispose of other assets (other than Collateral or the License Agreement) so long as (x) such Disposition is made for fair market value and the consideration received shall be no less than seventy-five percent (75%) in cash, Cash Equivalents or other Liquid Assets; and (y) such Disposition is made on an arm’s-length basis upon fair and reasonable terms.

(c)

No Note Party shall sell, assign, convey, transfer, lease, sublease, license, sublicense or otherwise Dispose of (including by way of merger or consolidation) any right, title or interest in or to, the License Agreement, the Product Patents, Patent Rights or the Included Royalty Interest, in each case, other than the license granted to the Licensee pursuant to the terms of the License Agreement, as in effect on the date hereof or as may be amended in a manner permitted by Section 9.01.

Section 9.03    Liens.

(a)

No Note Party shall, nor shall it permit any of its Subsidiaries to, create or suffer to exist any Lien on or with respect to the Collateral or the License Agreement, except for Specified Permitted Liens.

(b)

For so long as the Covenant Expiration Date shall have not yet occurred, no Note Party shall incur any Liens on its assets or properties not constituting Collateral, except for Permitted Liens; provided that any Liens securing Indebtedness must comply with Section 9.05 (including requirements for any intercreditor agreements (or non-disturbance agreements as the context may require)).

Section 9.04    Investment Company Act. No Note Party shall be or become an investment company subject to registration under the Investment Company Act of 1940.

Section 9.05    Limitation on Additional Indebtedness. For so long as the Covenant Expiration Date shall have not yet occurred, no Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Indebtedness, other than:

(a)	the Obligations;

(b)

Indebtedness which may be deemed to exist as a statutory matter under performance bonds, surety bonds, release, appeal and similar bonds, with respect to workers’ compensation claims, in each case, incurred in the ordinary course of business;

(c)	Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts incurred in the ordinary course of business;

(d)

Indebtedness (i) owed on ordinary trade terms to vendors or suppliers providing goods or services in the ordinary course of business and consistent with past practices, (ii) consisting of obligations (contingent or otherwise) existing or arising in connection with endorsement of instruments for deposit in the ordinary course of business, (iii) incurred in connection with the financing of insurance premiums in the ordinary course of business and consistent with past practices, (iv) in respect of hedging agreements that are entered into for purposes of reducing risk and not for speculative purposes, and (v) incurred in lieu of cash payments to repurchase Capital Stock permitted under Section 9.08(c) so long as, in the case of this clause (v), such Indebtedness is unsecured;

(e)

intercompany Indebtedness (i) owed by any Note Party to another Note Party, (ii) owed by any Note Party to any non-Note Party Subsidiary; provided that, any such Indebtedness shall be unsecured and subordinated pursuant to the Intercompany Subordination Agreement, (iii) owed by any non-Note Party Subsidiary to any Note Party (provided that after an Enhanced Cooperation Event, intercompany Indebtedness under this clause (iii) in the form of cash and other Liquid Assets shall be prohibited to the extent that it would cause a Bankruptcy Event or for such Person to have unreasonably small capital to satisfy their obligations, including the payment of the Obligations at the Prepayment Price), or (iv) owed by any non-Note Party Subsidiary to any other non-Note Party Subsidiary (clauses (i) through (iv), collectively, the “Permitted Intercompany Investments”);

(f)

Indebtedness in existence on the Closing Date and listed on Schedule 9.05 and any Permitted Refinancing Indebtedness in respect thereof, provided that such refinancing does not result in an Enhanced Cooperation Event;

(g)	with respect to the Note Parties, the Existing Unsecured Convertible Notes and any other Indebtedness, provided that:

(i)	such Indebtedness is pari passu or subordinated in right of payment to the Notes;

(ii)	is unsecured or, if such Indebtedness is secured, there is no Lien on the Collateral or the License Agreement; and

(iii)

at the time of incurrence, either (A) no Enhanced Cooperation Period shall then be in effect and no Event of Default has occurred and is continuing immediately before and after giving effect thereto on a pro forma basis, or (B) if an Enhanced Cooperation Period shall then be in effect, but such transaction does not result in a [***] to the Quick Ratio or Tangible Net Worth;

(h)

any other Indebtedness of the Subsidiaries of the Issuer that are not Note Parties that is not otherwise expressly permitted pursuant to this Section 9.05 that is incurred in the ordinary course of business of such Subsidiaries and consistent with past practice (including, for the avoidance of doubt, Indebtedness in the form of working capital facilities and other guarantees and hedging obligations in respect thereof entered into in the ordinary course of business by such Subsidiaries), so long as (A) none of the Note Parties guarantee or have any other liability or obligations with respect to any portion of such Indebtedness and no such Indebtedness is not subject to any Liens on the assets of any Note Parties; (B) both before and immediately after giving effect to the incurrence of such Indebtedness (and the application of the proceeds thereof): (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) either (x) no Financial Test Failure Event, determined on a pro forma basis, has occurred and is then continuing, or (y) if a Financial Test Failure Event has occurred and is then continuing, the incurrence of such Indebtedness would not result in a [***] to the Quick Ratio or Tangible Net Worth; and (C) such Indebtedness does not contain restrictions on paying the Obligations and making payments and distributions to the Note Parties in the ordinary course of business;

(i)

purchase money Indebtedness and capital lease obligations incurred in the ordinary course of business; provided that (i) such purchase money Indebtedness and capital lease obligations do not exceed one hundred percent (100%) of the amount of the purchase price of such items then being financed, and (ii) the aggregate outstanding amount of such purchase money Indebtedness and capital lease obligations does not exceed Ten Million Dollars ($10,000,000) in the aggregate; and

(j)	any other Indebtedness, so long as the aggregate outstanding principal amount thereof shall not exceed Thirty Million Dollars ($30,000,000) in the aggregate.

Section 9.06    Transactions with Affiliates. For so long as the Covenant Expiration Date shall have not yet occurred, no Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions or participate in any arrangement (including any purchase, sale, lease or exchange of assets or the rendering of any service) with any Affiliate, in each such case, that involves the payment of money by a Note Party or any of its Subsidiaries in excess of Ten Million Dollars ($10,000,000), other than:

(a)	the Note Documents;

(b)

the Note Parties and their Subsidiaries may enter into transactions in the ordinary course of business of such Note Party or Subsidiary upon fair and reasonable terms no less favorable to such Note Party or Subsidiary than it would obtain in a comparable arm’s-length transaction with a non-Affiliate;

(c)

transactions among (i) the Issuer and any of its Subsidiaries, or (ii) any Subsidiary of the Issuer and any other Subsidiary of the Issuer so long as, in each case, such transactions are otherwise permitted under this Agreement;

(d)

(i) reasonable and customary fees paid to the directors of the Issuer and its Subsidiaries, and (ii) reasonable and customary expense reimbursement and indemnities provided to the directors, officers and employees of the Issuer and its Subsidiaries, in each case, in the ordinary course of business;

(e)

reasonable and customary compensation arrangements for, benefits for, and employment arrangements with, directors, officers and other employees of the Issuer and its Subsidiaries entered into in the ordinary course of business or as required by applicable law;

(f)

transactions permitted by Section 9.02, Liens to the extent permitted by Section 9.03, Indebtedness to the extent permitted by Section 9.05, Restricted Payment to the extent permitted under Section 9.08 and Investments to the extent permitted under Section 9.09; and

(g)	any transaction existing on the Closing Date and set forth on Schedule 9.06.

Section 9.07    ERISA. No Note Party shall, nor shall it permit any Subsidiary or ERISA Affiliate to, suffer to exist one or more ERISA Events which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 9.08    Restricted Payments. For so long as (x) an Enhanced Cooperation Period is then in effect, and (y) the Covenant Expiration Date shall have not yet occurred, no Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payments, unless, at the time of and after giving effect to such Restricted Payment, no Enhanced Cooperation Event has occurred. The provisions of this Section 9.08 will not prohibit the following:

(a)

the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Issuer or any Subsidiary in exchange for, or out of the net proceeds of the issue or sale within sixty (60) days of, Qualified Capital Stock (other than Qualified Capital Stock issued or sold to any of its Subsidiaries);

(b)

repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Capital Stock represents the exercise price of such options or warrants or represents withholding taxes due upon such exercise or vesting;

(c)

the repurchase, retirement or other acquisition for value of Capital Stock of the Issuer or any Subsidiary of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any Subsidiary of the Issuer (or any such Person’s permitted transferees, assigns, estates, trusts or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or upon termination of such employee, director or consultant’s employment or directorship; provided that the aggregate amounts paid under this clause (c) do not exceed Five Million Dollars ($5,000,000) in the aggregate per annum;

(d)	purchases, redemptions or acquisitions of fractional shares of Capital Stock arising out of the exercise of warrants or convertible securities, reverse stock splits or similar transactions;

(e)	dividends and distributions by any Subsidiary of any Note Party to such Note Party;

(f)	dividends and distributions ratably to the holders of its Capital Stock solely in the form of additional Capital Stock that is not Disqualified Capital Stock;

(g)

the purchase, redemption or other acquisition or retirement for value of Capital Stock deemed to occur upon the cashless exercise or the conversion of stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights to acquire Qualified Capital Stock to the extent that such Qualified Capital Stock represents the exercise, exchange or conversion price of those stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights;

(h)	conversions of the Existing Unsecured Convertible Notes into Qualified Capital Stock of the Issuer so long as a Change of Control does not occur;

(i)

the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Issuer’s Common Stock or from the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, the Issuer’s Capital Stock (other than Disqualified Capital Stock that is not Permitted Refinancing Indebtedness);

(j)

the repurchase, refinancing, exchange, conversion or extension of any Existing Unsecured Convertible Notes with Qualified Capital Stock, unsecured convertible or exchangeable debt securities or in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Issuer’s Common Stock or from the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, the Issuer’s Qualified Capital Stock or unsecured convertible or exchangeable debt securities of the Issuer in each case, convertible or exchangeable into the Issuer’s Capital Stock (other than Disqualified Capital Stock); provided that if a Financial Test Failure Event has occurred and is then continuing, such repurchase, refinancing, exchange, conversion or extension would not result in a decrease to the Quick Ratio or Tangible Net Worth;

(k)

the Issuer may repurchase, redeem or otherwise acquire or retire or exchange for value the Existing Unsecured Convertible Notes (i) for so long as no Enhanced Cooperation Period shall then be in effect at the time such Restricted Payment is declared or made, in an aggregate amount not to exceed an amount equal to One Dollar ($1.00) less than the amount that would result in a Financial Test Failure Event occurring under clause (b) of the definition of “Financial Test Failure Event” or, if less, One Dollar ($1.00) less than the amount that would result in a Financial Test Failure Event occurring under clause (a) of the definition of “Financial Test Failure Event” and (ii) if an Enhanced Cooperation Period shall then be in effect at the time of such payment, a repurchase, redemption, acquisition, retirement or exchange for value would only be permitted if the consummation of such transaction would not result in a Financial Test Failure Event then being in effect unless funded with the proceeds of issuances of Qualified Capital Stock or the proceeds of issuances of Permitted Refinancing Indebtedness; provided, further, that if the Existing Unsecured Convertible Notes are repurchased for value with cash consideration, the purchase price for such Existing Unsecured Convertible Notes shall be a cash amount not greater than the lesser of (A) the current trading price per One Thousand Dollars ($1,000) principal amount of Existing Unsecured Convertible Notes, plus a reasonable premium (as determined in good faith by the Board of Directors of the Issuer), or (B) the par value of the Existing Unsecured Convertible Notes, in each case, plus transfer taxes and fees and expenses associated therewith; and

(l)

dividends and distributions of Subsidiaries of the Issuer permitted by the Organizational Documents of such Subsidiaries; provided that any such dividends and distributions from non–wholly owned Subsidiaries shall be made on a no less than ratable basis to the Note Parties and their Subsidiaries in accordance with their equity ownership.

Section 9.09    Investments. For so long as (x) an Enhanced Cooperation Period is then in effect and (y) the Covenant Expiration Date shall have not yet occurred, no Note Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment unless, at the time of and after giving effect to such Investment, no Enhanced Cooperation Event has occurred. The provisions of this Section 9.09 will not prohibit the following:

(a)	Investments in cash, Cash Equivalents and Investment Grade Securities;

(b)

(i) Investments in the form of Capital Stock in any Subsidiary owned as of the Closing Date, or (ii) any other Investments by the Issuer or any of its other Subsidiaries in any Subsidiary of the Issuer that constitute Permitted Intercompany Investments;

(c)

Investments (i) in any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, (ii) consisting of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Issuer and its Subsidiaries and (iii) received in compromise or resolution of litigation, arbitration or other dispute;

(d)

(i) Guarantees in connection with (A) leases (other than capital lease obligations) or (B) of other obligations not constituting Indebtedness and entered into in the ordinary course of business, (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Issuer and its Subsidiaries, in each case, in the ordinary course of business and (iii) Guarantee obligations of the Issuer and its Subsidiaries permitted by Section 9.05;

(e)

Investments in any Person, including earnouts, to the extent such Investment represents the non-cash portion of the consideration received for a Disposition that was made pursuant to and in compliance with Section 9.02(b) hereof;

(f)

loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice;

(g)	any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(h)

any Investment consisting of workers’ compensation, performance bonds and other similar bonds and letters of credit issued to suppliers or landlords made in the ordinary course of business and consistent with past practice;

(i)

loans and advances to, or guarantees provided for benefit of, officers, directors and employees for business-related travel expenses, entertainment, moving and relocation expenses and other similar expenses, in each case, incurred in the ordinary course of business and consistent with past practice;

(j)

any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business and consistent with past practice;

(k)

Investments consisting of joint development programs and the licensing for value of Intellectual Property not constituting Collateral, in each case, in the ordinary course of business and consistent with past practice and on fair market terms on an arm’s-length basis for consideration in Liquid Assets or other consideration that the Board of Directors of Issuer determines is reasonable and market;

(l)	Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition permitted hereunder;

(m)

Investments existing as of the Closing Date and set forth on Schedule 9.09 but not any additional Investment in respect thereof unless otherwise independently permitted under another clause of this Section 9.09;

(n)

(i) any other Investments that are not otherwise expressly permitted pursuant to this Section 9.09, so long as (A) the aggregate amount of such Investment does not exceed an amount equal to One Dollar ($1.00) less than the amount that would result in a Financial Test Failure Event occurring under clause (b) of the definition of “Financial Test Failure Event” on a pro forma basis after giving effect to such Investment or, if less, One Dollar ($1.00) less than the amount that would result in a Financial Test Failure Event occurring under clause (a) of the definition of “Financial Test Failure Event” on a pro forma basis after giving effect to such Investment or (B)(1) such Investment is made in a Subsidiary of Issuer, (2) such Investment is not governed by or made in accordance with binding agreements that would in any way restrict the ability of any Note Party to pay the Obligations or any Subsidiary to make payments and distributions to the Note Parties in the ordinary course of business and (3) both before and immediately after giving effect to the making of such Investment, no Financial Test Failure Event, determined on a pro forma basis, has occurred and is then continuing, or if a Financial Test Failure Event has occurred and is then continuing, the making of such Investment would not result in a decrease to the Quick Ratio or Tangible Net Worth;

(o)

to the extent constituting Investments, (i) mergers and consolidations permitted by Section 9.02(a), (ii) Dispositions permitted by Section 9.02(b), (iii) guarantees constituting Indebtedness to the extent permitted under Section 9.05 and (iv) Restricted Payments permitted by Section 9.08; and

(p)	other Investments so long as the aggregate outstanding amount thereof shall not exceed Ten Million Dollars ($10,000,000) in the aggregate.

Section 9.10    [Reserved].

Section 9.11    Pari Passu Ranking. The Note Parties shall take, and shall cause each of their Subsidiaries to take, all actions to ensure that (a) the Obligations rank at all times at least pari passu in right of payment with the claims of all other creditors of the Note Parties (other than any such claims that, by operation of Applicable Law, are prior in right of payment to the Obligations), and (b) except as expressly permitted hereby, no Note Party shall, nor shall it permit any of its Subsidiaries to, incur or suffer to exist Indebtedness that is senior in right of payment to the Obligations without the consent of the Purchasers.

Section 9.12    Burdensome Agreements. No Note Party shall, nor shall it permit any of its Subsidiaries to, enter into agreement or document or permit to exist any contractual obligation (other than this Agreement or any other Note Document) that limits the ability of (a) any Subsidiary to make dividends or other distributions to any Note Party or to otherwise transfer property to or invest in a Note Party, (b) any Subsidiary to make or repay obligations owing to a Note Party or (c) the Note Parties to create, incur, assume or suffer to exist Liens on the Collateral in favor of the Agent pursuant to the Collateral Documents; provided, however, that the foregoing shall not prohibit restrictions imposed by any agreement relating to Indebtedness and/or Investments permitted by this Agreement to be incurred or made, as applicable, after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Note Parties or the Purchasers than the restrictions contained in this Agreement, taken as a whole.

Section 9.13    No Change in Fiscal Year; Auditor. No Note Party shall change its fiscal year end from December 31st without the Agent’s prior written consent.

Section 9.14    [Reserved].

Section 9.15    Centre of Main Interests and Establishment. The Irish Guarantor shall not, without the prior written consent of the Agent, take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside of its jurisdiction of incorporation.

Section 9.16    [Reserved].

Section 9.17    [Reserved].

Section 9.18    Tax. No Note Party shall, without the prior written consent of the Agent, take any action that shall cause it to become tax resident in any jurisdiction other than its jurisdiction of incorporation.

Section 9.19    Amendments to Organizational Documents; Material Contracts.

(a)	No Note Party shall amend or permit any amendments to such Person’s Organizational Documents in a manner that is material and adverse to the Agent and the Purchasers in their capacities as such.

(b)

For so long as (x) an Enhanced Cooperation Period is then in effect and (y) the Covenant Expiration Date shall have not yet occurred, no Note Party shall amend or permit any amendments to, or terminate or waive any provision of, any Material Contract if such amendment, termination, or waiver would be material and adverse to the Agent or the Purchasers in their capacities as such or to the Note Parties.

Section 9.20    Plan Assets. No Note Party shall take any action that causes its assets to be deemed to be Plan Assets at any time.

Section 9.21    Nature of Business. From and after the Closing Date, no Note Party shall engage in any business other than (a) the businesses engaged in by such Note Party on the Closing Date, (b) such other lines of business that are incidental, ancillary, complementary or reasonably related to the Note Parties’ lines of business on the Closing Date or reasonable extensions, developments or expansions thereof and (c) such other lines of business as may be consented to from time to time by Agent and Requisite Purchasers.

Section 9.22    Impairment of Security Interest, Obligations and Royalty Interest and License Agreement. No Note Party shall, nor shall it permit any Subsidiary to, take or knowingly or negligently omit to take any action, including any discount or sale (with or without recourse) to any other Person that is not a Note Party any of its notes receivable or accounts receivable relating to or arising from the Royalty Interest, which action or omission might reasonably be expected to or would (in the good faith determination of the Issuer) have the result of materially impairing the value of the Royalty Interest, the License Agreement or the security interests granted in the Note Documents or the ability of the Issuer or the Guarantors to pay the Obligations, taken as a whole (including the lien priority with respect to the Collateral) (it being understood that any release permitted by the terms of this Agreement or the other Note Documents and the incurrence of Specified Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

ARTICLE X.
EVENTS OF DEFAULT

Section 10.01    Events of Default. The occurrence at any time of one or more of the following conditions or events (where applicable, after giving effect to the applicable grace and cure periods described in the paragraphs below) constitutes an event of default (an “Event of Default”):

(a)	Issuer fails to pay any principal or premium (if any) on any Note after the same becomes due and payable, whether on the Maturity Date or otherwise.

(b)

Issuer fails to pay any interest on any Note or any Note Party fails to make payment of any fee or other amounts payable under this Agreement or the other Note Documents within three (3) Business Days after the same becomes due and payable.

(c)

Any representation or warranty of any Note Party in any Note Document to which it is party or in any certificate, financial statement or other document delivered by any Note Party pursuant to the Note Documents to Agent or any Purchaser proves to have been incorrect in any material respect at the time it was made or deemed made (except that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or by reference to an objective standard (e.g., a specified dollar amount) shall be true and correct in all respects).

(d)

Any Note Party fails to perform or observe any covenant or agreement contained in (i) Section 8.03(a), (b) or (c) or Section 8.08 and such failure is not remedied within ten (10) Business Days or (ii) Section 4.03, Section 8.01, Section 8.02, Section 8.14(b), Section 8.16 or Article IX.

(e)

Any Note Party fails to perform or observe any other covenant or agreement contained in the Note Documents to which it is a party (other than those referred to in the preceding clauses of this Section 10.01) if such failure is not remedied within thirty (30) days.

(f)	A Change of Control shall occur.

(g)	Either:

(i)

the (A) failure of any Note Party or, during an Enhanced Cooperation Period, any Note Party or any of its Subsidiaries, to pay when due any principal of or interest on or any other amount payable in respect of any of the Existing Unsecured Convertible Notes, in each case, beyond the grace period, if any, provided therefor; or (B) breach or default by any such Note Party or, during an Enhanced Cooperation Period, any Note Party or any of its Subsidiaries, with respect to any other term of one or more items of the Existing Unsecured Convertible Notes beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Existing Unsecured Convertible Notes (or a trustee on behalf of such holder or holders) to cause, such Existing Unsecured Convertible Notes to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (inclusive of the effectiveness of any “put right” or similar right in any such contract or other instrument which would require the payment of the Existing Unsecured Convertible Notes); or

(ii)

the (A) failure of any Note Party or, during an Enhanced Cooperation Period, any Note Party or any of its Subsidiaries, to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Material Indebtedness (other than the Obligations or any Existing Unsecured Convertible Notes), in each case, beyond the grace period, if any, provided therefor; or (B) breach or default by any such Note Party or, during an Enhanced Cooperation Period, any Note Party or any of its Subsidiaries, with respect to any other term of one or more items of Material Indebtedness beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (inclusive of the effectiveness of any “put right” or similar right in any such contract or other instrument which would require the payment of an aggregate principal amount under such contract or instrument in excess of the amount described in the definition of Material Indebtedness to be paid), so long as, in the case of clause (A) or (B) above, such event would reasonably be expected to result in a Material Adverse Effect.

(h)

Any money judgment, writ or warrant of attachment or similar process involving an amount individually or in the aggregate in in excess of Fifteen Million Dollars ($15,000,000) (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) that, in any such case, would reasonably be expected to result in a Material Adverse Effect shall be entered or filed against any Note Party or any of its assets or, during an Enhanced Cooperation Period, any Note Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or, if earlier, in any event later than five (5) days prior to the date of any proposed sale thereunder), provided, further, that if such Note Party or, during an Enhanced Cooperation Period, such Note Party or any of its Subsidiaries, files an answer admitting the material allegations of a petition filed against it in any such proceeding prior to such date, such grace period will cease to apply.

(i)	A Bankruptcy Event shall occur.

(j)

(i) Any of the Note Documents shall cease to be in full force and effect (other than pursuant to its terms), (ii) the validity or enforceability of any Note Document is disaffirmed or challenged in writing by any Note Party or any of its Affiliates or by any other Person (other than the Agent or any Secured Party) asserting an interest in any substantial portion of the Collateral and such written disaffirmation or challenge is not withdrawn or disavowed by such Person within ten (10) days after its communication or such Note Party has not brought appropriate proceedings for declaratory or other relief negating such disaffirmation or challenge within twenty (20) days after such communication and has not obtained an order granting such relief within forty-five (45) days after commencement of such proceedings, (iii) this Agreement or any Collateral Document shall cease to give the Agent or any other Secured Party the material rights purported to be created hereby or thereby (including a first priority (subject to Specified Permitted Liens) perfected and enforceable Lien on the assets of each Note Party that constitute Collateral (except as otherwise expressly provided herein and in the other Note Documents)) other than as a direct result of any action or inaction by Agent or any Secured Party or failure of Agent or such Secured Party to perform its respective obligation hereunder, (iv) any subordination agreement (or subordination provisions incorporated in any Indebtedness) or intercreditor agreement relating to the Agent’s Liens on the Collateral, or any provisions thereof, ceases to be valid and enforceable against any Person (other than the Agent or any other Secured Party) intended to be bound thereby or such Person shall so assert in writing unless, with respect to this clause (iv), the existence of the Indebtedness to which such subordination agreement (or subordination provisions) or intercreditor agreement relates would not, at such time, be prohibited by Section 9.05 regardless of whether or not such subordination agreement (or subordination provisions) or intercreditor agreement were in effect, or (v) the failure of any Person referred to in the immediately preceding clause (iv) to comply with the terms of such applicable intercreditor agreement or subordination agreement unless, with respect to this clause (v), the existence of the Indebtedness to which such subordination agreement or intercreditor agreement relates would not, at such time, be prohibited by Section 9.05 regardless of whether or not such subordination agreement or intercreditor agreement were in effect.

(k)

A moratorium shall be agreed or declared in respect of any Indebtedness of any Note Party, or any restriction or requirement not in effect on the Closing Date shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by any Note Party for the purpose of performing any payment obligation under any Note Document to which it is a party and such moratorium, restriction or requirement has a material adverse effect on the ability of a Note Party to pay the Obligations under the Note Documents.

(l)

The License Agreement is terminated or cancelled by the Licensee, in each case, prior to the Maturity Date and is not replaced in accordance with Section 8.14(b) hereof or any other event or circumstance occurs that has the effect of causing the termination or rescission of the License Agreement or granting a fully paid, perpetual, royalty-free license to the Licensee.

(m)

Any security interest in any Collateral purported to be created by any Collateral Document shall cease to be in full force and effect, or shall cease to give the rights, powers and privileges purported to be created and granted hereunder or thereunder (including a perfected first priority (subject to Specified Permitted Liens) Lien on substantially all of the Collateral (except as otherwise expressly provided herein and therein)) in favor of Agent pursuant hereto or thereto (other than as a result of the failure by Agent of taking any action required to maintain the perfection of such security interests), or shall be asserted by any Note Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Collateral Document) security interest in the Collateral and/or any Note Party takes any action that could reasonably be expected to impair Agent’s security interest in any of the Collateral.

(n)

(i) Any material portion of any Note Party and its Material Subsidiaries’ assets is attached, seized or appropriated, levied on or condemned, or otherwise comes into possession or control of a temporary or permanent trustee or receiver or any other Governmental Authority or any Person acting or purporting to act under such authority; or (ii) any court order enjoins, restrains or prevents the Note Parties from conducting any material part of their business, in each case, as to each of clauses (i) and (ii), which event is expected to result in a Material Adverse Effect and which continues in existence and is not remedied, dismissed or stayed for thirty (30) days after the earlier of (x) a Senior Officer of a Note Party’s obtaining actual or constructive knowledge of such default or (y) the occurrence of such default.

In the case of one of the events or circumstances described above which is not a Specified Event of Default or a Bankruptcy Event of Default which is capable of cure and for which the Note Parties are given a cure period either expressly stated in the clauses above or, in the case of other non-monetary breaches or potential breaches where no specific cure period is identified but the Issuer reasonably believes that the breach is capable of cure within fifteen (15) days, Issuer may notify the Agent and Purchasers in writing by a date not later than the second (2nd) Business Day after such event or circumstance occurs identifying (i) the applicable event, circumstance or breach, (ii) stating that such event, circumstance or breach is curable and the actions it is taking and the time period in which it believes such event, circumstance or breach will be cured (an “Extended Cure Period Request” and any such event, circumstance or breach, a “Curable Default”). The Agent acting at the direction of the Requisite Purchasers in its sole discretion shall have the right to approve or decline any Extended Cure Period Request and if the Agent fails to respond (including via email) within two (2) Business Days after an Extended Cure Period Request (such date, the “Cure Acceptance Date”), it shall be deemed to be declined. During the period prior to the Cure Acceptance Date, or if such Curable Default has a cure period expressly stated above or agreed with the Agent, the last day of such cure period (such date, the applicable “Cure Date”), it is agreed that for purposes of this Agreement, provided that the Note Parties are diligently pursuing such cure and no Bankruptcy Event or other Event of Default occurs during such period, that no Event of Default with respect to such Curable Default will be deemed to have occurred until the applicable Cure Date.

THEN,

(1)

Bankruptcy Event of Default. In the case of a Bankruptcy Event of Default, automatically, the principal amount of the Notes then outstanding, together with the accrued interest thereon and all fees and other Obligations, including any Exit Fee and the Prepayment Premium, and all other liabilities of the Issuer and the other Note Parties accrued hereunder and under any other Note Document, shall immediately and automatically become due and payable at the Prepayment Price therefor, without the need for any request by or consent of the Requisite Purchasers or presentment, demand, protest or other notice of any kind to the Issuer or any other Note Party, all of which are hereby waived.

(2)

Certain Defaults Other Than A Bankruptcy Event of Default. Upon the occurrence of any Event of Default (other than a Bankruptcy Event of Default), then, and in every such Event of Default, and at any time thereafter during the continuance of such Event of Default, the Agent may, by delivery of written notice thereof to the Issuer, declare the Notes and other Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, including Exit Fee and the Prepayment Premium, shall become due and payable immediately (in the case of the Notes, at the Prepayment Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

(3)

Extended Cure Option. Notwithstanding the foregoing, and at any time after the occurrence of a General Event of Default or in the case of a Curable Default, a date prior to the Cure Date when the Agent and Issuer determine that the Curable Default will not be timely cured or waived, the Agent may notify the Issuer that the Agent, acting at the direction of the Requisite Purchasers, intends to accelerate the then outstanding Obligations unless the Note Parties consummate a [***] by a date not later than the date specified in such notice (which date shall be a Business Day occurring at least fifteen (15) Business Days following the date of the Agent’s notice (or in the case of a Curable Default, a date not later than fifteen (15) Business Days after the applicable Cure Date (such date, the “Acceleration Trigger Date”))). During the period from the date of such notice until the Acceleration Trigger Date (and absent the occurrence of a Bankruptcy Event of Default or Specified Event of Default or the Issuer repaying the Obligations in full in immediately available funds in Dollars (including any Exit Fee or Prepayment Premium then due)) the Issuer shall have the option to cooperate in good faith with the Agent to consummate the [***] by a date not later than the Acceleration Trigger Date (or if agreed with the Agent in its sole discretion, such later date as agreed with the Agent, the “Extended Option Exercise End Date”). It is understood that so long as the Note Parties are cooperating in good faith to consummate the [***] with respect to a Curable Default, provided no Bankruptcy Event of Default or Specified Event of Default has occurred hereunder, (x) no Event of Default will be deemed to have occurred hereunder as a result of the Curable Default until the Extended Option Exercise End Date and (y) the Secured Parties will not accelerate the Obligations or exercise remedies with respect to the Collateral other than the [***] and the collection and payment of cash in the Blocked Account in the manner the Agent directs. However, if (x) a Bankruptcy Event of Default or Specified Event of Default occurs, (y) the Note Parties fail to cooperate or the Agent otherwise determines that the [***] cannot be consummated before the applicable Extended Option Exercise End Date or (z) the [***] is not timely consummated in a manner acceptable to Agent on or before the Extended Option Exercise End Date (any such event, an “Acceleration Trigger Event”), then the Agent and the Secured Parties shall have the immediate right without any further delay, notice or waiting period to declare the Obligations immediately due and payable and to exercise all other rights and remedies hereunder.

In the event that the [***] has been timely consummated, then on the date the Agent determines all conditions to such transaction have been satisfied, the Obligations under the Note Documents (other than the Surviving Obligations) shall be deemed discharged and paid in full. The Surviving Obligations shall continue on and after such date and shall continue to be secured by first priority Liens on the Collateral, and neither the Collateral nor the License Agreement shall be subject to Liens other than Specified Permitted Liens.

(4)

Additional Remedies. If an Event of Default has occurred and is continuing, in addition to the rights and remedies described above, (A) Agent or the Requisite Purchasers may cause Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents and exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement and the other Note Documents and Applicable Law in order to satisfy the Obligations; (B) if the Issuer shall be in default under the License Agreement or any other Material Contract, the Agent shall have the right (but not any obligation) to cause the default or defaults to be remedied (including paying any unpaid amount thereunder) and otherwise exercise any and all rights of the Issuer thereunder as may be necessary to prevent and/or cure any such default; (C) Agent shall direct Issuer to pay (and Issuer hereby agrees upon receipt of such notice, or automatically upon the occurrence of any Bankruptcy Event of Default, to pay) to Agent such additional amounts of cash, to be held as security for Issuer’s reimbursement Obligations in respect of then outstanding under arrangements acceptable to Agent; and (D) Agent may apply any funds in its possession to the Obligations in such order as Agent shall determine in its sole and exclusive discretion, and any surplus shall be paid to Issuer or other Persons legally entitled thereto, provided that the Issuer shall remain liable to the Secured Parties for any deficiency. If Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.

(5)

Payment of Exit Fee and Prepayment Premium. Notwithstanding anything in this Agreement or any other Note Document to the contrary, the Exit Fee and the Prepayment Premium shall automatically be due and payable at any time the Obligations become due and payable prior to the Maturity Date in accordance with the terms hereof as though such Indebtedness were voluntarily prepaid pursuant to Section 3.02 at such time and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Issuer in accordance with Section 10.01(2) or automatically, in accordance with Section 10.01(l)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing or any other Prepayment Event), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Purchasers or profits lost by the Purchasers as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Purchasers as a result thereof. Any Exit Fee or Prepayment Premium payable pursuant to the Note Documents shall be presumed to be the liquidated damages sustained by each Purchaser as the result of the applicable triggering event and the Issuer and each other Note Party agree that the Exit Fee and Prepayment Premium are reasonable under the circumstances currently existing and that the parties’ Base Return Principal is part of the agreed consideration at the Closing Date for the issuance of the Notes. In the event the Obligations are reinstated in connection with or following any applicable triggering event, it is understood and agreed that the Obligations shall include any Exit Fee and Prepayment Premium payable in accordance with the Note Documents. The Exit Fee and Prepayment Premium shall also be payable (i) in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means and/or (ii) upon the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations (and/or this Agreement or the Notes evidencing the Obligations) in any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws, foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means or the making of a distribution of any kind in any Insolvency Proceeding or other proceeding pursuant to any Debtor Relief Laws to Agent, for the account of the Purchasers, in full or partial satisfaction of the Obligations. If the Exit Fee and/or the Prepayment Premium becomes due and payable pursuant to the Note Documents, the Exit Fee and Prepayment Premium shall be deemed to be principal of the Notes and Obligations under the Note Documents and interest shall accrue on the full principal amount of the Notes (including on the Exit Fee and Prepayment Premium) from and after the applicable triggering event. In the event that any Exit Fee or Prepayment Premium is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, each of the Exit Fee and the Prepayment Premium shall nonetheless constitute Obligations under this Agreement and the Note Documents for all purposes hereunder and thereunder. EACH OF THE ISSUER AND EACH OTHER NOTE PARTY HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE EXIT FEE OR THE PREPAYMENT PREMIUM AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO ANY INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY DEBTOR RELIEF LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. Each of the Note Parties, the Agent and the Secured Parties acknowledges and agrees that any Exit Fee or Prepayment Premium due and payable in accordance with the Note Documents does not and shall not be deemed to constitute unmatured interest, whether under Section 502(b)(2) of the U.S. Bankruptcy Code or otherwise (including pursuant to any analogous Bankruptcy Code provision). Each Note Party further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. The parties have agreed on the Exit Fee, the Prepayment Premium and the Base Return Principal because these capture the attractiveness of the Investment and the opportunity cost to each Purchaser for its capital investment because each Purchaser is an investment fund with limited ability to recycle capital and the Exit Fee and Prepayment Premium reflect the parties’ view on risk return. All parties to this Agreement agree (and each person that accepts an interest in the Notes or Obligations from time to time by their acceptance of such Note or interest agrees) to the Base Return Principal and that neither the Exit Fee nor the Prepayment Premium is to be construed as part of a headline interest rate, but instead compensation specifically reflecting the Purchasers’ agreement to forego receiving additional compensation, fees and pricing on the Closing Date in return for the Note Parties agreeing to the Base Return Principal and to pay the Exit Fee and Prepayment Premium and that the payment of such amount reflects each Purchaser’s capital anticipated to be returned for the specific investment of the Purchaser’s capital after taking into account all of the circumstances, including the costs of funds, the opportunity cost of capital, the relative risk of the investment, and the operational benefits for the Note Parties from continued use of funds as a result of the Purchasers’ agreement to receive cash payment of that portion of their compensation at a date later than the Closing Date in lieu of additional up-front fees. Each Note Party expressly acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate, and negotiate the Exit Fee and Prepayment Premium and the calculations thereof with its advisors, and that (i) the Exit Fee and Prepayment Premium are reasonable and are the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Exit Fee and Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Purchasers and the Note Parties giving specific consideration in this transaction for the Base Return Principal and such agreement to pay the Exit Fee and Prepayment Premium, (iv) the Note Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 10.01(5), (v) the Note Parties’ agreement to pay the Exit Fee and Prepayment Premium is a material inducement to the Purchaser’s agreement to purchase the Notes, and (vi) the Exit Fee and Prepayment Premium represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Purchasers and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Purchasers or profits lost by the Purchasers as a result of such any applicable triggering event. Notwithstanding anything herein to the contrary, only one Exit Fee and one Prepayment Premium shall be payable under this Agreement, regardless of whether multiple Prepayment Events or other events that would otherwise trigger an Exit Fee or Prepayment Premium occur after such Exit Fee or Prepayment Premium is paid.

Section 10.02    Right of Set-off; Sharing of Set-off.

(a)

Solely to the extent that both (x) a Recourse Event has occurred and is continuing and (y) any amount payable hereunder is not paid as and when due, each Note Party irrevocably authorizes Agent and each Purchaser (i) to proceed, to the fullest extent permitted by Applicable Law, without prior notice, by right of set-off, bankers’ lien, counterclaim or otherwise, against any assets of any Note Party in any currency that may at any time be in the possession of Agent, any Purchaser or any of their respective Affiliates, to the full extent of all amounts payable to Agent or any Purchaser hereunder or (ii) to charge to such Note Party’s account with Agent, any Purchaser or any of their respective Affiliates the full extent of all amounts payable by any Note Party to Agent or Purchasers hereunder; provided, however, that Agent or such Purchaser shall notify such Note Party of the exercise of such right promptly following such exercise.

(b)

If any Purchaser shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on the Notes or other obligations owed to such Purchaser resulting in such Purchaser’s receiving payment of a proportion of the aggregate amount of the principal on the Notes and accrued interest thereon or other obligations owed to such Purchaser greater than its pro rata share thereof as provided herein, then the Purchaser receiving such greater proportion shall (i) notify the Agent and the other Purchasers of such fact, and (ii) purchase (for cash at face value) participations in the Notes and such other obligations of the other Purchasers, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Purchasers ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them; provided that the provisions of this Section 10.02(b) shall (x) not be construed to apply to (A) any payment made by Note Parties pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Purchaser as consideration for the assignment of or sale of a participation in the Notes to any assignee and (y) only be applicable if there is more than one (1) Purchaser.

Section 10.03    Suspension Rights upon Breach of Sanctions. Upon the occurrence of a breach of Section 8.06(c), each Purchaser may, without prejudice to any other rights it has under any Note Document, and upon providing notice to both Issuer and Agent, immediately suspend the performance of its obligations under the Note Documents.

Section 10.04    Control by Majority. The Requisite Purchasers may direct the time, method and place of conducting any proceeding for any remedy available to the Agent or exercising any power conferred on the Agent. However, the Agent may refuse to follow any direction that conflicts with Law, this Agreement or the other Note Documents, that may involve Agent in personal liability, or that the Agent determines in good faith may be unduly prejudicial to the rights of Purchasers not joining in the giving of such direction (it being understood that the Agent shall have no duty to determine whether any direction is prejudicial to any Purchaser). In addition, the Agent may take any other action they deem necessary or proper that is not inconsistent with any such direction received from the Purchasers. The Agent shall not be obligated to take any action at the direction of Purchasers of Notes unless such Purchasers have offered and, if requested, provided to the Agent, indemnity or security satisfactory to the Agent.

Section 10.05    Limitation on Suits. A Purchaser that holds a Note may not institute any proceeding, judicial or otherwise, with respect to this Agreement, the Notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under this Agreement, the Notes or the other Note Documents, unless: (a) the Purchaser of a Note has previously given to the Agent written notice of a continuing Event of Default; (b) the Purchasers of the Notes have offered and, if requested, provided to the Agent an indemnity reasonably satisfactory to the Agent against any costs, liabilities or expenses to be incurred in compliance with such request; and (c) the Agent, for sixty (60) days after their receipt of such notice, request and offer of indemnity has failed to institute any such proceeding. A Purchaser that holds a Note may not use this Agreement to prejudice the rights of another Purchaser that holds a Note or to obtain a preference or priority over another Purchaser that holds a Note.

Section 10.06    Rights Not Exclusive. The rights provided for herein to the Agent and the Secured Parties are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided to the Agent and the Secured Parties by Applicable Law.

ARTICLE XI.
INDEMNIFICATION; EXPENSES

Section 11.01    Losses.

(a)

Note Parties agree to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Indemnitee from and against any and all Indemnified Liabilities, in all cases, arising, in whole or in part, out of or relating to any claim, notice, suit or proceeding commenced or threatened in writing (including, without limitation, by electronic means) by any Person (including any Governmental Authority) other than any Note Party or any of Agent’s or any Purchaser’s Affiliates; provided that Note Parties shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (x) arise from the gross negligence or willful misconduct of such Indemnitee or the breach by any Purchaser of any of its obligations to purchase Notes under the Note Documents, or (y) arise from any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission of a Note Party and that is brought by an Indemnitee against any other Indemnitee (excluding, in any event, claims against any such Person in its capacity or in fulfilling its role as Agent). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.01 may be unenforceable in whole or in part because they violate any law or public policy, Note Parties shall contribute the maximum portion that they are permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 11.01 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)

To the extent permitted by Applicable Law, no Party shall assert, and each Party hereby waives, any claim against each other Party and such Party’s Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Notes or the use of the proceeds from the issuance thereof or any act or omission or event occurring in connection therewith, and each Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.02    Assumption of Defense; Settlements. If any Indemnitee is entitled to indemnification under this Article XI with respect to any action or proceeding brought by a third party that is also brought against a Note Party, such Note Party shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to such Indemnitee. Upon assumption by any Note Party of the defense of any such action or proceeding, such Indemnitee shall have the right to participate in such action or proceeding and to retain its own counsel but such Note Party shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) such Note Party has otherwise agreed to pay such fees and expenses, (ii) such Note Party shall have failed to employ counsel reasonably satisfactory to such Indemnitee in a timely manner or (iii) such Indemnitee shall have been advised by counsel that there are actual or potential conflicting interests between such Note Party and such Indemnitee, including situations in which there are one or more legal defenses available to such Indemnitee that are different from or additional to those available to such Note Party; provided, however, that such Note Party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such Indemnitee, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. No Note Party shall consent to the terms of any compromise or settlement of any action defended by any Note Party in accordance with the foregoing without the prior written consent of the affected Indemnitee unless such compromise or settlement (x) includes an unconditional release of such Indemnitee from all liability arising out of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such Indemnitee. Note Parties shall not be required to indemnify Indemnitees for any amount paid or payable by any Indemnitee in the settlement of any action, proceeding or investigation without the written consent of the Note Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.03    Expenses.

Whether or not the transactions contemplated hereby shall be consummated, , Note Parties agree to pay promptly (a) all of the Agent’s and the Purchasers’ actual and reasonable costs and expenses of preparation of the Note Documents (including the reasonable fees, charges and disbursements of counsel for the Agent and the Purchasers) and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Agent and the Purchasers in connection with the negotiation, preparation, execution and administration of the Note Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Issuer; (c) all the reasonable costs and reasonable expenses of creating and perfecting Liens in favor of Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Secured Parties and of counsel providing any opinions that Agent or Purchasers may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of the Secured Parties’ costs and fees, expenses for, and disbursements of any of auditors, accountants, consultants or appraisers whether internal or external, and all Attorneys’ Fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Agent or any other Secured Party; (e) all the costs and reasonable expenses (including the fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Agent, the Secured Parties and their counsel) in connection with the custody or preservation of any of the Collateral; (f) all other costs and expenses incurred by Agent in connection with the negotiation, preparation and execution of any consents, amendments, waivers or other modifications to the Note Documents and the transactions contemplated thereby; and (g) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agent or any other Secured Party in enforcing any Obligations of or in collecting any payments due from any Note Party hereunder or under the other Note Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

ARTICLE XII.
MISCELLANEOUS

Section 12.01    Assignments.

(a)

No Note Party shall be permitted to assign this Agreement without the prior written consent of Agent and each Purchaser and any purported assignment in violation of this Section 12.01 shall be null and void.

(b)

Any Purchaser may at any time assign its rights and obligations hereunder, in whole or in part, to an Assignee and any Purchaser may at any time pledge its rights and obligations hereunder to an Assignee.

(c)

Upon surrender of any Note to the Agent (who shall forward such Note to the Issuer) at the address and to the attention of the designated officer, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), promptly, but in any event not later than five (5) Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series (and of the same tranche if such series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be the Note of such series originally issued hereunder. Each such new Note dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made each representation set forth in Section 7.03 and Section 12.18.

(d)

In the event there are multiple Purchasers, all payments of principal, interest, fees and any other amounts payable pursuant to the Note Documents shall be allocated on a pro rata basis among Purchasers according to their proportionate interests in the Notes.

(e)

Each Note Party, the Agent and each Purchaser shall, from time to time at the request of the other party hereto, execute and deliver any documents that are necessary to give full force and effect to an assignment permitted hereunder, including a new Note in exchange for the Note held by a Purchaser.

(f)

The Agent, solely, for this purpose acting as a non-fiduciary agent of the Issuer, shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither the Issuer nor the Agent shall be affected by any notice or knowledge to the contrary. The Agent shall give to the Issuer and any holder of a Note that is an institutional investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 12.02    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12.03    Notices. All Notices authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Party or Process Agent to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by electronic mail with a copy sent on the following Business Day by one of the other methods of giving notice described herein, addressed to the Party or Process Agent at its address listed in Schedule 12.03 attached hereto. Any Party or Process Agent may change its address for the receipt of Notices at any time by giving Notice thereof to the other Party. Except as otherwise provided herein, any Notice authorized or required to be given by this Agreement shall be effective when received.

Section 12.04    Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Note Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements (including the Confidentiality Agreement), understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement.

Section 12.05    Amendments and Waivers.

(a)

Requisite Purchasers’ Consent. Subject to Sections 12.05(b) and 12.05(c), no amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall in any event be effective without the written concurrence of Agent and the Requisite Purchasers and the Issuer (with a copy of all amendments provided to the Agent); provided, the Agent may, with the consent of the Issuer only, amend, modify or supplement this Agreement or any other Note Document (and such amendment, modification or supplement shall become effective without any further action or consent of any other party to such Note Document) to (i) cure any ambiguity, omission, defect or inconsistency, in each case, of a technical or immaterial nature, (ii) provide for the issuance of additional Notes in accordance with the terms and limitations set forth in this Agreement and in the Notes as of the date hereof and (iii) make any other change; provided that such change individually, or in the aggregate with all other such changes, does not, and will not, adversely affect the legal rights of any Purchaser in any material respect.

(b)

Affected Purchasers’ Consent. Without the written consent of each Purchaser that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)	extend the scheduled final maturity of any Note;

(ii)	waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)	reduce the rate of interest in respect of any Note (other than any waiver of any increase in the interest rate applicable to any Note pursuant to Section 4.05) or any fee payable hereunder;

(iv)	extend the time for payment of any such interest or fees;

(v)	reduce the principal amount in respect of any Note;

(vi)	result in Notes Issuances in an amount in excess of Three Hundred Million Dollars ($300,000,000);

(vii)	amend, modify, terminate or waive any provision of (i) this Section 12.05(b) or Section 12.05(c) or (ii) Section 3.01, Section 3.04, Section 3.06, Section 4.01 or Section 4.04;

(viii)

amend the definition of “Requisite Purchasers”; provided, with the consent of Agent and the Requisite Purchasers, Additional Notes issued pursuant to the terms hereof as set forth in this Agreement on the Closing Date may be included in the determination of “Requisite Purchasers” on substantially the same basis as the Notes are included on the Closing Date;

(ix)

release or subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Note Documents; provided, in connection with a “credit bid” undertaken by the Agent at the direction of the Requisite Purchasers pursuant to section 363(k) or section 1129(b)(2)(a)(ii) of the U.S. Bankruptcy Code or otherwise (including pursuant to any analogous Bankruptcy Code provision), or other sale or disposition of assets in connection with an enforcement action with respect to the Collateral permitted pursuant to the Note Documents, only the consent of the Requisite Purchasers will be needed for such release; or

(x)	consent to the assignment or transfer by any Note Party of any of its rights and obligations under any Note Document.

(c)	Other Consents. No amendment, modification, termination or waiver of any provision of the Note Documents, or consent to any departure by any Note Party therefrom, shall:

(i)	amend, modify, terminate or waive any provision of Article VI with regard to any Notes Issuance without the consent of Requisite Purchasers; or

(ii)

amend, modify, terminate or waive any provision of Article XIII as the same applies to Agent, or any other provision hereof as the same applies to the rights or obligations of Agent, in each case, without the consent of the Agent.

(d)	[Reserved].

(e)

Execution of Amendments, etc.  Agent may, but shall have no obligation to, with the concurrence of any Purchaser, execute amendments, modifications, waivers or consents on behalf of such Purchaser. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Note Party in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.05 shall be binding upon each Purchaser at the time outstanding, each future Purchaser and, if signed by a Note Party, on such Note Party.

(f)

Renumeration; No Waiver of Rights. The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser as consideration for or as an inducement to the entering into by any Purchaser of any waiver or amendment of any of the terms and provisions hereof or any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Purchaser holding Notes then outstanding even if such Purchaser did not consent to such waiver or amendment. Any amendment or waiver consented to as provided in this Section 12.05 applies equally to all Purchaser and is binding upon them and upon each future Purchaser and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer or any Guarantor and any Purchaser nor any delay of any Purchaser or the Agent in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Purchaser. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. Upon such amendment or interpretation, the Notes shall be deemed modified in accordance therewith, such amendment or interpretation shall form a part of the Notes for all purposes, and every subsequent Purchaser shall be bound thereby.

Section 12.06    No Delay; Waivers; etc. No delay on the part of Agent or any Purchaser in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. Neither Agent nor any Purchaser shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by Agent or such Purchaser, as applicable.

Section 12.07    Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 12.08    Determinations. Each determination or calculation by Agent and Purchasers hereunder shall, in the absence of manifest error, be conclusive and binding on the Parties.

Section 12.09    Replacement of Note. Upon the loss, theft, destruction, or mutilation of any Note and (a) in the case of loss, theft or destruction, upon receipt by Issuer of indemnity or security reasonably satisfactory to it (except that if the holder of such Note is a Purchaser or any other financial institution of recognized responsibility, the holder’s own agreement of indemnity shall be deemed to be satisfactory) or (b) in the case of mutilation, upon surrender to Issuer of any mutilated Note, Issuer shall execute and deliver in lieu thereof a new Note, dated the Closing Date, in the same Principal Amount.

Section 12.10    Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 12.11.

(a)

Each of each Note Party, Agent and each Purchaser irrevocably submits to the jurisdiction of any of the State or Federal courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings arising out of or relating to this Agreement or any other Note Document. Each of each Note Party, Agent and each Purchaser irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Proceeding and any claim that any Proceeding has been brought in an inconvenient forum. Each Note Party agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Note Parties and may be enforced in the New York courts (or any other courts to the jurisdiction of which a Note Party is subject) by a suit upon such judgment, provided that service of process is effected upon the applicable Note Parties in the manner specified herein or as otherwise permitted by law. It being understood that any process or summons for purposes of any Proceeding may be served on any Note Party by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for Notices hereunder or to in the case of a non-US Note Party to the U.S. Process Agent at the address specified for such person.

(b)

Each Note Party has entered into the Process Agent Appointment Letters including the U.S. Process Agent Appointment Letter in which each Note Party irrevocably designates and appoints Corporation Service Company, as its authorized agent for service of process for purposes of this Section 12.11 and the other Note Documents, it being understood that the designation and irrevocable appointment of each Process Agent as such authorized agent under the Note Documents shall become effective immediately without any further action on the part of any Note Party or any Process Agent. Each Note Party further agrees that service of process upon the U.S. Process Agent and written notice of said service to a Note Party mailed by prepaid registered first-class mail or delivered to U.S. Process Agent at the address specified in Section 12.03, shall be deemed in every respect effective service of process upon the applicable Note Parties in any such suit or proceeding. Each Note Party further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of each Process Agent in full force and effect so long as there are any outstanding Obligations under the Note Documents.

Section 12.12    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY NOTE DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY NOTE DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.12.

Section 12.13    Waiver of Immunity. To the extent that any Note Party has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, each Note Party hereby irrevocably waives such immunity in respect of its obligations hereunder and under the Notes to the fullest extent permitted by law.

Section 12.14    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Note Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.15    Limitation on Rights of Others. Except for the Indemnitees referred to in Section 11.01, no Person other than a Party shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 12.16    Survival. The obligations of the Note Parties contained in Sections 4.05, 4.06, Article V, Article XI and this Section 12.16 shall survive the repayment of the Obligations and the cancellation of the Note and the termination of the other obligations of Note Parties hereunder.

Section 12.17    Confidentiality.

(a)

Until the payment of all amounts required pursuant to Section 3.01, and for a period of three (3) years thereafter, each Party shall maintain in strict confidence all Confidential Information and materials disclosed or provided to it by the other Party, except as approved in writing in advance by the disclosing Party, and shall not use or reproduce the disclosing Party’s Confidential Information for any purpose other than as required to carry out its obligations and exercise its rights pursuant to this Agreement (the “Purpose”). Notwithstanding the foregoing, the obligations of confidentiality and non-use set forth in Section 12.17 shall not apply to the extent that the receiving Party or its Affiliates: (a) discloses such Confidential Information solely on a “need to know basis” to its employees, consultants and Affiliates as well as any actual or potential acquirers, merger partners, licensees, permitted assignees, collaborators (including licensees), subcontractors, investment bankers, investors, limited partners, partners, lenders, or other financial partners, and its and their respective directors, employees, contractors and agents, on a confidential basis to the extent requested by an authorized representative of a U.S. or foreign tax authority, or (b) discloses Confidential Information in response to a routine audit or examination by, or a blanket document request from, a Governmental Authority. A Party receiving any such Confidential Information hereunder agrees to institute measures to protect the Confidential Information in a manner consistent with the measures it uses to protect its own most sensitive proprietary and confidential information, which in any event must not be less than a reasonable standard of care. Each Party shall be responsible for the breach of this Section 12.17 by its employees, consultants or Third Parties to whom such disclosure is made pursuant to this Section 12.17. Each Party shall immediately notify the other Party upon discovery of any loss or unauthorized disclosure of the other Party’s Confidential Information.

(b)

The obligations of confidentiality and non-use set forth in Section 12.17(a) shall not apply to the extent that the receiving Party or its Affiliates is required to disclose Confidential Information pursuant to: (i) an order of a court of competent jurisdiction; (ii) Applicable Laws; (iii) regulations or rules of a securities exchange; or (iv) requirement of a Governmental Authority.

(c)

This Agreement supersedes the Confidentiality Agreement and the Confidentiality Agreement shall cease to be of any force and effect as of the Closing Date; provided, however, that all information falling within the definition of “Confidential Information” set forth in the Confidentiality Agreement shall also be deemed Confidential Information disclosed pursuant to this Agreement and subject to the provisions of Section 12.17.

Section 12.18    Certain ERISA Matters.

(a)

Each Purchaser, by its acceptance of a Note, (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Issuer or any other Note Party, that at least one of the following is and will be true:

(i)

such Purchaser is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Notes or this Agreement;

(ii)

the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Notes and this Agreement and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii)

(A) such Purchaser is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Purchaser to enter into, participate in, administer and perform the Notes and this Agreement, (C) the entrance into, participation in, administration of and performance of the Notes and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Purchaser, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Notes and this Agreement; or

(iv)	such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Purchaser.

(b)

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Purchaser or (2) a Purchaser has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Purchaser further (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Issuer or any other Note Party, that the Agent is not a fiduciary with respect to the assets of such Purchaser involved in such Purchaser’s entrance into, participation in, administration of and performance of the Notes and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Note Document or any documents related hereto or thereto).

(c)

Each of the Agent and its Affiliates hereby informs the Purchasers that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Notes and this Agreement, (ii) may recognize a gain if it purchased the Notes for an amount less than the amount being paid for an interest on the principal amount of the Notes held by such Purchaser or (iii) may receive fees or other payments in connection with the transactions contemplated hereby or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 12.19    Patriot Act Notification. Agent and each Purchaser hereby notify Note Parties that, consistent with the Patriot Act, regulations promulgated thereunder and under other Applicable Law, Agent’s and such Purchaser’s procedures and customer due diligence standards may require it to obtain, verify and record information that identifies any Note Party, including, among other things, name, address, information regarding Persons with authority or control over such Note Party, and other information regarding the Note Parties, their operations and transactions with Agent and Purchasers. Each Note Party agrees to provide such information and take such actions as are reasonably requested by Agent or any Purchaser in order to assist them in maintaining compliance with its procedures, the Patriot Act and any other Applicable Laws.

Section 12.20    Injunction Relief; Waiver of Stay, Extension or Usury Laws.

(a)

Injunctive Relief. Each Note Party recognizes that, in the event a Note Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the other Note Documents, any remedy of law may prove to be inadequate relief to the Purchasers. Therefore, each Note Party agrees that the Agent and Purchasers, at the Agent’s or Requisite Purchasers’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)

Waiver of Stay, Extension or Usury Laws. Notwithstanding any other provision of this Agreement or the other Note Documents, if at any time the rate of interest payable by any Person under the Note Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total interest received by Purchasers under this Agreement and the other Note Documents exceed the amount which such Purchaser could lawfully have received, had the interest due been calculated from the Closing Date at the Maximum Lawful Rate. In determining whether the interest contracted for, charged, or received by Agent or a Purchaser exceeds the Maximum Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations. Without limiting the foregoing, no Note Party will at any time, to the extent that it may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or other law that would prohibit or forgive any Note Party from paying all or any portion of the principal of or premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and, to the extent that it may lawfully do so, each Note Party hereby expressly waives all benefit or advantage of any such law and expressly agrees that it will not hinder, delay or impede the execution of any power herein granted to Agent or any Purchaser, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 12.21    Third Parties. Nothing in this Agreement or any other Note Document, whether express or implied, is intended to (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

Section 12.22    Intent. Agent and Notes Parties hereby acknowledge and intend and, by accepting a Note, each Purchaser acknowledges and intends, that (a) the Notes are each a “security” as that term is used and defined in Section 101(49) of the U.S. Bankruptcy Code; (b) this Agreement constitutes a “securities contract” as defined in Section 741(7)(A) of the U.S. Bankruptcy Code and a “master netting agreement” as defined in Section 101(38A)(A) of the U.S. Bankruptcy Code; (c) each of the Guaranty, the Note Documents, the Collateral Documents and any pledge or security interest granted therein or herein is related to this Agreement and constitutes a security agreement or arrangement or other credit enhancement related to a “securities contract” as defined in Section 741(7)(A)(xi) of the U.S. Bankruptcy Code, and a security agreement or arrangement or other credit enhancement related to a “master netting agreement” as defined in Section 101(38A)(A) of the U.S. Bankruptcy Code, and as such, each is also a “securities contract” and “master netting agreement”; (d) payments and/or transfers under this Agreement, the Guaranty, the Note Documents, the Collateral Documents and any pledge or security interest granted therein or herein each constitute transfers made by, to or for the benefit of a “financial institution,” “financial participant” or “master netting agreement participant” within the meaning of Section 546(e) or 546(j) of the U.S. Bankruptcy Code; and (e) each of the Purchasers, Secured Parties and/or the Agent qualify as a “financial institution,” “financial participant,” “master netting participant” or other entity listed in Section 555, 561, 362(b)(6) or 362(b)(27) of the U.S. Bankruptcy Code for the “safe harbor” benefits and protections afforded under the U.S. Bankruptcy Code with respect to a “securities contract” and a “master netting agreement,” including the rights under Sections 362(b)(6), 362(b)(27), 362(o), 546, 555 and 561 of the U.S. Bankruptcy Code.

Section 12.23    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under any Note Document in one (1) currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Note Parties in respect of any such sum due from it to Agent or Purchaser under any Note Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or Purchaser, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or Purchaser, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or Purchaser from any Note Party in the Agreement Currency, the Note Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or Purchaser, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or Purchaser in such currency, the Agent or Purchaser, as the case may be, agrees to return the amount of any excess to the applicable Note Party (or to any other Person who may be entitled thereto under Applicable Law).

Section 12.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Note Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Note Document; or

(c)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 12.25    English Language. This Agreement and each other Note Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any Person pursuant to this Agreement or any other Note Document shall be in English or, if not in English, accompanied by a certified English translation thereof if requested by the Purchaser or the Agent. The English version of any such document shall control the meaning of the matters set forth herein and therein.

ARTICLE XIII.
AGENCY

Section 13.01    Appointment of Agent. HCRI SPV is hereby appointed Agent hereunder and under the other Note Documents and each Purchaser, by its acceptance of a Note, hereby authorizes the Agent, in such capacity, to act as its agent in accordance with the terms hereof and the other Note Documents. Agent hereby agrees to act upon the express conditions contained herein and the other Note Documents, as applicable. The provisions of this Article XIII are solely for the benefit of the Agent and the Purchasers, and no Note Party shall have any rights as a third-party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Agent shall act solely as Agent of Purchasers and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Note Party or any of its Subsidiaries. It is understood and agreed that the use of the term “agent” herein or in any other Note Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 13.02    Powers and Duties. Each Purchaser, by its acceptance of a Note, irrevocably authorizes the Agent to take such action on such Purchaser’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified herein and the other Note Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason hereof or any of the other Note Documents, a fiduciary relationship or other implied (or express) obligations arising under the agency doctrine of any Applicable Law in respect of any Purchaser; and nothing herein or any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect hereof or any of the other Note Documents except as expressly set forth herein or therein.

Section 13.03    General Immunity.

(a)

No Responsibility for Certain Matters. Agent shall not be responsible to any Purchaser for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Note Document, or the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent thereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Purchasers or other Secured Party or by or on behalf of any Note Party to the Agent or any Purchaser or other Secured Party in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the issuance and sale by Issuer of the Notes or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding obligations under any Note or the component amounts thereof.

(b)

Exculpatory Provisions. Neither Agent nor any of its officers, partners, directors, managers, members, employees or agents shall be liable to Purchasers for any action taken or omitted by Agent under or in connection with any of the Note Documents except to the extent caused by Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Purchasers (or such other Purchasers as may be required to give such instructions under Section 12.05) and, upon receipt of such instructions from Requisite Purchasers (or such other Purchasers, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Note Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall have no liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Note Parties and their and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Purchaser shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or any of the other Note Documents in accordance with the instructions of Requisite Purchasers (or such other Purchasers as may be required to give such instructions under Section 12.05). Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the purchase of a Note, that by its terms must be fulfilled to the satisfaction of a Purchaser, Agent may presume that such condition is satisfactory to such Purchaser unless Agent shall have received notice to the contrary from such Purchaser prior to the purchase of such Note. Agent shall not, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

(c)

Notice of Default or Event of Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Agent by the Issuer or another Secured Party. In the event that Agent shall receive such a notice, Agent shall give notice thereof to the Purchasers, provided that failure to give such notice shall not result in any liability on the part of Agent.

Section 13.04    Agent Entitled to Act as Purchaser.

The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Purchaser hereunder. With respect to its participation in the Notes, any Agent shall have the same rights and powers hereunder as any other Purchaser and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Purchaser” shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Note Party or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Note Party for services in connection herewith and otherwise without having to account for the same to Purchasers.

Section 13.05    Delegation of Duties.

Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more sub-agents appointed by the Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective and their respective Related Parties. The exculpatory provisions of this Article XIII shall apply to any such sub-agent and to the Related Parties of Agent and any such sub-agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 13.06    Purchasers’ Representations, Warranties and Acknowledgment.

(a)

Each Purchaser, by its acceptance of a Note, represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Note Parties and its Subsidiaries in connection with each Notes Issuance hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Note Parties and their Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Purchasers or to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the purchasing of the Notes or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Purchasers.

(b)

Each Purchaser (other than HCRI SPV and its Affiliates), by delivering its signature page to this Agreement and/or by accepting a Note, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Note Document and each other document required to be approved by Agent, Requisite Purchasers or Purchasers, as applicable on the Closing Date or as of the date of funding the purchase price of such Notes.

Section 13.07    Right to Indemnity.

Each Purchaser, by its acceptance of a Note, in proportion to its pro rata share, severally agrees to indemnify Agent and its Related Parties (each, an “Indemnitee Related Party”), to the extent that such Indemnitee Related Party shall not have been reimbursed by any Note Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Related Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Note Documents or otherwise in its capacity as such Indemnitee Related Party in any way relating to or arising out of this Agreement or the other Note Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNITEE RELATED PARTY; provided, (x) no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Related Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order and (y) the unreimbursed liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, were incurred by or asserted against Agent (or any such sub-agent) in its capacity as such, or against any Indemnitee Related Party of any of the foregoing acting for Agent (or any such sub-agent) in connection with such capacity. If any indemnity furnished to any Indemnitee Related Party for any purpose shall, in the opinion of such Indemnitee Related Party, be insufficient or become impaired, such Indemnitee Related Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Purchaser to indemnify any Indemnitee Related Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Purchaser’s pro rata share thereof; and provided, further, this sentence shall not be deemed to require any Purchaser to indemnify any Indemnitee Related Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 13.08    Successor Agent.

(a)

The Agent may resign as Agent upon ten (10) days’ prior written notice thereof to the Purchasers and the Issuer. Upon any such notice of resignation, Requisite Purchasers shall have the right, upon five (5) Business Days’ notice to Issuer, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall promptly (i) transfer to such successor Agent all sums and items of Collateral held under the Note Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Note Documents, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created under the Note Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent’s resignation hereunder as Agent, the provisions of this Section 13.08 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

(b)

Notwithstanding anything herein to the contrary, Agent may assign its rights and duties as Agent hereunder to an Affiliate of HCRI SPV without the prior written consent of, or prior written notice to, Issuer or the Purchasers; provided that Issuer and the Purchasers may deem and treat such assigning Agent as Agent for all purposes hereof, unless and until such assigning Agent provides written notice to Issuer and the Purchasers of such assignment. Upon such assignment, such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Agent hereunder and under the other Note Documents.

Section 13.09    Collateral Documents and Guaranty.

(a)

Agent under Collateral Documents and Guaranty. Each Purchaser, by the acceptance of a Note, hereby further authorizes Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for such purpose and representative of Secured Parties with respect to the Note Documents. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to (i) execute any and all documents with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the other Note Documents, (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Purchasers in their capacity as such, at the direction of the Requisite Purchasers, which negotiation, enforcement or settlement will be binding upon each Purchaser and (iii) enter into any intercreditor agreement or other subordination arrangement, and each Purchaser agrees to be bound by the terms of such intercreditor agreement or other subordination arrangement. Subject to Section 12.05, without further written consent or authorization from any other Secured Party, Agent may, at the sole expense of the Note Parties, execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral (A) that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Purchasers (or such other Purchasers as may be required to give such consent under Section 12.05) have otherwise consented or (B) upon payment in full of all Obligations, (ii) release any Guarantor from the Guaranty in accordance with the terms of the Note Documents. Upon request by Agent, the Requisite Purchasers will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.09. Each Purchaser, by acceptance of a Note, irrevocably agrees to be bound by the provisions of this Agreement and the other Note Documents.

(b)

Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Note Documents to the contrary notwithstanding, each Note Party, Agent and each Purchaser holding any Notes from time to time hereby agree that (i) no Purchaser shall have any right individually to realize upon all or any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Note Documents may be exercised solely by Agent, as applicable, on behalf of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Note Documents may be exercised solely by Agent (acting directly or through Agent or designee) for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to section 363(k) or section 1129(b)(2)(a)(ii) of the U.S. Bankruptcy Code or otherwise of the Bankruptcy Code), the Agent (or any Purchaser, except with respect to a “credit bid” pursuant to section 363(k) or section 1129(b)(2)(a)(ii) of the U.S. Bankruptcy Code or otherwise of the Bankruptcy Code) (or its respective nominees or designees) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Agent, as agent for and representative of Secured Parties (but not any Purchaser or Purchasers in its or their respective individual capacities unless Requisite Purchasers shall otherwise agree in writing) shall be entitled, upon instructions from the Requisite Purchasers, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale or other disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale or other disposition.

(c)

No Duty with Respect to Collateral. Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by any Note Party in connection therewith, nor shall Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of the Collateral.

Section 13.10    Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Note Party, Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Issuer) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and Agent and their respective agents and counsel and all other amounts due the Purchasers and Agent under this Agreement) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Purchasers, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under this Agreement.

Section 13.11    All Powers Coupled with Interest.

All powers of attorney and other authorizations granted to the Purchasers, Agent and any Persons designated by Agent or any Purchaser pursuant to any provisions of this Agreement or any of the other Note Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied (other than contingent indemnification obligations not then due).

ARTICLE XIV.
GUARANTY

Section 14.01    Guaranty of Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 14.02    Payment by Guarantors.

Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at Law or in equity against any Guarantor by virtue hereof, that solely upon the occurrence of both (a) the failure of Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. § 362(a)), and (b) a Recourse Event having occurred and be continuing, Guarantors will upon demand pay, or cause to be paid, in cash, to the Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Issuer’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Issuer for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 14.03    Liability of Guarantors Absolute.

Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)	this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)

Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between Issuer and any Beneficiary with respect to whether such Event of Default has occurred and is continuing;

(c)

the obligations of each Guarantor hereunder are independent of the obligations of Issuer and the obligations of any other guarantor (including any other Guarantor) of the obligations of Issuer, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Issuer or any of such other guarantors and whether or not Issuer is joined in any such action or actions;

(d)

payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; provided that, without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)

any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case, as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Issuer or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Note Documents or Applicable Law;

(f)

this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of Law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case, whether or not in accordance with the terms hereof or such Note Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Note Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Issuer or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims that Issuer may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations; and

i-t is expressly agreed that the Israeli Guarantee Law shall not apply to this Agreement or to any Note Document and that should the Israeli Guarantee Law for any reason be deemed to apply to this Agreement or to any Note Document, or to it in connection thereof, each Guarantor hereby irrevocably and unconditionally waives all rights and defenses that may have been available to it under the Israeli Guarantee Law (including, without limitation, pursuant to Sections 1 to (and including) 3, 4(b) to (and including) 6, 7(b) to (and including) 13, and 15 to (and including) 17 of the Israeli Guarantee Law), provided that the foregoing shall not in any way affect or constitute a waiver of any rights or defenses available to such Guarantor under the terms of this Agreement or the laws of the State of New York after giving effect to the other provisions of this Article XIV.

Section 14.04    Waivers by Guarantors.

Each Guarantor hereby waives, to the fullest extent permitted by Applicable Law, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Issuer, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Issuer, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account (including, without limitation, the Collection Account) or credit on the books of any Beneficiary in favor of Issuer or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Issuer or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Issuer or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith or gross negligence; (e)(i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Issuer or issuances of Notes and notices of any of the matters referred to in Section 14.03 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 14.05    Guarantors’ Rights of Subrogation, Contribution, etc.

Until the Guaranteed Obligations shall have been paid in full, each Guarantor hereby waives, to the fullest extent permitted by Applicable Law, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Issuer or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common Law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Issuer with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Issuer, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Issuer, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally paid in full, such amount shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 14.06    Subordination of Other Obligations.

Any Indebtedness of Issuer or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of Beneficiaries and shall forthwith be paid over to Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. Notwithstanding anything in this Agreement, unless an Event of Default shall then exist, such Obligee Guarantor may receive payments on such Indebtedness.

Section 14.07    Continuing Guaranty.

This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 14.08    Authority of Guarantors or Issuer.

It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Issuer or the officers, directors or Agent acting or purporting to act on behalf of any of them.

Section 14.09    Financial Condition of Issuer.

The Issuer may sell additional Notes and the Indebtedness and other Obligations under the Notes and other Note Documents may be continued from time to time, in each case, without notice to or authorization from any Guarantor regardless of the financial or other condition of Issuer at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Issuer. Each Guarantor has adequate means to obtain information from Issuer on a continuing basis concerning the financial condition of Issuer and its ability to perform its obligations under the Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Issuer and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives, to the fullest extent permitted by Applicable Law, and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Issuer now known or hereafter known by any Beneficiary.

Section 14.10    Bankruptcy, etc.

(a)

So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Agent acting pursuant to the instructions of Requisite Purchasers, commence or join with any other Person in commencing any bankruptcy, examinership, reorganization or insolvency case or proceeding of or against Issuer or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, examinership, insolvency, receivership, reorganization, liquidation or arrangement of Issuer or any other Guarantor or by any defense which Issuer or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)

Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of Law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of Law or order which may relieve Issuer of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, examiner, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)

In the event that all or any portion of the Guaranteed Obligations are paid by Issuer, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 14.11    Keepwell.

Each Qualified ECP Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Note Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14.11, or otherwise under this Agreement, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 14.11 shall remain in full force and effect until all of the Guaranteed Obligations (other than contingent indemnity Obligations for which no claim has been asserted) shall have been paid in full and the Note Documents have been terminated. Each Qualified ECP Guarantor intends that this Section 14.11 constitute, and this Section 14.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Note Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 14.12    Limitation.

Notwithstanding anything to the contrary set forth herein or in any other Note Document, no Guarantor shall have any obligations under this Article XIV or with respect to the Guaranty of such Guarantor, and none of the Agent, the Purchasers or any other Secured Party shall have the right to enforce any obligations (including the Guaranteed Obligations) of, or any remedy against, any Guarantor hereunder or under any other Note Document, unless, in any such case, a Recourse Event shall have occurred and is then continuing.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

OPKO HEALTH, INC.,
as Issuer

By:         /s/ Steven D. Rubin
         Name:  Steven D. Rubin
         Title:    Exec. VP

EIRGEN PHARMA LIMITED,
as a Guarantor

By:         /s/ Damien Burke
         Name:  Damien Burke
         Title:    Chief Executive Officer

OPKO BIOLOGICS LTD.,
as a Guarantor

By:         /s/ Laura Moschcovich
         Name:  Laura Moschcovich
         Title:    General Manager

By:         /s/ Sagit Pinto-Finkel
         Name:  Sagit Pinto-Finkel
         Title:    VP Finance

HCR INJECTION SPV, LLC,
as Agent

By:         /s/ Clarke B. Futch
         Name:  Clarke B. Futch
         Title:    Authorized Person

HCRX INVESTMENTS HOLDCO, L.P.,
as Purchaser

By: HCRX Master GP, LLC its

General Partner

By:         /s/ Clarke B. Futch
         Name:  Clarke B. Futch
         Title:    Chairman & Chief Executive Officer

HCR STAFFORD FUND II, L.P.,

as Purchaser

By: HCR Stafford Fund II GP, LLC,

its General Partner

By:         /s/ Clarke B. Futch
         Name:  Clarke B. Futch
         Title:    Managing Member

HCR POTOMAC FUND II, L.P.,

Purchaser

By: HCR Potomac Fund II GP, LLC,

its General Partner

By:         /s/ Clarke B. Futch
         Name:  Clarke B. Futch
         Title:    Managing Member